SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                    FORM 8-K
                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               December 1, 1998 (Date of earliest event reported)

                           CORNERSTONE PROPERTIES INC.
             (Exact name of registrant as specified in its charter)

                  NEVADA             0-10421           74-2170858
  (State or other jurisdiction of  (Commission        (IRS Employer
              incorporation)       File Number)    Identification No.)

                           Cornerstone Properties Inc.
                                    Tower 56
                              126 East 56th Street
                               New York, NY 10022
                    (Address of principal executive offices)

                                 (212) 605-7100
                         (Registrant's telephone number,
                              including area code)

ITEM 5. Other Events

          The press release issued by the Registrant, dated November 4, 1998, a copy of which is included with this Form 8-K as Exhibit 99.1, is incorporated herein by reference.

ITEM 7. Financial Statements And Exhibits

          (c) Exhibits

                Exhibit 99.1 - Press release, dated  November 4, 1998.

                Exhibit 99.2 - Second Amended and Restated Revolving  Credit and
                    Guaranty Agreement dated November 3, 1998 among Cornerstone Properties Inc. and Cornerstone Properties Limited
                    Partnership (the "Borrowers"), the subsidiaries of the Borrowers (the "Guarantors"), the Lenders, Bankers Trust Company, The Chase Manhattan Bank and Nationsbank, N.A.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        CORNERSTONE PROPERTIES INC.
                        (Registrant)

                        By: /s/ John S. Moody
                            -------------------------------------------
                            John S. Moody, President
                            and Chief Executive Officer

                        Date: December 1, 1998

                        By: /s/ Kevin P. Mahoney
                            -------------------------------------------
                            Kevin P. Mahoney, Senior Vice President and
                            Chief Financial Officer

                        Date: December 1, 1998

EXHIBIT 99.1

                                                                 Execution Copy

                CORNERSTONE PROPERTIES INC. CLOSES $550.0 MILLION
                           ACQUISITION LINE OF CREDIT

NEW YORK,  NEW YORK  (NOVEMBER 4, 1998) -- Cornerstone  Properties  Inc.  (NYSE:
CPP), a real estate investment trust, announced that a syndicate of banks lead by BT Alex. Brown, Chase Securities and NationsBank Montgomery Securities has closed a new, three-year $550 million Acquisition Line of Credit. The new Line of Credit was agreed to on the same terms as the Company's previous $350 million Line of Credit with the floating interest rate spread maintained at 110 to 140 basis points over LIBOR. Cornerstone will initially draw on the new facility to fund part of the $1.8 billion merger with William Wilson & Associates.

John S. Moody, Chairman and Chief Executive Officer of Cornerstone Properties, said, "We are extremely pleased with the response of the bank market to Cornerstone's request for financing. In fact, our facility was oversubscribed. This transaction gave us the opportunity to develop relationships with a number of additional banks, including several that had previously had relationships with William Wilson & Associates. We are particularly pleased to have secured the $200 million increase on the same terms as the previous facility. This underlines Cornerstone's ability to access capital in even the most difficult market conditions due to our focus on Class A office properties and the extremely high quality of our asset base."

Cornerstone Properties Inc. is a self-administered equity real estate investment trust (REIT) investing in Class A office properties in prime locations in major metropolitan areas and central business districts. The Company, through its subsidiaries, currently owns 21 Class A office properties throughout the United States totaling approximately 11.5 million square feet. Headquartered in New York City, Cornerstone's stock is traded on the New York Stock Exchange under the ticker symbol CPP.


This press release contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, that could cause the actual results, performance or achievements of Cornerstone to differ materially from those reflected in such forward-looking statements. Information contained in this press release regarding current and future market conditions is based on Cornerstone's assessment of real estate markets as of this date and is subject to the uncertainties inherent in such an assessment. In particular, but not exclusively, national and regional economic conditions, the rate of new construction, and demand and supply in a given market will affect leasing activity, projected rents and the cost of lease renewals.

                                                                           # # #

FOR MORE INFORMATION ON CORNERSTONE PROPERTIES VISIT CORNERSTONE PROPERTIES' WEB SITE AT HTTP://WWW.CSTONEPROP.COM

EXHIBIT 99.2



                           SECOND AMENDED AND RESTATED
                     REVOLVING CREDIT AND GUARANTY AGREEMENT

                                      among

                          CORNERSTONE PROPERTIES INC.,
                              a Nevada corporation

                                       and

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP,
                         a Delaware limited partnership,

                                  as Borrowers,

                        THE SUBSIDIARIES OF THE BORROWERS
                                SIGNATORY HERETO,

                                 as Guarantors,

                          THE LENDERS SIGNATORY HERETO,

                                   as Lenders,

                             BANKERS TRUST COMPANY,

                    as Administrative Agent for the Lenders,

                            THE CHASE MANHATTAN BANK

                      as Syndication Agent for the Lenders,

                                       and

                                NATIONSBANK, N.A.

                     as Documentation Agent for the Lenders

                          ----------------------------

                          dated as of November 3, 1998

                          ----------------------------












                                TABLE OF CONTENTS

                                                                            Page

@@

ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS...................................1

    SECTION 1.1.  Defined Terms................................................1
    SECTION 1.2.  Other Definitional Provisions...............................35
    SECTION 1.3.  Accounting Terms and Determinations.........................35

ARTICLE II AMOUNT AND TERMS OF LOANS..........................................36

    SECTION 2.1.  Commitments and Loans.......................................36
    SECTION 2.2.  Notes.......................................................36
    SECTION 2.3.  Interest....................................................37
    SECTION 2.4.  Borrowing and Conversion Procedures.........................38
    SECTION 2.5.  Special Provisions Governing Eurodollar Rate Loans..........42
    SECTION 2.6   Letters of Credit...........................................43
    SECTION 2.7.  Prepayments; Reduction of Aggregate Commitment..............46
    SECTION 2.8.  Interest on Delinquent Payments.............................47
    SECTION 2.9.  Additional Costs............................................48
    SECTION 2.10. Use of Proceeds.............................................51
    SECTION 2.11. Payment on Non-Business Days................................52
    SECTION 2.12. Funding Losses..............................................52
    SECTION 2.13. Change in Legality..........................................53
    SECTION 2.14. Increase in Aggregate Commitment............................54

ARTICLE III FEES AND PAYMENTS.................................................55

    SECTION 3.1.  Fees........................................................55
    SECTION 3.2.  Payments....................................................55
    SECTION 3.3.  Taxes.......................................................55

ARTICLE IV GUARANTY...........................................................59

    SECTION 4.1.  Guaranty of Payment.........................................59
    SECTION 4.2.  Obligations Unconditional...................................59
    SECTION 4.3.  Modifications...............................................60
    SECTION 4.4.  Waiver of Rights............................................60
    SECTION 4.5.  Reinstatement...............................................61
    SECTION 4.6.  Remedies....................................................61
    SECTION 4.7.  Limitation of Guaranty......................................61
    SECTION 4.8.  Release of Guaranty.........................................61
    SECTION 4.9.  Borrowers...................................................62

ARTICLE V REPRESENTATIONS AND WARRANTIES......................................63

    SECTION 5.1.  Organization and Good Standing..............................63
    SECTION 5.2.  Due Authorization...........................................63
    SECTION 5.3.  No Conflicts................................................63
    SECTION 5.4.  Consents....................................................63
    SECTION 5.5.  Enforceable Obligations.....................................64
    SECTION 5.6.  No Default..................................................64
    SECTION 5.7.  Ownership...................................................64
    SECTION 5.8.  Indebtedness................................................64
    SECTION 5.9.  Litigation..................................................64
    SECTION 5.10. Taxes.......................................................64

                                       (i)

    SECTION 5.11.  Compliance with Law........................................65
    SECTION 5.12.  Subsidiaries...............................................65
    SECTION 5.13.  Use of Proceeds; Margin Stock..............................65
    SECTION 5.14.  Government Regulation......................................65
    SECTION 5.15.  Intellectual Property......................................65
    SECTION 5.16.  Solvency...................................................66
    SECTION 5.17.  Disclosure.................................................66
    SECTION 5.18.  Licenses, etc..............................................66
    SECTION 5.19.  No Burdensome Restrictions.................................66
    SECTION 5.20.  ERISA......................................................66
    SECTION 5.21.  Hazardous Materials; Asbestos..............................67
    SECTION 5.22.  Mortgages..................................................68
    SECTION 5.23.  Federal Tax Matters........................................69
    SECTION 5.24.  Year 2000..................................................69
    SECTION 5.25.  Financial Statements.......................................69

ARTICLE VI CONDITIONS PRECEDENT...............................................70

    SECTION 6.1.   Conditions to Making of Loans..............................70

ARTICLE VII AFFIRMATIVE COVENANTS.............................................75

    SECTION 7.1.   Financial Statements and Other Information.................75
    SECTION 7.2.   Notice of Certain Events...................................78
    SECTION 7.3.   Maintain Existence.........................................80
    SECTION 7.4.   Qualified Income Covenant; Cornerstone Common Stock........80
    SECTION 7.5.   Taxes and Claims...........................................80
    SECTION 7.6.   Insurance..................................................81
    SECTION 7.7.   Books and Records; Fiscal Year.............................81
    SECTION 7.8.   Maintain Properties and Rights.............................81
    SECTION 7.9.   Inspection by Administrative Agent and Lenders; Appraisals.82
    SECTION 7.10.  Pay Indebtedness and Perform Obligations...................82
    SECTION 7.11.  Compliance With Laws.......................................83
    SECTION 7.12.  Environmental Compliance...................................83
    SECTION 7.13.  Further Assurances.........................................86
    SECTION 7.14.  Impositions and Discharge of Liens.........................86
    SECTION 7.15.  Leases and Rents...........................................88
    SECTION 7.16.  Excess Cash Flow...........................................89
    SECTION 7.17.  Acquisition of Properties..................................89
    SECTION 7.18.  Additional Guarantors......................................89
    SECTION 7.19.  Title/Status of Mortgage Loans.............................90
    SECTION 7.20.  Year 2000..................................................91

ARTICLE VIII NEGATIVE COVENANTS...............................................92

    SECTION 8.1.   Liens......................................................92
    SECTION 8.2.   Limitation on Investments..................................93
    SECTION 8.3.   Restricted Payments; Dividend Payout.......................93
    SECTION 8.4.   Working Capital.............................. .............93
    SECTION 8.5.   Equity Value...............................................93
    SECTION 8.6.   Leverage Ratio.............................................93
    SECTION 8.7.   Interest Coverage Ratio....................................93
    SECTION 8.8.   Fixed Charge Coverage Ratio................................94
    SECTION 8.9.   Unencumbered Properties Asset Value........................94
    SECTION 8.10.  Additional Financial Covenants.............................94
    SECTION 8.11.  Indebtedness...............................................95

                                      (ii)

    SECTION 8.12.  Asset Sales and Transfers..................................95
    SECTION 8.13.  Certain Capital Transactions and Fundamental Changes.......96
    SECTION 8.14.  Certain Amendments.........................................97
    SECTION 8.15.  Transactions with Affiliates...............................97
    SECTION 8.16.  Management Agreements......................................97
    SECTION 8.17.  Inconsistent Agreements....................................97
    SECTION 8.18.  Maintenance of Corporate Existence.........................97
    SECTION 8.19.  Property Mix..................................... .........98
    SECTION 8.20.  REIT Dividend Covenant.....................................98

ARTICLE IX DEFAULTS AND REMEDIES..............................................99

    SECTION 9.1.   Events of Default..........................................99
    SECTION 9.2.   Suits for Enforcement.....................................104
    SECTION 9.3.   Rights and Remedies Cumulative............................104
    SECTION 9.4.   Rights and Remedies Not Waived............................104
    SECTION 9.5.   Waiver of Stay............................................104
    SECTION 9.6.   Additional Advances and Disbursements.....................105

ARTICLE X MISCELLANEOUS......................................................106

    SECTION 10.1.  Administration and Collection Costs.......................106
    SECTION 10.2.  Modification and Waiver...................................106
    SECTION 10.3.  GOVERNING LAW.............................................108
    SECTION 10.4.  Notices...................................................109
    SECTION 10.5.  Accounting Terms..........................................110
    SECTION 10.6.  Indemnity.................................................111
    SECTION 10.7.  WAIVER OF JURY TRIAL AND SETOFF...........................111
    SECTION 10.8.  Captions..................................................111
    SECTION 10.9.  Lien; Setoff by Lenders...................................112
    SECTION 10.10. Jurisdiction; Service of Process..........................112
    SECTION 10.11. Benefit of Agreement......................................113
    SECTION 10.12. Counterparts..............................................113
    SECTION 10.13. Interest..................................................113
    SECTION 10.14. Attorneys' Fees...........................................114
    SECTION 10.15. Severability..............................................114
    SECTION 10.16. Confidentiality...........................................114
    SECTION 10.17. Loss, Theft, Etc. of Notes................................116
    SECTION 10.18. Replacement of Lender.....................................116
    SECTION 10.19. Entire Agreement..........................................116
    SECTION 10.20. Consent to Amendment and Restatement......................116

ARTICLE XI AGENCY............................................................117

    SECTION 11.1.  Appointment and Actions...................................117
    SECTION 11.2.  Independent Credit Decisions..............................119
    SECTION 11.3.  Indemnification of Agents.................................120
    SECTION 11.4.  Resignation and Succession................................121

ARTICLE XII SALES AND TRANSFERS..............................................123

    SECTION 12.1.  Sales and Transfers.......................................123

                                     (iii)




                  EXHIBITS, SCHEDULES AND DISCLOSURE SCHEDULES

@@
        EXHIBIT                                             DESCRIPTION

================================================================================
@@
A                 Lenders and Commitment Amounts
B                 Form of Note
C                 Form of Loan Request
D                 Form of Continuation Request
E                 Form of Assignment and Acceptance
F                 Form of Rent Roll
G                 Form of Letter of Credit Request
H                 Form of Compliance Certificate
I                 Form of Pledge Agreement

SCHEDULES                  DESCRIPTION

1.1(a)            Lists of Authorized Officers
1.1(b)            Existing Properties
1.1(c)            Existing Ground Leases
1.1(d)            Execution Date Unencumbered Properties

DISCLOSURE
SCHEDULES                  DESCRIPTION

5.7               Preexisting Liens
5.8               Preexisting Indebtedness
5.12              Subsidiaries
5.20              Certain ERISA matters
5.21              Certain environmental matters
7.18(a)           Certain non-guarantor Subsidiaries
7.18(b)           WWA Collateral Properties





     This SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of November 3, 1998, is by and among: (i) CORNERSTONE PROPERTIES INC., a corporation duly organized and validly existing under the laws of Nevada ("Cornerstone"); (ii) CORNERSTONE PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Cornerstone LP"; together with Cornerstone, the "Borrowers," and each a "Borrower"); (iii) each of the direct and indirect Subsidiaries of the Borrowers that is a signatory hereto identified under the caption "GUARANTORS" on the signature pages hereto; (iv) each of the financial institutions that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to SECTION 12.1 hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); (v) BANKERS TRUST COMPANY, as Administrative Agent for the Lenders hereunder (in such capacity, the "Administrative Agent"); (vi) THE CHASE MANHATTAN BANK, as Syndication Agent for the Lenders hereunder (in such capacity, the "Syndication Agent"); and (vii) NATIONSBANK, N.A., as Documentation Agent for the Lenders hereunder (the "Documentation Agent," and together with the Administrative Agent and the Syndication Agent, the "Agents").

     WHEREAS, pursuant to that certain Amended and Restated Revolving Credit and Guaranty Agreement, dated as of January 20, 1998, among Cornerstone, Cornerstone LP, the guarantors signatory thereto (the "Existing Guarantors"), the lenders signatory thereto (the "Existing Lenders"), Bankers Trust Company, as Administrative Agent, and The Chase Manhattan Bank, as Syndication Agent (the "Existing Credit Agreement"), the Existing Lenders have agreed to make revolving loans to Cornerstone and Cornerstone LP in an aggregate principal amount not to exceed $350,000,000; and

     WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement to, inter alia, increase the amount of the facility, and substitute the Lenders for the Existing Lenders as Lenders under this Agreement;

     NOW, THEREFORE, the parties hereto hereby agree that, the Existing Credit Agreement shall be and hereby is amended in its entirety as follows:

                                    ARTICLE I
                       DEFINITIONS AND ACCOUNTING MATTERS

                  SECTION 1.1.  Defined Terms.

     As used in this Agreement, the terms defined in the declaration and recitals hereto shall have the respective meanings ascribed thereto in said declaration and recitals, and the following terms shall have the following respective meanings:

     "ABR Loan" shall mean a Loan which shall bear interest at the Alternate Base Rate.

     "Adjusted EBITDA" shall mean, for the Loan Parties and their Subsidiaries for any period, (i) EBITDA plus/minus (ii) the Operating Income Adjustment.

     "Adjusted Eurodollar Rate" shall mean, as of any Interest Rate Determination Date with respect to a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the London Interbank Offered Rate by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage.

     "Affiliate" shall mean any Person that, directly or indirectly, controls or is controlled by or is under common control with any other Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise. Notwithstanding the foregoing, (i) no individual shall be an Affiliate of a Loan Party solely by reason of his or her being a director, officer or employee of the Loan Parties or any of their Subsidiaries and (ii) none of the Subsidiaries of either Borrower shall be Affiliates of any Loan Party.

     "Aggregate Commitment" shall mean (i) $530,000,000 plus (ii) the aggregate amount of all Increased Commitments effected pursuant to SECTION 2.14 hereof minus (iii) the aggregate amount of all optional reductions by the Loan Parties under SECTION 2.7(C) in permanent reduction of the Aggregate Commitment.

     "Agreement" shall mean this Second Amended and Restated Revolving Credit and Guaranty Agreement, as the same may be amended and supplemented from time to time.

     "Alternate Base Rate" shall mean, as of any date of determination, the greater of (i) the annual rate of interest announced by Bankers Trust Company from time to time as its "prime rate" in effect at its principal office in New York, New York at 5:00 p.m., New York City time (the "Prime Rate"), for such date, and (ii) the Federal Funds Rate plus 50 basis points. Such rate of interest shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed and shall change when and as the Prime Rate is changed, and any such change in the Alternate Base Rate shall become effective at the opening of business on the day on which such change is adopted.

     "Applicable Lending Office" shall mean, for each Lender, the office of such Lender (or of an Affiliate of such Lender) to which notices are to be sent unless a different "Lending Office" is designated on EXHIBIT A hereto or such other office of such Lender (or of an Affiliate of such Lender) as such Lender from time to time by written notice may specify to the Administrative Agent and the Loan Parties as the office by which its Loans are to be made and maintained.

     "Applicable Margin" shall mean:

     (i) for any date of calculation during any period during which neither Borrower has received a Minimum Long Term Debt Rating or during which all such ratings have been withdrawn by the applicable rating agency, the number of basis points ("bps") per annum opposite the Leverage Ratio (calculated as of the end of the immediately preceding fiscal quarter) set forth in the grid below under the caption "Applicable Eurodollar Margin" or "Applicable Unused Line Fee Margin," as the case may be:

                                 Applicable                Applicable
         Leverage Ratio       Eurodollar Margin      Unused Line Fee Margin
         --------------       -----------------      ----------------------
              <.3                 110 bps                   15 bps

          >.3 but <.45            125 bps                   15 bps

              >.45                140 bps                   20 bps;

         and

     (ii) for any date of calculation during any period after which either Borrower has received a Minimum Long Term Debt Rating and during which such Borrower maintains such Minimum Long Term Debt Rating, the number of basis points ("bps") per annum opposite such Borrower's Minimum Long Term Debt Rating set forth in the grid below under the caption "Applicable Eurodollar Margin" or "Applicable Unused Line Fee Margin," as the case may be; provided, however, if either Borrower has received a Minimum Long Term Debt Rating from both S&P and Moody's and has been split-rated, the number of basis points per annum opposite the higher of the two ratings will be used, unless the discrepancy is more than one level, in which case the number of basis points per annum opposite the rating corresponding to the average of the two ratings will be used; provided, further, that if a Minimum Long Term Debt Rating shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency:

         Minimum Long Term         Applicable                 Applicable
         Debt Rating            Eurodollar Margin       Unused Line Fee Margin
         -----------            -----------------       ----------------------

          > A-/A3                     75 bps                    12.5 bps

          > BBB+/Baa1                 90 bps                    12.5 bps
          but < A-/A3

          > BBB/Baa2                 100 bps                    15.0 bps
          but < BBB+/Baa1

          > BBB-/Baa3                110 bps                    15.0 bps
          but < BBB/Baa2

     "Appraisal" shall mean a written appraisal of property requested by the Administrative Agent pursuant to Section 7.9(B) (i) in form, content and methodology satisfactory to the Administrative Agent and in compliance with all applicable legal and regulatory requirements, and (ii) prepared by an independent appraiser selected by the Administrative Agent who meets all regulatory requirements applicable to the Administrative Agent and the Lenders and, in the case of an Appraisal of a Property, has at least 10 years experience with real estate of the same type and in the same geographic area as the Property to be appraised.

     "Assignee" or "Assignees" shall have the meaning set forth in SECTION 12.1 hereof.

     "Assignment" or  "Assignments"  shall have the meaning set forth in SECTION
12.1 hereof.

     "Authorized Officers" shall mean, with respect to any Loan Party, one or more of the individuals named on SCHEDULE 1.1(A) hereto under the name of such Loan Party and any other individual hereafter designated as such from time to time by such Loan Party in a writing delivered to the Administrative Agent. Each Authorized Officer is deemed to be a Person who is charged with the administration of the transactions contemplated by this Agreement and the other Facility Documents and to be authorized to act on behalf of the applicable Loan Party hereunder and under the other Facility Documents.

     "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

     "Board" shall mean the Board of Governors of the Federal Reserve System, or any Person that hereafter shall succeed to its duties with respect to the regulation of margin credits or the establishment of reserve requirements for commercial banks.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required to close.

     "Capital Expenditures" shall mean, for any Person for any period, the aggregate (without duplication) of all expenditures (whether payable in cash or other property or accrued as a liability (but without duplication) during such period that, in conformity with GAAP, are required to be included in or reflected by such Person's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; PROVIDED, HOWEVER, that in the case of the Borrowers and their Subsidiaries, Capital Expenditures shall include the sum of all expenditures by the Borrowers and their Subsidiaries (including the Ratable Share of the expenditures of such Persons' Unconsolidated Affiliates) for tenant improvements, leasing commissions, and Property level capital expenditures (e.g. roof replacement, parking lot repairs, etc., but not capital expenditures in connection with expansions or revenue enhancement capital expenditures).

     "Capital Expenditure Deduction" shall mean, as of any date of determination, the greater of (i) an amount per annum equal to $1.25 multiplied by the number of rentable square feet of the Properties; and (ii) the sum of (a) an amount equal to $0.05 multiplied by the number of rentable square feet of the Properties, and (b) the product of (x) the average expenditure by any Loan Party or any of its Subsidiaries or Unconsolidated Affiliates (and expressly not to include expenditures paid by tenants) per rentable square foot for space leased at the Properties over the immediately preceding four fiscal years of Cornerstone for tenant improvements and leasing commissions and (y) the aggregate number of rentable square feet of the Properties vacant or scheduled to become vacant over the next succeeding four fiscal quarters of the Borrowers as a result of expiration or termination of leases.

     "Capital Interest" shall mean, with respect to (i) any corporation, common stock, preferred stock, and any and all shares or other equivalents (however designated) of any other corporate stock, of such corporation, (ii) any limited liability company, membership or ownership interests in such company, and (iii) any partnership, partnership interests (whether general, special or limited) in such partnership.

     "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "CERCLA" shall have the meaning ascribed to such term in the definition of "Hazardous Materials".

     "Code" shall mean the Internal Revenue Code of 1986, and all rules and regulations promulgated pursuant thereto, as the same may be amended or supplemented from time to time.

     "Combined Adjusted NOI" shall mean, with respect to the applicable time period, as to any Properties, a dollar amount equal to the sum of (i) the aggregate NOI for such Properties plus/minus (ii) the aggregate Operating Income Adjustment for such Properties.

     "Commitment" shall mean, with respect to any Lender, the amount designated for such Lender on EXHIBIT A hereto.

     "Consolidated Fixed Charges" shall mean, as at any date of determination for any period, the sum of (x) each of the following, without duplication, for the Loan Parties and their Subsidiaries, on a consolidated basis, plus (y) the Loan Parties' and their Subsidiaries' Ratable Share of each of the following, without duplication, of such Persons' Unconsolidated Affiliates: (i) Interest Expense for such period, (ii) scheduled principal amortization (excluding balloon principal payments due at maturity) arising during such period on Indebtedness, and (iii) all dividends authorized or paid during such period on any issue of Cornerstone Preferred Stock (annualized in the case of the 7% cumulative convertible preferred stock of Cornerstone, no par value, issued and outstanding on the Initial Funding Date and any other Cornerstone Preferred Stock providing for the payment of dividends less frequently than quarterly).

     "Consolidated Total Liabilities" shall mean, as at any date of determination, the sum of (x) each of the following, without duplication, for the Loan Parties and their Subsidiaries, on a consolidated basis, plus (y) the Loan Parties' and their Subsidiaries' Ratable Share of each of the following, without duplication, of such Persons' Unconsolidated Affiliates: (i) all indebtedness for borrowed money, (ii) any obligation owed for all or any part of the deferred purchase price of assets or services which would be shown to be a liability (or on the liability side of the balance sheet) in accordance with GAAP, (iii) all Contingent Obligations, (iv) the maximum amount of all letters of credit issued or acceptance facilities established for the account or upon the application of the Loan Parties or any of their Subsidiaries, and, without duplication, all drafts drawn thereunder (other than letters of credit (A) supporting other indebtedness of the Loan Parties or any such Subsidiary or any Affiliate of a Borrower, or (B) offset by a like amount of cash or cash equivalents held in escrow to secure such letters of credit and draws thereunder), (v) all Capital Lease Obligations, (vi) all indebtedness (A) of another Person secured by any Lien on any property or asset owned or held by the Loan Parties or any of their Subsidiaries regardless of whether the indebtedness secured thereby shall have been assumed by the Loan Parties or such Subsidiary or is nonrecourse to the credit of the Loan Parties or such Subsidiary, and (B) of any consolidated Affiliate of a Borrower whether or not such indebtedness has been assumed by such Borrower, (vii) indebtedness created or arising under any conditional sale or title retention agreement with respect to any property acquired by the Loan Parties or any of their Subsidiaries, and (viii) withdrawal liability or insufficiency under ERISA or under any qualified plan or related trust; but including within the foregoing, trade payables and accrued expenses arising or incurred in the ordinary course of business.

     "Construction in Process" shall mean Properties as to which, as of any date of determination, the Borrowers, any of their Subsidiaries, or any of their Unconsolidated Affiliates are engaged in construction, renovation, or expansion (other than in the ordinary course of business).

     "Contingent Obligation" shall mean, for any Person, any material commitment, undertaking, guaranty or other material obligation constituting a contingent liability under GAAP, and shall include actual net obligations payable by such Person upon termination of interest rate swap agreements and currency agreements.

     "Continuation Request" shall mean a request for the continuation of Eurodollar Rate Loans for one or more Interest Periods, in substantially the form of EXHIBIT D hereto, executed by an Authorized Officer on behalf of the applicable Borrower.

     "Cornerstone Common Stock" shall mean the common stock of Cornerstone, par value $.01 per share.

     "Cornerstone Preferred Stock" shall mean, collectively, (i) the 7% cumulative convertible preferred stock of Cornerstone, no par value, and (ii) the shares of any other series or class of preferred stock issued by Cornerstone from and after the Initial Funding Date.

     "Cornerstone   Proxy   Statement"   shall  mean  the  Proxy   Statement  of
Cornerstone, dated September 23, 1997, in connection with the Notice of Special Meeting of Stockholders to Cornerstone, dated September 23, 1997.

     "Current   Assets"   shall  mean,   for  any  Person  as  at  any  date  of
determination, total assets of such Person which may be properly classified as current assets in conformity with GAAP.

     "Current Liabilities" shall mean, for any Person as at any date of determination, total liabilities of such Person which may be properly classified as current liabilities in conformity with GAAP.

     "Default" shall mean any of the events specified in SECTION 9.1 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Default Rate" shall mean (i) for each ABR Loan, an annual rate equal to the sum of (A) 4.0% plus (B) the Alternate Base Rate, and (ii) for each Eurodollar Rate Loan, (x) during the period to and including the last day of the Interest Period for such Loan, an annual rate equal to the sum of (A) 4.0% plus
(B) the Adjusted Eurodollar Rate plus (C) the Applicable Margin, and (y) commencing the first day after the end of such Interest Period for such Loan, an annual rate equal to the sum of (A) 4.0% plus (B) the Alternate Base Rate.

     "Designated Pledged Subsidiary" shall mean an Unconsolidated Affiliate of Cornerstone LP (i) which is designated by Cornerstone LP to the Administrative Agent on or before the Initial Funding Date as the "Designated Pledged Subsidiary," (ii) which owns no Properties, (iii) the principal business of which is to own and perform management, leasing, development, and other similar service contracts between itself and the Loan Parties and their Subsidiaries and between itself and affiliated and non-affiliated third parties, and (iv) which shall be the sole Unconsolidated Affiliate of the Borrowers whose principal business is to own and perform management, leasing, development, and other similar service contracts between itself and the Loan Parties and their Subsidiaries and between itself and affiliated and non-affiliated third parties.

     "DIHC" shall mean Dutch Institutional Holding Company, Inc., a Delaware corporation.

     "DIHC Purchase Money Notes" shall mean the promissory notes issued under that certain Note and Collateral Agency Agreement, dated as of November 1, 1997, among Cornerstone, certain of its Subsidiaries party thereto, the lenders party thereto, and PGGM, as Administrative Agent, as the same may be amended or modified from time to time.

     "Dividends" shall have the meaning ascribed to such term in the definition of "Restricted Payments" herein.

     "Dollars" and "$" shall mean lawful currency of the United States of America.

     "EBITDA" shall mean, for any Person for any period, the sum of the amounts for such Person (including the Ratable Share of the following items of such Person's Unconsolidated Affiliates) for such period of (i) Net Income, (ii)
Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) any extraordinary losses, and (vii) minority interests in Subsidiaries, less (viii) any extraordinary gains, all of the foregoing as determined on a consolidated basis for the Borrower and its Subsidiaries in conformity with GAAP; PROVIDED, HOWEVER, EBITDA attributable to management, leasing, development, and other similar service contracts between the Designated Pledged Subsidiary and the Loan Parties and affiliated and non-affiliated third parties shall be limited for any period to the lesser of (X) $10,000,000 and (Y) the actual EBITDA attributable to management, leasing, development, and other similar service contracts between the Designated Pledged Subsidiary and the Loan Parties and affiliated and non-affiliated third parties.

     "Eligible Assignee" shall mean (i)(a) a commercial bank organized or licensed to conduct a banking business under the laws of the United States of America or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States of America or any state thereof;
(c) a commercial bank organized under the laws of any other country or any political subdivision thereof, PROVIDED, HOWEVER, that (x) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development (the "OECD") or a political subdivision of such a country, and (y) such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; and (d) any other entity (other than an individual, a bank or a savings and loan association) which is an "accredited investor" as defined in clause (1), (2), (3), or (7) of Section 230.501 of Regulation D under the Securities Act and which extends credit or buys loans as one of its principal businesses including, but not limited to, insurance companies, investment banks, mutual funds, and lease financing companies, in each case (under clauses (a) through (d) above) that is acceptable to the Administrative Agent (which acceptance shall not be unreasonably withheld, conditioned or delayed); and (ii) any Lender and any Affiliate of a Lender; PROVIDED, FURTHER, that each Eligible Assignee under clauses (i)(a) through
(i)(c) above (x) shall have Tier 1 capital (as defined in the regulations of its primary Federal banking regulator) of not less than $100,000,000, and (y) shall have total assets in excess of $5,000,000,000; PROVIDED, FURTHER, notwithstanding anything to the contrary provided herein, neither any Loan Party nor any Affiliate of a Loan Party may be an Eligible Assignee.

     "Employee Benefit Plan" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by a Borrower or any of its ERISA Affiliates.

     "Equity Proceeds" shall mean the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith (including, without limitation, legal fees, brokerage commissions, and taxes payable as a result of or in connection with such transaction)) from the issuance of any equity securities of the Borrowers or any of their Subsidiaries, including (a) additional issuances of Cornerstone Common Stock, and (b) the issuance of any interests or units in Cornerstone LP.

     "Equity Value" shall mean, as of any date of determination, Total Property Asset Value minus Consolidated Total Liabilities.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations promulgated thereunder.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with a Borrower or Borrowers, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

     "ERISA  Event" shall mean (i) a  "reportable  event"  within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation), (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (iv) the withdrawal by a Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA, (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (vi) the imposition of liability on a Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (vii) the withdrawal by a Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by a Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (viii) the occurrence of an act or omission which could give rise to the imposition on a Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under
Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan, (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against a Borrower or any of its ERISA Affiliates in connection with any such Employee Benefit Plan, (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code, or (xi) the imposition of a Lien pursuant to Section
401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

     "Eurodollar Business Day" shall mean a Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Eurodollar Rate Loan" shall mean any Loan other than an ABR Loan.

     "Eurodollar Reserve Percentage" shall mean, for any Interest Period for which Eurodollar Rate Loans are outstanding, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D of the Board of Governors of the Federal Reserve System by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D of the Board of Governors of the Federal Reserve System). Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities, including deposits by reference to which the Adjusted Eurodollar Rate is to be determined as provided in the definition of "Adjusted Eurodollar Rate" in this
SECTION 1.1, or (ii) any category of extensions of credit or other assets, including Eurodollar Rate Loans.

     "Event of Default" shall mean any of the events or conditions specified as such in SECTION 9.1 hereof.

     "Excess Cash Flow" shall have the meaning  ascribed to such term in SECTION
7.16 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Execution Date" shall mean the date on which fully executed counterparts of this Agreement shall have been unconditionally delivered to and received by the Administrative Agent.

     "Existing Properties" shall mean, collectively, the real properties listed on SCHEDULE 1.1(B) hereto.

     "Facility" shall mean the undertaking and agreement of the Lenders to make Loans to the Borrowers in an amount not to exceed the Aggregate Commitment upon the terms and conditions set forth herein.

     "Facility Availability" shall mean, as of any date of determination, an amount equal to (i) the Aggregate Commitment, minus (ii) the aggregate outstanding principal amount of the Loans, minus (iii) Letter of Credit Obligations.

     "Facility Documents" shall mean and include the following: (i) this Agreement, (ii) the executed Notes, (iii) the Pledge Agreement, (iv) such additional documents, instruments, agreements and certificates as may be required by the terms of any other Facility Document, as the Administrative Agent may reasonably require or as any Lender may reasonably require, (v) all other documents, instruments and agreements hereafter entered into by any Loan Party or Loan Parties with the Administrative Agent or the Administrative Agent and the Lenders which, by its terms, states that it is a "Facility Document" for the purposes of this Agreement, and (vi) all amendments and supplements to, and all documents and instruments entered into in substitution for, any of the foregoing.

     "Federal Funds Rate" shall mean, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED, HOWEVER, that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent. The Federal Funds Rate shall be reset on a daily basis in accordance with the above procedures.

     "Fee Letter" shall mean the letter agreement, dated September 22, 1998, among the Borrowers, Bankers Trust Company, BT Alex. Brown Incorporated, Chase Securities Inc., The Chase Manhattan Bank, Nationsbanc Montgomery Securities LLC , and NationsBank, N.A.

     "Funding Date" shall mean the date of the funding of a Loan.

     "Funds Available for Distribution" shall mean, as to any period, an amount equal to the sum of (i) Funds From Operations for such period, minus (ii) historically recurring Capital Expenditures incurred by the Loan Parties and their Subsidiaries during such period, minus (iii) Restricted Payments to holders of Cornerstone Preferred Stock.

     "Funds From Operations" shall mean, as to any period, an amount equal to the sum of (i) Net Income for such period, excluding gains (or losses) from debt restructuring and sales of property, plus (ii) depreciation and amortization, plus (iii) payments of principal received by the Borrowers under that certain amended and restated promissory note, dated as of January 1, 1986, issued by Hines Colorado Limited, a Colorado limited partnership, as maker to Cornerstone, as payee, and after adjustments for Unconsolidated Affiliates, determined in each case on a consolidated basis in accordance with GAAP. Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.

     "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, but subject to the provisions of SECTION 1.2 hereof.

     "Governmental Authority" shall mean (i) any nation or government, (ii) any state or other political subdivision thereof, (iii) any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, (iv) any court or arbitrator having jurisdiction over any Loan Party or any of its Subsidiaries or Properties, and
(v) any corporation or other entity owned or controlled (through ownership of Capital Interests or otherwise) by any of the foregoing.

     "Ground Lease" shall mean a leasehold interest in land and the Improvements thereon. The Ground Leases of the Borrowers and their Subsidiaries as of the Execution Date are described in SCHEDULE 1.1(C) hereto.

     "Guaranteed Obligations" shall mean:

     (i) the payment, as and when due, or by stated maturity, acceleration, or otherwise, of the Notes and all other amounts due and payable under the other Facility Documents to the Agents and the Lenders at such times and in the manner provided for in the Facility Documents, including interest accruing from and after the date of the commencement of a bankruptcy case against a Borrower or a Guarantor, and

     (ii) the payment of all other obligations of the Borrowers under the Facility Documents that can be performed by the payment of monies, either to the Agents and the Lenders directly or by reimbursement of advances by them, including, without limitation, the payment of income and other taxes by the Borrowers.

     "Guarantors" shall mean, collectively, (i) the Guarantors as of the date hereof, and (ii) all Persons who become Guarantors subsequent to the date hereof pursuant to SECTION 7.18 hereof.

     "guaranty" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of operation of partnership law or the terms of partnership agreements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); PROVIDED, HOWEVER, that the term "guaranty" shall not include endorsements for collection or deposit in the ordinary course of business. The terms "guarantee" and "guaranteed" used as verbs shall have correlative meanings.

     "Guaranty" shall have the meaning ascribed to such term in SECTION 4.1 hereof.

     "Hazardous Materials" shall mean all materials or substances now or hereafter subject to any Legal Requirements, including, without limitation:

     (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss. 1251 et seq.,

     (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq.,

     (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.,

     (iv) any toxic pollutant listed under Section 307(a) of FWPCA,

     (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act,42 U.S.C.ss.7401 et seq

     (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.,

     (vii) "hazardous materials" within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq.,

     (viii) petroleum or petroleum by-products,

     (ix) asbestos and any materials containing asbestos,

     (x) any radioactive material or substance,

     (xi) all toxic wastes, hazardous wastes and hazardous substances as defined by, used in, controlled by, or subject to all implementing regulations adopted and publications promulgated pursuant to, the foregoing statutes, and

     (xii) any other hazardous or toxic substance or pollutant identified as such in or regulated under any other applicable federal, state or local Legal Requirements.

     "Imposition"  shall  have the  meaning  ascribed  to such  term in  SECTION
7.14(B).

     "Improvements" shall mean all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to any Land, including all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

     "Indebtedness" shall mean, for any Person, without duplication:

     (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person);

     (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services, which purchase price is (a) due more than six months from the date of incurrence or (b) evidenced by a note or similar instrument;

     (iii) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person;

     (iv) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person;

     (v) Capital Lease Obligations of such Person;

     (vi) indebtedness of others guaranteed by such Person (including, without limitation, indebtedness of a partnership for which such Person, if a general partner, would be liable as a matter of law or contract);

     (vii) any mandatory payment due with respect to Redeemable Stock prior to the Maturity Date, and

     (viii) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person.

     "Initial Funding Date" shall mean the date on which the conditions precedent to making of Loans set forth in SECTION 6.1 hereof shall have been satisfied, or waived in writing by the Administrative Agent with the consent of the Required Lenders.

     "Interest Expense" shall mean, for the Loan Parties and their Subsidiaries for any period, the aggregate amount (determined in accordance with GAAP on a consolidated basis) of interest (or, in the case of Capital Lease Obligations, the interest component of such obligations), including, but not limited to, interest on the obligations under this Agreement and the Notes and any Indebtedness the payment of which is secured by Liens on any property, deducted in determining Net Income for such period, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, capitalized interest and amounts payable or receivable under interest rate hedge agreements, and including the applicable Ratable Share of Interest Expense of each such Person's Unconsolidated Affiliates.

     "Interest Period" shall mean, with respect to a Eurodollar Rate Loan, a period commencing on and including the date of advance, continuation or conversion and ending one month, two months, three months, or, subject to the consent of all Lenders, six months or twelve months thereafter, as set forth in the applicable Loan Request or Continuation Request, during which such Loan bears interest at a particular rate based upon the Adjusted Eurodollar Rate. Notwithstanding the foregoing:

     (i) no Interest Period may end on a date subsequent to the Maturity Date;

     (ii) each Interest Period that commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month;

     (iii) each Interest Period that would otherwise end on a day that is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day (or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day);

     (iv) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period would otherwise be a shorter period, such Loan shall not be available hereunder for such period; and

     (v) no more than six Interest Periods may be outstanding at any one time.

     "Interest Rate Determination Date" shall mean each date for calculating the Adjusted Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Eurodollar Business Day prior to the first day of the related Interest Period for any Eurodollar Rate Loan.

     "Investment" in any Person shall mean any loan, advance, or extension of credit to or for the account of, any guaranty, endorsement (other than for collection in the ordinary course of business) or other direct or indirect contingent liability in connection with the obligations, Capital Interests or dividends or other distributions of, any ownership, purchase or acquisition of any Capital Interests, business, obligations or securities of, or any other interest in or capital contribution to, such Person.

     "Issuing Bank" shall have the meaning ascribed to such term in SECTION 2.6(A) hereof.

     "Land" shall mean, in the aggregate, all unimproved real property owned by the Loan Parties and their Subsidiaries, together with all of the tenements, hereditaments, easements, rights-of-way, rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, all reversions, remainders, dower and right of dower, curtesy and right of curtesy, and all of the estate, right, title, interest, claim and demand whatsoever of the Loan Parties and their Subsidiaries therein and in the streets, alleys, vaults and ways adjacent thereto, all rights to the use of common drive entries, all rights pursuant to any reciprocal easement agreement or trackage agreement, all strips and gores within or adjoining such property, the air space and right to use the air space above such property, all transferable development rights arising therefrom or transferred thereto, and the drainage, mineral, water, oil and gas rights with respect to such property, either at law or in equity, in possession or expectancy, now or hereafter acquired.

     "Leases" shall mean all leases, tenancies and other agreements for the use and/or occupancy of a Property or any part thereof.

     "Legal Requirements" shall mean all applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, injunctions, requirements of common law (as evidenced by judicial precedent) and binding governmental interpretations of the foregoing, whether now or hereafter enacted and in force, and all permits, licenses and authorizations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments (either of record or known to a Borrower), in force at any time, that are legally binding with respect to any Loan Party or any Subsidiary thereof or any Property or any part thereof.

     "Letter of Credit Obligations" shall mean, without duplication, (i) all reimbursement obligations of the Loan Parties in respect of Letters of Credit,
(ii) all amounts paid by the Administrative Agent to the Issuing Bank in respect of Letters of Credit and (iii) except to the extent deemed to be Loans pursuant to SECTION 2.6(G) hereof, all amounts paid by the Lenders to the Administrative Agent and/or the Issuing Bank in respect of Letters of Credit.

     "Letters of Credit" shall mean the letters of credit issued by the Issuing Bank for the account of the Loan Parties in an aggregate face amount not to exceed $10,000,000 outstanding at any one time, as they may be drawn on, advanced, replaced or modified from time to time.

     "Leverage Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) of Consolidated Total Liabilities to Total Property Asset Value.

     "Lien" shall mean any interest in property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest arising from a mortgage, mortgage deed, deed of trust, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's, carriers' and other similar encumbrances, affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property such Person has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to such property has been retained by or vested in some other Person for security purposes.

     "Loan" shall mean a loan made pursuant to SECTION 2.1 hereof.

     "Loan Party" or "Loan Parties" shall mean and include (i) each of the Borrowers, (ii) each of the Guarantors, and (iii) any other Person that guarantees, or provides security for the repayment of, the Loans or other amounts due under the Facility Documents.

     "Loan Request" shall mean a request for the funding of Loans on or after the Execution Date, in substantially the form of EXHIBIT C hereto, executed by an Authorized Officer on behalf of a Borrower.

     "Loans" shall mean, collectively, the loans from time to time outstanding and unpaid.

     "London Interbank Offered Rate" shall mean, as of any Interest Rate Determination Date, the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the offered quotations, if any, to first class banks in the London interbank market by each of the Reference Lenders for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of that Reference Lender for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate shall apply as of 10:00 A.M. (New York time) on such Interest Rate Determination Date; PROVIDED, HOWEVER, that if any Reference Lender fails to provide the Administrative Agent with its afore-mentioned quotation then the London Interbank Offered Rate shall be determined based on the quotation(s) provided to the Administrative Agent by the other Reference Lenders.

     "Material Adverse Effect" shall mean a material adverse effect on, and "Material Adverse Change" shall mean a material adverse change in:

          (i) the financial condition, business, properties, operations, performance or current capital structure of the Borrowers and their Subsidiaries taken as a whole, in each case after giving effect to any related transactions,

          (ii) the ability of any Loan Party to perform its respective obligations under any of the Facility Documents to which it is a party, or

          (iii) the ability of the Administrative Agent and the Lenders to enforce their rights and remedies under any of the Facility Documents;

     PROVIDED, HOWEVER, that neither (a) a default in performance by any Guarantor of its obligations in connection with the DIHC Purchase Money Notes nor (b) a default under any secured Indebtedness which is recourse only to a particular asset or assets (subject to customary exclusions) shall in and of itself constitute a "Material Adverse Change" or a "Material Adverse Effect" unless (X) such default results in the occurrence of an Event of Default under
SECTION 9.1(B) of this Agreement, or (Y) such default otherwise results in the occurrence of the effect set forth in subclause (i) of this definition.

     "Maturity" shall mean, with respect to any Loan and the related Note, (i) the Maturity Date or (ii) any other date on which such Loan and the related Note shall be or become due and payable, in whole or in part, in accordance with the terms of this Agreement, whether by required prepayment, optional prepayment for which notice has been given, declaration, acceleration or otherwise.

                  "Maturity Date" shall mean November 3, 2001.

     "Minimum Long Term Debt Rating" shall mean a senior unsecured long-term indebtedness rating of either (i) Baa3 or better as determined by Moody's, or
(ii) BBB- or better as determined by S&P; PROVIDED, HOWEVER, that if the ratings system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Cornerstone and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency.

     "Moody's" shall mean Moody's Investors Service, Inc. or any successor thereto acceptable to the Administrative Agent.


     "Mortgage" shall mean any mortgage, deed of trust, or other security instrument that creates a Lien on real property and/or improvements thereon or assets related thereto to secure Indebtedness; PROVIDED, HOWEVER, that solely for the purposes of SECTION 8.10(V) of this Agreement the term Mortgage shall not include any mortgage, deed of trust, or other security instrument owned by the Borrowers or their Subsidiaries which by its terms (i) provides the Borrowers, directly or through their Subsidiaries, with the right to unilaterally control the management of the property securing such Mortgage, and
(ii) causes the Borrowers or their Subsidiaries to own 80% or more of the economic interest in the property securing such Mortgage (including the disposition of proceeds of sale and the distribution of cash flow from the property).

     "Mortgage Loan" shall mean any Indebtedness the payment or performance of which is secured by a Mortgage.

     "Mortgage Note" shall mean any instrument, document or agreement evidencing a Mortgage Loan.

     "Multiemployer  Plan"  shall  mean a  "multiemployer  plan",  as defined in
Section 3(37) of ERISA, to which any of the Loan Parties or any of their ERISA Affiliates is contributing, or ever has contributed, or to which any of the Loan Parties or any of their ERISA Affiliates has, or ever has had, an obligation to contribute.

     "Net Casualty Proceeds" shall mean (i) the amount of any insurance proceeds or condemnation awards paid to a Loan Party (or, in the case of a Loan Party holding an interest in an Unconsolidated Affiliate which owns a Property, the amount of such awards or proceeds received by such Loan Party without regard to the percentage of such Loan Party's beneficial interest in such Unconsolidated Affiliate) as a result of any damage to, destruction of, taking or condemnation of, or other casualty to, a Property, minus (ii) in the case of Properties which are not Unencumbered Properties, amounts paid to any Persons holding mortgages or other Liens on such Property in accordance with the terms and requirements of such mortgages or other Liens, minus (iii) in the case of all Properties, the amount incurred by the Loan Parties to repair, restore or replace such damaged, destroyed or condemned Property, if the Loan Parties are required or otherwise so choose to repair, restore or replace such Property, minus (iv) amounts contractually required to be paid to tenants of such Property as a direct result of such damage to, destruction of, taking or condemnation of, or other casualty to, such Property.

     "Net Income" shall mean, with respect to the Loan Parties and their Subsidiaries for any period, net earnings (or loss) for the period in question taken as a single accounting period, determined on a consolidated basis in accordance with GAAP.

     "New Property" shall mean any real property title to which is acquired, or which is leased pursuant to a Permitted Ground Lease, subsequent to the Execution Date by one or more Loan Parties or other Subsidiaries or by any Unconsolidated Affiliate in which one or more Loan Parties or other Subsidiaries hold, directly or indirectly, a Capital Interest.

     "NOI" shall mean, with respect to the applicable time period and any Property, an amount equal to (a) the sum of all revenues and income reported by the Loan Parties, and the Loan Parties' Ratable Share of such revenues and income reported by the Unconsolidated Affiliates, from the operation of the relevant Property in accordance with GAAP minus (b) the sum of all reasonable and customary expenses incurred by the Loan Parties and the Loan Parties' Ratable Share of such expenses incurred by the Unconsolidated Affiliates in the operation of such Property determined in accordance with GAAP, including, but not limited to, utility expenses, property taxes, insurance premiums, and management fees (but excluding interest, depreciation, amortization and income taxes).

     "Note(s)" shall mean the promissory  notes of the Borrowers  referred to in
SECTION 2.2 hereof and shall include any replacements therefor issued pursuant to SECTIONS 10.17 AND 12.1 hereof or otherwise.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Officer's   Certificate"  shall  mean  a  certificate   delivered  to  the
Administrative Agent by a Loan Party which is signed by an Authorized Officer on behalf of such Loan Party.

     "Operating Income Adjustment" shall mean, as of any date of determination, the amount representing an adjustment to NOI or EBITDA, as the case may be, determined by the Administrative Agent in accordance with the terms of this Agreement, to account for the Capital Expenditure Deduction, minority interests, straight-line rents, and (solely with respect to the adjustment to NOI and not to the adjustment to EBITDA) expenses of internal property management.

     "Pension Plan" shall mean any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

     "Permitted Encumbrances" shall mean any of the following:

          (i) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by a Loan Party if adequate reserves with respect thereto are maintained on the books of the Loan Parties in accordance with GAAP;

          (ii) Liens of carriers, laborers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens (including maritime liens) arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (a) the underlying obligations are not overdue for a period of more than sixty (60) days or (b) such Liens are being contested in good faith and by appropriate proceedings by the Loan Parties or a Subsidiary thereof and adequate reserves with respect thereto are maintained on the books of the Loan Parties or such Subsidiary, as the case may be, in accordance with GAAP;

          (iii) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of any material property subject thereto (as such property is used by the Loan Parties) or interfere in any material respect with the ordinary conduct of the business of the Loan Parties or any of their Subsidiaries; PROVIDED, HOWEVER, that any such Liens which arise after the Execution Date are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

          (iv) encumbrances, easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects listed on any title policy for any Existing Property on the date such Property was acquired by a Loan Party or an Unconsolidated Affiliate, as the case may be, excluding any deeds of trust or mortgage obligations referred to in such title policy; and

          (v)  pledges  or  deposits  to  secure   obligations   under  workers'
          compensation laws or similar legislation or to secure public or statutory obligations.

     "Permitted Ground Lease" shall mean a leasehold estate under a Ground Lease, with respect to which

          (i) the respective Loan Party or Subsidiary is the owner of a valid and subsisting interest as tenant under such Ground Lease;

          (ii) such Ground Lease is in full force and effect;

          (iii) either (x) the remaining term of such Ground Lease is at least twenty-five (25) years after the Execution Date, or (y) (1) the term of such Ground Lease is renewable in the sole discretion of the respective Loan Party or Subsidiary for one or more successive periods aggregating, together with the remaining term of such Ground Lease as of the Execution Date, at least twenty-five (25) years after the Execution Date, and (2) such Ground Lease provides for periodic rent increases which are comparable, in the reasonable discretion of the Administrative Agent, to those customarily provided for in ground leases having a term of at least twenty-five (25) years;

          (iv) the respective Loan Party or Subsidiary is not in default under any of the terms thereof and there are no circumstances known to the Borrowers or the respective Loan Party or Subsidiary which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, the landlord's remedies for which would include termination of such Ground Lease;

          (v) such Ground Lease specifies that the interest of the respective Loan Party or Subsidiary in such Ground Lease is mortgageable or otherwise assignable as security for its monetary obligations;

          (vi) such Ground Lease specifies that upon foreclosure or similar disposition of the Ground Lease, the mortgagee or buyer, as the case may be, may assume such Ground Lease, or the lessor shall enter into a new ground lease with the mortgagee or buyer, as the case may be, on substantially the same terms and conditions as such Ground Lease; and

          (vii) in the judgment of the Administrative Agent, the Borrowers or the respective Loan Party or Subsidiary, their successors and assigns and any lender thereto is entitled to reasonable notice and to rights to cure defaults thereunder.

SCHEDULE 1.1(C) hereto sets forth all of the Permitted Ground Leases as to which the Borrowers or any of their Subsidiaries and Unconsolidated Affiliates is a party in effect as of the Execution Date, including all amendments and modifications thereto.

     "Permitted Investments" shall mean any of the following:

     (a) readily marketable direct or unconditionally guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the respective Loan Party or any Subsidiary thereof;

     (b) readily marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Bank, or any other agency or instrumentality of the United States of America;

     (c) insured demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks which issue (or the parent company of which issues) commercial paper rated as described in clause (d) below, are organized under the laws of the United States or any state thereof, and have combined capital and surplus in excess of $100,000,000.00; provided, however, that the aggregate amount at any time so invested with any single bank having combined assets of less than $1,000,000,000.00 will not exceed $200,000.00; and

     (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof which at the time of purchase are rated by Moody's or by S&P at not less than "P 1" if then rated by Moody's, and not less than "A 1", if then rated by S&P.

     "Permitted Restrictions" shall mean the restrictions on sale, transfer, assignment or disposal (but not as to mortgaging, encumbering, securing, or financing) of the Properties identified on Schedule 7.1 of the WWA Merger
Agreement, solely to the extent set forth in Section 7.1 of the WWA Merger Agreement.

     "Person" shall mean any individual, corporation, company, limited liability
company,   voluntary   association,    partnership,    joint   venture,   trust,
unincorporated association or Governmental Authority.

     "Pledge Agreement" shall mean that certain Pledge Agreement, dated as of the Initial Funding Date, between Cornerstone LP and the Administrative Agent, for the ratable benefit of the Lenders, in the form annexed hereto as EXHIBIT I.

     "Pro Rata Share" shall mean, for each Lender at any time, the percentage obtained by dividing (i) such Lender's Commitment at such time by (ii) the Aggregate Commitment at such time, as such percentage may be adjusted by Assignments permitted pursuant to SECTION 12.1 hereof.

     "Properties" shall mean, collectively, the Existing Properties and the New Properties, and "Property" shall mean, individually, any Existing Property or New Property.

     "Property Obligations" shall mean (i) all Indebtedness (including Contingent Obligations) or other liabilities of the Loan Parties payment of which is secured by Liens on any of the Properties, (ii) all ground leases as to which a Loan Party, or a joint venture in which a Loan Party holds an interest, is a party thereto, (iii) all property management agreements as to which a Loan Party is a party, and (iv) all joint venture or partnership agreements to which a Loan Party is a party.

     "Ratable Share" shall mean, for any Person, with respect to such Person's Affiliates or Unconsolidated Affiliates, the percentage economic ownership interest of such Person in such Affiliate or Unconsolidated Affiliate; PROVIDED, HOWEVER, that in the event that such Person is the general partner of such Affiliate or Unconsolidated Affiliate, such Person's Ratable Share with respect to such Affiliate's or Unconsolidated Affiliate's liabilities shall be the percentage of the general partner interests owned by such Person in such Affiliate or Unconsolidated Affiliate with respect to any Indebtedness for which recourse may be made against any general partner of such Affiliate or Unconsolidated Affiliate.

     "Redeemable Stock" shall mean any Capital Interest in a Person that is subject to redemption otherwise than at the sole option of such Person.

     "Reference Lenders" shall mean Bankers Trust Company, The Chase Manhattan Bank, NationsBank, N.A. and such other Lenders as may from time to time be designated, with the consent of such Lenders, by the Administrative Agent with the approval of Cornerstone (which approval shall not be unreasonably withheld or delayed).

     "Regulatory Change" shall mean, with respect to any Lender,

               (i) any change after the date of this Agreement in, or in the applicable requirements of, Federal, state or foreign laws or regulations (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), or

               (ii)  the   adoption   or   making   after   such   date  of  any
          interpretation, directive or request

     (other than those applying solely to banks formally determined by the applicable regulator to be in a financially troubled condition), including such Lender, of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "REIT" shall mean a "real estate investment trust," as such term is defined in Section 856 of the Code.

     "Release" shall have the meaning contained in 42 U.S.C. ss. 9601(22).

     "Rent Roll" shall mean, for any Property, a rent roll in the form annexed hereto as EXHIBIT F, with such changes or additions as the Administrative Agent may reasonably request or approve.

     "Rents" shall mean all rents, issues, profits, royalties, receipts, revenues, accounts receivable, security deposits and other deposits (subject to the prior right of tenants making such deposits) and income, including fixed, additional and percentage rents, occupancy charges, operating expense reimbursements, reimbursements for increases in taxes, sums paid by tenants to the Loan Parties to reimburse the Loan Parties for amounts originally paid or to be paid by the Loan Parties or the Loan Parties' agents or affiliates for which such tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a tenant is solely liable, parking income, recoveries for common area maintenance expense, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits.

     "Replacement Lender" shall mean a financial institution (other than a Lender) selected by the Loan Parties and approved by the Administrative Agent to become an Assignee (such approval not to be unreasonably withheld).

     "Required Lenders" shall mean, subject to SECTION 10.2(B) hereof, (i) on or before the Initial Funding Date, or at any time no Loans are outstanding, Lenders having no less than 66-2/3% of the aggregate amount of the Commitments and (ii) at all other times, Lenders holding no less than 66-2/3% of the aggregate unpaid principal amount of the Loans.

     "Restricted Investment" shall mean any Investment by a Person, to the extent it does not constitute (i) an Investment in a Capital Interest in a Subsidiary of such Person, (ii) an Investment in Subsidiary Debt of a Subsidiary of such Person, or (iii) a Permitted Investment. "Restricted Payment" shall mean with respect to any Person (the "Referenced Person") any of the following when paid (or when the proceeds of which are paid) to any Person other than the Referenced Person by or on behalf of the Referenced Person or any Subsidiary thereof:

               (i) the payment of any dividend on or any other distribution in respect of any Capital Interests in the Referenced Person or any Subsidiary thereof (other than any Wholly-Owned Subsidiary)("Dividends"),

               (ii) any prepayment, defeasance, redemption, repurchase or other acquisition or retirement for value prior to scheduled payment or maturity of any Indebtedness of the Referenced Person or any Subsidiary thereof ranked PARI PASSU or subordinate in right of payment to the Indebtedness under the Facility Documents,

               (iii) the redemption, repurchase, retirement or other acquisition of any Capital Interest in the Referenced Person or any Subsidiary thereof or of any warrants, rights or options to purchase or acquire any Capital Interest in the Referenced Person or any Subsidiary thereof,

               (iv) any expenditure or the incurrence of any liability to make any expenditure for any Restricted Investment, other than as permitted by SECTION 8.2 hereof,

               (v) the payment of any principal of, interest on, or any amounts due in respect of, any Indebtedness of the Referenced Person and its Subsidiaries prohibited by the terms of this Agreement,

               (vi) the payment of any principal  of,  interest on, or any other
               amounts  due  in  respect  of,  any  Subordinated   Debt  of  the
               Referenced Person or any Subsidiary thereof,

               (vii) any payment of a claim, not reduced to final judgment after exhaustion of available appellate remedies, for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Subordinated Debt of or Capital Interests in the Referenced Person, and

               (viii) any payment of or contribution to the consolidated tax liabilities of the Person or Persons that own the Capital Interests in the Referenced Person that is in excess of the amount of the applicable taxes that would be payable by the Referenced Person if it were not taxed as part of a consolidated group, as adjusted from time to time for any loss carry-forwards or credits or deductions available to the ultimate recipient of such payment or contribution.

     "S&P" shall mean Standard & Poor's Ratings Group or any successor thereto reasonably acceptable to the Administrative Agent and the Borrowers.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Solvent" shall mean, as to any Person as of the applicable date of determination, that such Person has capital sufficient to carry on its business and transactions and all business and transactions to which it is about to engage, is able to pay its debts as they mature, and owns property having a value, both at fair valuation and at the then fair salable value, greater than the amount required to pay its then existing debts (including contingencies).

     "State" shall mean and include, unless otherwise limited, any State of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

     "Subordinated Debt" shall mean all Indebtedness of a Person for borrowed money that, by its terms or other agreement, is subordinate in right of payment to any other Indebtedness of such Person; PROVIDED, HOWEVER, that Indebtedness of the Loan Parties shall constitute Subordinated Debt only if subordinated to the Notes and other Indebtedness under the Facility Documents on terms reasonably satisfactory to the Required Lenders, in their discretion.

     "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the Capital Interests or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time Capital Interests or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

     "Subsidiary Debt" shall mean Indebtedness of a Subsidiary of a Borrower owed to such Borrower.

     "Taking" shall mean the taking or appropriation (including by deed in lieu of condemnation) of any Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

     "Total Property Asset Value" shall mean, as of any date of determination, an amount equal to the sum of

         (i) Combined Adjusted NOI for the two fiscal quarters immediately preceding such date, annualized, for all Properties owned by the Loan Parties or their Unconsolidated Affiliates or Subsidiaries (including Properties formerly constituting Construction in Process, from and after the date which is six months from the date each such Property is considered operational for purposes of GAAP), other than Properties referred to in clause (ii) of this definition, divided by nine percent (9.0%), plus

         (ii) the aggregate Undepreciated Cost Basis of all Properties acquired by the Loan Parties or their Unconsolidated Affiliates or Subsidiaries within the two fiscal quarters immediately preceding such date (including the Loan Parties' and their Subsidiaries' Ratable Share of such Undepreciated Cost Basis of the Properties of Unconsolidated Affiliates), plus

         (iii) the lesser of (x) $50,000,000 and (y) the product of five (5) times the aggregate EBITDA of the Designated Pledged Subsidiary for the two fiscal quarters immediately preceding such date, annualized, attributable to management, leasing, development, and similar service contracts between itself and the Loan Parties and their Subsidiaries and between itself and affiliated and non-affiliated third parties, plus

         (iv) the aggregate amount of costs incurred and paid by the Loan Parties and their Subsidiaries (including the Loan Parties' and their Subsidiaries' Ratable Share of such costs incurred and paid by Unconsolidated Affiliates) from and after the Execution Date to such date for the construction, renovation, or expansion of Construction in Process, valued at the Undepreciated Cost Basis (which amount shall continue to be included in Total Property Asset Value until such Property satisfies the requirements for inclusion pursuant to clause
         (i) above), plus

         (v) without duplication, the aggregate amount of cash and cash equivalents of the Loan Parties.

     "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code as then in effect in that jurisdiction. References to terms defined in the UCC shall mean such terms in the UCC as in effect in such jurisdiction.

     "Unconsolidated Affiliate" shall mean, in respect of any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on the equity basis of accounting.

     "Undepreciated Cost Basis" shall mean, with respect to any Property, the gross book value of such Property that is reflected on the Borrowers' or applicable Unconsolidated Affiliate's consolidated financial statements, excluding adjustment or allowance for depreciation (including accumulated depreciation), calculated and prepared in accordance with GAAP and the Uniform System of Accounts.

     "Unencumbered Properties" shall mean, collectively, (i) all Properties wholly owned, or leased pursuant to a Permitted Ground Lease, by the Loan Parties free and clear of any Liens, other than Permitted Encumbrances and

Permitted Restrictions, (ii) the Properties listed on SCHEDULE 1.1(D) hereto, but only for so long as such Properties are owned, or leased pursuant to a Permitted Ground Lease, free and clear of any Liens, other than Permitted Encumbrances and Permitted Restrictions, by a Person in which one or more of the Loan Parties owns a Capital Interest, and (iii) the Property identified as "191 Peachtree Street" on pages 61 through 63 of the Cornerstone Proxy Statement; provided, however, that no Capital Interest held by a Loan Party in the Loan Party owning or leasing such Property may be subject to any Lien other than a Lien in favor of the Administrative Agent for the benefit of the Lenders.

     "Unencumbered Properties Asset Value" shall mean, as of any date of determination, an amount equal to the sum of (i) Combined Adjusted NOI for the two fiscal quarters immediately preceding such date, annualized, for all Unencumbered Properties owned or leased by the Loan Parties other than Unencumbered Properties referred to in clause (ii) of this definition, divided by nine percent (9.0%), plus (ii) the aggregate Undepreciated Cost Basis of all Unencumbered Properties acquired or initially leased by the Loan Parties within the two fiscal quarters immediately preceding such date.

     "Unsecured Interest Expense" shall mean, for the Loan Parties and their Subsidiaries for any period, the greater of (i) the aggregate amount (determined in accordance with GAAP on a consolidated basis) of interest on or in respect of unsecured Indebtedness of the Loan Parties and their Subsidiaries deducted in determining Net Income for such period, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, capitalized interest and amounts payable or receivable under interest rate hedge agreements, and including the applicable Ratable Share of Interest Expense of each such Person's Unconsolidated Affiliates, and (ii) an amount equal to the interest that would have accrued during such period, at a rate of 7.2% per annum, on the average daily aggregate outstanding principal amount of unsecured Indebtedness of the Loan Parties and their Subsidiaries for such period.

     "Voting Interests" shall mean securities, as defined in Section 2(1) of the Securities Act, of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to (i) vote for the election of the corporate directors (or Persons performing similar functions) or (ii) in the case of a partnership, to manage or direct the business or assets thereof. References in this Agreement to percentages of Voting Interests, unless otherwise noted, refer to percentages of votes to which such Voting Interests are entitled in the election of corporate directors (or Persons performing similar functions) rather than to the number of shares.

     "Wholly-Owned Property" shall mean a Property title to which is owned solely by one or more Loan Parties.

     "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the Capital Interests or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

     "Working Capital" shall mean, as at the date of determination, an amount equal to (i) Current Assets of the Loan Parties, plus (ii) the Facility Availability, minus (iii) Current Liabilities of the Loan Parties, minus (iv) cash or cash equivalents of the Loan Parties held in escrow to secure letters of credit issued or acceptance facilities established for the account or upon the application of the Loan Parties and draws thereunder, minus (v) Contingent Obligations of the Loan Parties (A) for which the amount is estimable and as to which payment is likely to occur, if at all, within twelve (12) months of such date of determination, and (B) which do not appear on the audited or unaudited financial statements of the Loan Parties; in each case determined on a consolidated basis according to GAAP.

     "WWA"  shall  mean  William   Wilson  &  Associates,   Inc.,  a  California
corporation.

     "WWA Acquisition Debt" shall mean such preexisting secured non-recourse Indebtedness of WWA and certain of its Affiliates which is being assumed, in connection with the consummation of the WWA Merger Agreement, by the Borrowers or their Subsidiaries and which, by its terms, prohibits the debtor thereunder from guaranteeing the Guaranteed Obligations.

     "WWA Merger Agreement" shall mean that certain Contribution Agreement and Plan of Merger, dated as of June 22, 1998, by and among WWA, the "GP Parties" (as defined in the WWA Merger Agreement), Cornerstone, and Cornerstone LP, as amended as of the date of this Agreement or, from and after the date of this Agreement, with the consent of the Administrative Agent.

     "Year 2000  Compliant"  shall  have the  meaning  ascribed  to such term in
SECTION 7.20 hereof.

     SECTION 1.2. Other Definitional Provisions. (a) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA.

     (b) The words "hereof", "hereby", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement; the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement; and Article, Section, schedule, exhibit, annex and like references are to this Agreement unless otherwise specified.

     (c) Any defined term that relates to a document shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements, or substitutions that heretofore may have been or hereafter may be executed in accordance with the terms thereof and hereof.

     (d) References in this Agreement to particular sections of the Code or any other legislation shall be deemed to refer also to any successor sections thereto or other redesignations for codification purposes.

     (e) All terms defined in the UCC and not otherwise defined or modified herein shall have the respective meanings ascribed to such terms in the UCC.

     (f) When used with respect to Eurodollar Rate Loans, the words "continue", "continued" and "continuation" and words of similar import shall refer to the continuation, at the end of the applicable Interest Period, of a Eurodollar Rate Loan for an additional Interest Period.

     SECTION 1.3. Accounting Terms and Determinations. (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP.

     (b) The Loan Parties shall deliver to the Lenders at the same time as the delivery of any annual financial statements under SECTION 7.1(B) hereof (i) a description in reasonable detail of any material variation between the application of GAAP employed in the preparation of such statements and the application of accounting principles employed in the preparation of the next preceding annual financial statements and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

                                   ARTICLE II
                            AMOUNT AND TERMS OF LOANS

     SECTION 2.1. Commitments and Loans. (a) Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to lend to the Borrowers from time to time during the period from the Initial Funding Date to but excluding the Maturity Date an aggregate amount not exceeding such Lender's Commitment minus such Lender's Pro Rata Share of the Letter of Credit
Obligations. The original amount of each Lender's Commitment is set forth opposite its name on EXHIBIT A; PROVIDED, HOWEVER, that the Commitments of the Lenders shall be adjusted to give effect to any Assignments of the Commitments pursuant to SECTION 12.1 hereof.

          (b) Term of Commitment;  Expiration of Obligations. The obligations of
     each  Lender  to  the  Borrowers   under  this  Agreement  shall  terminate
     automatically on the Maturity Date.

          (c) Survival, Release and Reinstatement of Obligations. (i) The occurrence of the Maturity Date shall not release, terminate or limit the rights or remedies of the Agents or any Lender or any obligations of the Loan Parties or any other Person under this Agreement or any other Facility Document or arising out of acts, events or circumstances taken, occurring or existing prior thereto, and such rights and remedies and such obligations shall survive until the Loan Parties have fully paid and performed all their obligations hereunder and thereunder in full.

     (ii) Upon payment of all amounts owed by the Loan Parties to the Agents and the Lenders under the Facility Documents, the obligations of the Loan Parties to the Agents and the Lenders, except as otherwise provided herein or in any other Facility Document, shall be deemed terminated; PROVIDED, HOWEVER, that all the provisions of this Agreement and the other Facility Documents shall continue to be effective or shall be reinstated, as the case may be, if any payment hereunder or in connection with any of the Facility Documents at any time is rescinded or otherwise must be returned to or for the benefit of a Loan Party (or to the issuer of any letter of credit, surety bond or other instrument issued to the Administrative Agent for the account of a Loan Party) as a result of the bankruptcy, insolvency, reorganization, imposition of any creditors' rights statute, or other similar event or proceeding with respect to any Loan Party, all as if such payment had not been made.

     SECTION 2.2. Notes. (a) The Loans of each Lender shall be evidenced by a single Note of the Borrowers, in substantially the form of EXHIBIT B hereto, payable to the order of such Lender and representing the obligations of the Borrowers to pay an amount equal to the lesser of (A) the Commitment of such

Lender and (B) the aggregate principal amount of the Loans from time to time outstanding from such Lender, together with interest thereon. Each Lender is hereby authorized to and shall endorse the date and amount of each of its Loans, the Interest Periods during which any portion of such Loans is a Eurodollar Rate Loan and each payment or prepayment of principal thereof on the schedule (including additional pages thereto added by such Lender as required) annexed to and constituting a part of its Note, which endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information so endorsed; PROVIDED, HOWEVER, that the failure of any Lender to insert any such date or amount or other information on such schedule shall not in any manner affect the obligation of the Borrowers to repay any Loan in accordance with the terms of this Agreement.

     (b) Each Note shall (i) except as  otherwise  provided in SECTION  10.17 OR
12.1 hereof, be dated as of the Initial Funding Date, (ii) be payable at its Maturity, and (iii) bear interest in accordance with the provisions of SECTION
2.3 hereof.

     SECTION 2.3. Interest. (a) Rate of Interest. Subject to the provisions of SECTIONS 2.5 AND 2.9 hereof, each Loan shall bear interest on the unpaid principal amount thereof from the date made through the Maturity Date (whether by acceleration or otherwise) at a rate determined by reference to the Adjusted Eurodollar Rate; PROVIDED, HOWEVER, that in the event that any Loan is to be made on a day when there are already six Interest Periods outstanding, such Loan shall be deemed to be an ABR Loan and shall bear interest at the Alternate Base Rate until the commencement of the next succeeding Interest Period, at which time such ABR Loan shall be converted (automatically and without the necessity of any action on the part of any Person) to a Eurodollar Rate Loan in accordance with SECTION 2.4(C) hereof. The basis for determining the interest rate with respect to any Loan shall be changed from time to time in accordance with
SECTION 2.4(C) hereof.

     Subject to the provisions of SECTIONS 2.8 AND 2.9 hereof, the Loans shall bear interest through maturity as follows:

          (i) if an ABR Loan,  then at a rate equal to the Alternate  Base Rate;
     or

          (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin.

     (b) Computation of Interest. Interest on the Loans shall be computed (i) in the case of ABR Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the day of the making of such Loan or the first day of an Interest Period (if any) applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period (if any) applicable to such Loan shall be excluded; PROVIDED, HOWEVER, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

     (c) Interest Payment Dates. Interest accrued on each Loan shall be payable, without duplication, on:

          (i) the Maturity Date;

          (ii) with respect to any repayment or prepayment of any Loans, the date of such repayment or prepayment, as the case may be; and

          (iii) with respect to Eurodollar Rate Loans, the last day of each applicable Interest Period and, in connection with any Eurodollar Rate Loan having (A) a six-month Interest Period, also on the day that would be the last day of a three-month Interest Period commencing on the same day as such six-month Interest Period commences and (B) a twelve-month Interest Period, also on the days that would be the last days of a three-, six- and nine-month Interest Periods commencing on the same day as such twelve-month Interest Period; and

          (iv) with respect to ABR Loans, the date of the conversion of such ABR Loans in accordance with SECTION 2.4(C) hereof or, if the Borrower has not elected to convert such ABR Loans or if such ABR Loans have not automatically converted, monthly in arrears on the last Business Day of each month.

          SECTION 2.4. Borrowing and Conversion Procedures. (a) Borrowing Mechanics. (i) Loans made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. The Borrowers shall be permitted to make a borrowing pursuant to this SECTION 2.4 only twice during any 30 day period. Whenever a Borrower desires that the Lenders make Loans, Cornerstone shall deliver to the Administrative Agent a Loan Request no later than 10:00 A.M. (New York time) at least three Business Days in advance of the proposed Funding Date.

          (ii) In lieu of delivering the above-described Loan Request, a Borrower may give the Administrative Agent telephonic notice by the required time of any proposed Loan under this SECTION 2.4; PROVIDED, HOWEVER, that such notice shall be promptly confirmed in writing by delivery of a Loan Request to the Administrative Agent on or before the applicable Funding Date. Neither the Administrative Agent nor any Lender shall incur any liability to the Loan Parties in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by an Authorized Officer or other person authorized to borrow on behalf of such Borrower or otherwise acting in good faith under this SECTION 2.4 and upon funding of Loans by the Lenders in accordance with this Agreement pursuant to any such telephonic notice such Borrower shall have effected Loans hereunder.

          (iii) A Borrower shall notify the Administrative Agent prior to the funding of any Loans in the event that any of the matters to which such Borrower is required to certify in the applicable Loan Request is no longer true and correct as of the applicable Funding Date, and the acceptance by such Borrower of the proceeds of any Loans shall constitute a re-certification by such Borrower, as of the applicable Funding Date, as to the matters to which such Borrower is required to certify in the applicable Loan Request.

          (iv) Except as otherwise provided in SECTIONS 2.5(B) and 2.5(C) hereof, a Loan Request (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

          (v) Upon receipt of a notice of borrowing pursuant to this SECTION 2.4, the Administrative Agent shall promptly (and in no event later than 3:00 P.M., New York City time, on the date of its receipt of such notice of borrowing) inform the Lenders as to the terms thereof.

          (b) Interest Periods. Subject to SECTION 2.3(A) hereof, in connection with each Eurodollar Rate Loan, a Borrower may, pursuant to the applicable Loan Request, select an Interest Period to be applicable to such Loan, the term of which Interest Period shall be at such Borrower's option; PROVIDED, HOWEVER, that the initial Interest Period for any Loan shall commence on the Funding Date in respect of such Loan.

          (c) Conversion. Subject to the provisions of SECTIONS 2.3 AND 2.5 hereof and the requirements of the definition of "Interest Period," so long as no Default or Event of Default shall have occurred and be continuing, a Borrower may convert any ABR Loan into a Eurodollar Rate Loan by irrevocable written notice delivered to the Administrative Agent no later than 10:00 A.M. (New York time) at least three Business Days in advance of the proposed date of conversion. Such notice shall identify the ABR Loan or Loans to be converted and the Interest Period to be applicable to such Eurodollar Rate Loan or Loans.

          (d) Funding Mechanics. (i) Same Day Funding. Each Lender shall provide the Administrative Agent with funds, on or before 12:00 noon, prevailing New York time, on any Funding Date in an amount equal to such Lender's Pro Rata Share of the Loans to be made on such Funding Date by transferring same day or immediately available funds to such account as the
     Administrative Agent shall specify from time to time by notice to the Lenders. Except as otherwise provided in SECTION 2.7 hereof, on the date requested in such notice, the Administrative Agent shall make available to the applicable Borrower at such Borrower's account with the Administrative Agent or at such other account as the Borrower shall designate in the related Loan Request, in immediately available funds, the proceeds of the Loans being made; PROVIDED, HOWEVER, that the Administrative Agent shall be obligated to make the proceeds of such Loans available only to the extent received by it from the Lenders.

          (ii) Separate Obligations. The amounts payable by a Borrower at any time hereunder and under the Notes to each Lender shall be a separate and independent debt of such Borrower to that Lender.

          (iii)  Failure  To  Fund.  (A) The  failure  of any  Lender  (each,  a
     "Defaulting  Lender")  to fund  its  Loan  on a  Funding  Date as  required hereunder shall not relieve any other Lender of such other Lender's obligation to fund its Loan on such date, but (I) neither any other Lender nor the Administrative Agent nor the Syndication Agent nor the Documentation Agent shall be responsible for the failure of any Defaulting Lender to fund such Defaulting Lender's Loan, (II) no other Lender's Commitment or Loan shall be increased as a result of any such failure of any other Lender, (III) except as otherwise provided in SECTION
     2.4(D)(III)(B) hereof, no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Defaulting Lender to fund its Loan and (IV) failure by a Defaulting Lender to fund shall not relieve any Loan Party of any obligations to the Administrative Agent and the other Lenders hereunder or under any other Facility Document.

                  (B) Repayment of Administrative Agent Advances. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, immediately upon receipt of notice from the Administrative Agent, (I) such Defaulting Lender shall pay directly to the Administrative Agent the amount thereof, together with interest thereon calculated, if such payment is received by the Administrative Agent on or before the third (3rd) Business Day following the date on which such funding was due, at the Federal Funds Rate and in all other cases at the rate specified in SECTION 2.8 hereof and (II) if not paid by such Defaulting Lender, the Borrowers shall repay directly to the Administrative Agent such amount as will equal the amount that such Defaulting Lender or Lenders failed to fund, together with interest thereon at the applicable rate determined in accordance with
SECTION 2.3 hereof.

                  (C) Replacement Lenders. At any time within 60 days after the applicable Funding Date and repayment by the Borrowers of any amount described in SECTION 2.4(D)(III)(B) above, the Borrowers, by writing addressed to the Administrative Agent and such Defaulting Lender, may nominate or propose another bank or other financial institution, including an existing Lender, that is willing to become a Replacement Lender or other Assignee of the Commitment of a Defaulting Lender pursuant to SECTION 12.1 hereof, and, within 10 Business Days after receipt of such proposal from the Borrowers, such Defaulting Lender shall execute and deliver to the Administrative Agent an Assignment of its entire Commitment in favor of the proposed Replacement Lender or other Assignee in conformity with SECTION 12.1 hereof unless, prior to the expiration of such period, the Administrative Agent shall have notified the Borrowers and such Defaulting Lender that the proposed Replacement Lender or other Assignee is not reasonably acceptable to the Administrative Agent. In no event will either the Administrative Agent or the Lenders be obligated to assist the Borrower in identifying any banks or other financial institutions that are willing to become a Replacement Lender or other Assignee of any Defaulting Lender.

                  (D) Reservation  of Rights.  Nothing  contained  in this
SECTION 2.4 shall preclude the Borrowers from pursuing any other remedy against a Defaulting Lender.

                  (e) Remittances by Administrative Agent. In the event that the Administrative Agent remits in same day or immediately available funds to any Lender its share of any payments to be made by a Borrower pursuant to this Agreement or the Notes prior to the time that the Administrative Agent receives such payments from such Borrower, and such Borrower fails to make such payments when due, immediately upon receipt of notice from the Administrative Agent, such Lender shall repay directly to the Administrative Agent in same day or immediately available funds such amount as will equal such Lender's ratable portion of the amount that such Borrower failed to pay and was so remitted by the Administrative Agent to such Lender, together with interest thereon calculated, if such payment is received by the Administrative Agent on or before the third (3rd) Business Day following the notice to such Lender, at the Federal Funds Rate and in all other cases at the rate specified in SECTION 2.8 hereof.

                  (f) Continuations. Subject to the limitations applicable to Interest Periods for Eurodollar Rate Loans as set forth in the definition of Interest Period, a Borrower may continue any Eurodollar Rate Loan for an additional Interest Period; PROVIDED, HOWEVER, that:

                  (i) such  Borrower  shall  give  the   Administrative   Agent
     irrevocable written notice in the form of a Continuation Request in the manner and by the applicable time specified in SECTION 2.4(A)(I) hereof for the borrowing of such Eurodollar Rate Loan and the Interest Period therefor;

                  (ii) in the case of the continuation of less than all of the outstanding Eurodollar Rate Loans subject to the same Interest Period on the same Business Day for the same new Interest Period, the aggregate principal amount of each Eurodollar Rate Loan having the same new Interest Period shall not be less than $1,000,000 or any integral multiple of $500,000 in excess thereof;

                  (iii) no Eurodollar Rate Loan may be continued as such for less than the minimum applicable Interest Period therefor; and

                  (iv) no Eurodollar Rate Loan may be continued as such for an additional Interest Period if any Default or Event of Default shall have occurred and be continuing as of any date during the period commencing on the date the Continuation Request is required to be submitted to the Administrative Agent and ending on the first day of the requested Interest Period.

If a Borrower fails, in connection with the expiration of an Interest Period applicable to a Eurodollar Rate Loan, to furnish a Continuation Request to the Administrative Agent for the continuation thereof or fails to elect a permitted Interest Period therefor, or if the continuation of Eurodollar Rate Loans is prohibited due to the occurrence and continuance of a Default or Event of Default or otherwise, such Loan (unless the Eurodollar Rate Loans are prepaid in accordance with the provisions of SECTION 2.7 hereof or accelerated in accordance with SECTION 9.1 hereof) shall be converted automatically to an ABR Loan as of the expiration of then applicable Interest Period.

                  (g) Notice to Lenders. Promptly upon receipt of any Loan Request, any notice pursuant to SECTION 2.4(C) hereof, or any Continuation Request, the Administrative Agent shall give notice thereof to the Lenders.

                  SECTION 2.5. Special Provisions Governing Eurodollar Rate Loans. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to the Eurodollar Rate Loans as to the matters covered:

                  (a) Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, the Reference Lenders shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowers and each Lender.

                  (b) Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrowers and each Lender of such determination, whereupon (i) no Loans may be made or continued as, or converted to, Eurodollar Rate Loans until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Loan Request, any notice pursuant to SECTION 2.4(C) hereof, and any Continuation Request given by the Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to contain a request that such Loans be made or continued as, or converted into, ABR Loans.

                  (c) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

                  (d) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this SECTION 2.5 and under SECTION 2.9(A) hereof shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to CLAUSE
  (I) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this SECTION 2.5 and under SECTION 2.9(A) hereof.

                  SECTION 2.6 Letters of Credit. (a) Commitment. Subject to the terms and conditions set forth in this Agreement, at any time and from time to time through the day that is thirty (30) days prior to the Maturity Date, the Administrative Agent shall cause Bankers Trust Company or such other Lender designated by the Administrative Agent with the consent of such Lender (the "Issuing Bank") to issue such Letters of Credit for the account of the Borrowers as the Borrowers may request by a request for Letter of Credit; PROVIDED, HOWEVER, that (i) upon issuance of any such Letter of Credit, the sum of the aggregate principal amount of all outstanding Loans plus the aggregate Letter of Credit Obligations shall not exceed the Aggregate Commitment; (ii) at any time, the aggregate Letter of Credit Obligations shall not exceed Ten Million Dollars ($10,000,000); (iii) the term of any Letter of Credit shall not extend beyond the Maturity Date; and (iv) all Letters of Credit are to be issued on a sight basis and only in United States dollars.

     (b) Letter of Credit Request. The Borrowers shall deliver to the Administrative Agent and the Issuing Bank a duly executed request for Letter of Credit, in the form of EXHIBIT G hereto, not later than 10:00 A.M. (New York time), at least five (5) Business Days prior to the date upon which the requested Letter of Credit is to be issued. The Borrowers shall further deliver to the Administrative Agent and the Issuing Bank such additional instruments and documents as the Administrative Agent and/or the Issuing Bank may reasonably require, in conformity with the standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit.

     (c) Letter of Credit Fees. (i) As consideration for the issuance of any Letters of Credit requested pursuant to SECTION 2.6(B) hereof, the Borrowers jointly and severally agree to pay to the Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, an annual letter of credit issuing fee equal to the product of the average daily aggregate amount available to be drawn under all Letters of Credit outstanding times the Applicable Margin per annum for Eurodollar Rate Loans of an equivalent aggregate principal amount. The fees provided for in this SECTION 2.6(C) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of each January, April, July, and October, commencing with the first such date to occur after the Initial Funding Date on which any Letter of Credit shall be outstanding, and on the Maturity Date.

          (ii) As additional consideration for the issuance of any Letters of Credit pursuant to this SECTION 2.6, in addition to the fee payable under
     SECTION 2.6(C)(I) hereof, the Borrowers jointly and severally agree to pay to the Issuing Bank, a facing fee, in addition to the processing, administrative, and similar fees of the Issuing Bank in connection with the Letters of Credit, equal to 0.15% per annum on the average daily undrawn amount of the Letters of Credit issued by the Issuing Bank and outstanding during such period; PROVIDED, HOWEVER, that the minimum facing fee shall be $500.00 per annum per Letter of Credit issued and outstanding. The fees provided for in this SECTION 2.6(C)(II) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of each January, April, July, and October, commencing with the first such date to occur after the Initial Funding Date, and on the Maturity Date.

     (d) Notice to Lenders. Upon issuance of a Letter of Credit, the Administrative Agent shall promptly notify the Lenders of the amount and terms thereof. The Administrative Agent shall provide copies of each Letter of Credit to the Lenders promptly following issuance thereof and shall notify the Lenders promptly of all payments, reimbursements, expirations, negotiations, transfers and other activity with respect to outstanding Letters of Credit.

     (e) Participation. Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation therein from the Issuing Bank in an amount equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit.

     (f) Draws. Notwithstanding any other provisions of this Agreement, the Borrowers hereby jointly and severally agree to reimburse the Issuing Bank, by making payment to the Administrative Agent at its office, for any payment or disbursement made by the Issuing Bank under any Letter of Credit immediately after, and in any event on the date on which the Borrowers are notified by the Issuing Bank of, such payment or disbursement. If and to the extent that any amounts are drawn upon any Letters of Credit and are not reimbursed by the Borrowers, the amount so drawn shall immediately be paid by the Administrative Agent to the Issuing Bank, and, from the date of payment thereof by the Issuing Bank, shall be considered (i) so long as there exists no Default or Event of Default, a Eurodollar Rate Loan of the Administrative Agent having an initial Interest Period of one month for all purposes hereunder and (ii) if there then exists a Default or Event of Default, a purchase by the Administrative Agent of the Issuing Bank's right to reimbursement in respect of such Letter of Credit.

     (g) Funding. Promptly after payment by the Issuing Bank of any amounts drawn upon any Letter of Credit, and provided that reimbursement has not been promptly made by the Borrowers by the payment date, the Administrative Agent shall, without notice to or the consent of the Borrowers, direct the Lenders to advance to the Administrative Agent, their Pro Rata Share of the amount of the Loan of the Administrative Agent described in SECTION 2.6(F) hereof. The proceeds of such advances shall be applied by the Administrative Agent to reimburse it for the payment made by it to the Issuing Bank under the Letter of Credit. All amounts paid by the Lenders pursuant to this SECTION 2.6(G) shall be deemed to be, so long as there exists no Default or Event of Default, ABR Loans made pursuant to this Agreement (and, for purposes of this SECTION 2.6(G), the failure of the Borrowers to reimburse the Issuing Bank in respect of such draw shall not constitute a Default or Event of Default).

     (h) Maturity Date. On the occurrence of the Maturity of the Loans prior to the expiration of all Letters of Credit, the Borrowers shall provide to the Administrative Agent a standby letter of credit issued by a bank reasonably satisfactory to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, in favor of the Administrative Agent in a face amount equal to outstanding Letters of Credit on that date plus any outstanding Letter of Credit fees which would be due through the expiry of each outstanding Letter of Credit, or shall make other provisions satisfactory to the Administrative Agent for the full collateralization, by cash or cash equivalents, of such outstanding Letters of Credit. In the event of failure of the Borrowers to comply with the requirements of this SECTION 2.6(H), such portion of the amount remaining available to be drawn under all outstanding Letters of Credit as to which the Borrowers have failed to comply shall be deemed to be immediately due and payable.

     (i)   Amendments,   Supplements   Etc.  The  issuance  of  any  supplement,
modification, amendment, or extension to or of any Letter of Credit shall be treated in all respects the same as issuance of a new Letter of Credit.

     (j) Assumption of Risks. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank, the Administrative Agent, any Lender nor any of their respective agents, officers or directors shall be liable or responsible for, nor shall the Borrowers' obligations hereunder in respect of such Letters of Credit be impaired as a result of:

                   (A) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (such Letter of Credit and any other agreement or instrument relating thereto being, collectively, the "Letter of Credit Documents");

                   (B) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

                   (C) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (D) the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the Letter of Credit Documents or any unrelated transaction;

                   (E) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or

                   (F) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit.

In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 2.7.  Prepayments;  Reduction of Aggregate Commitment.
(a) Voluntary Prepayments. The Borrowers from time to time may prepay the Loans, in whole at any time or in part from time to time, without premium or penalty (but subject to the requirements of SECTION 2.12 hereof), upon irrevocable written notice to the Administrative Agent, given by the Borrowers, at least as early before the proposed date of such prepayment as the corresponding time specified in SECTION 2.4(A)(I) hereof for notice of the borrowing of Loans, specifying the date of prepayment and the amount of the prepayment; PROVIDED, HOWEVER, that each partial prepayment shall be in an aggregate amount not less than $1,000,000 or any integral multiple of $500,000 in excess thereof (or such lesser amount of the Loans as may remain outstanding). If any such notice is given, the amount specified in such notice shall be due and payable in the manner and by the time provided in SECTION 3.2 hereof, on the date specified in such notice, together with accrued interest thereon to such date as provided in
SECTION 2.3(D) hereof and costs required to be paid under SECTION 2.12 hereof. Amounts voluntarily prepaid pursuant to this SECTION 2.7(A) may be reborrowed.

                  (b) Mandatory Prepayments; Casualties. In the event a Borrower or a Loan Party receives Net Casualty Proceeds as a result of damage to, destruction of, or condemnation or Taking of, one or more Properties, the Borrowers will, within five (5) Business Days after receipt by such Loan Party of such Net Casualty Proceeds, prepay the principal amount of the Loans in an amount equal to the amount of such Net Casualty Proceeds, together with accrued interest thereon to such date and costs required to be paid under SECTION 2.12 hereof. Amounts mandatorily prepaid pursuant to this SECTION 2.7(B) may be reborrowed.

                  (c) Reduction of Aggregate Commitment. The Borrowers may, upon thirty (30) days' irrevocable written notice to the Administrative Agent, terminate in whole or permanently reduce in part the Aggregate Commitment without premium or penalty, PROVIDED, HOWEVER, that, after giving effect to such reduction, the Aggregate Commitment equals or exceeds the amount of the Loans plus the Letter of Credit Obligations then outstanding. Any such partial reduction of the Aggregate Commitment shall be in a minimum amount of $5,000,000, or integral multiples of $1,000,000 in excess of that amount, and shall reduce the Commitment of each Lender proportionately in accordance with its Pro Rata Share.

                  (d) Apportionment. Unless otherwise requested in writing by the Borrowers, prepayments shall be applied first against ABR Loans then outstanding before being applied against any Eurodollar Rate Loans then outstanding.

                  SECTION 2.8. Interest on Delinquent Payments. All unpaid amounts due under the Notes or the terms of this Agreement or any other Facility Document that are not paid when due and payable (including, to the extent permitted by law, unpaid interest on the Notes) shall bear simple interest, subject to the provisions of SECTION 10.13 hereof, from and including its due date until paid in full (whether before or after the occurrence of any Event of Default described in SECTION 9.1(F), (G) OR (H) hereof) at the Default Rate. Unpaid amounts that are not yet due and payable shall bear interest as otherwise provided herein or in the other Facility Documents.

                  SECTION 2.9. Additional Costs. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent from time to time for the account of any Lender such amounts as such Lender may determine to be necessary to compensate such Lender (or its bank holding company) for any increased costs that such Lender (or bank holding company) determines are attributable to making or maintaining any Loan or its obligation to make or maintain any Loan hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of such Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

          (i) shall subject any Lender (or its Applicable Lending Office for such Loan) to any tax, duty or other charge in respect of such Loan or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of such Loan (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than any Eurodollar Reserve Percentage utilized in the determination of the interest rate for any Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the commitment of such Lender hereunder); or

          (iii) imposes on such Lender any other condition affecting this Agreement, or such Lender's Note or its commitment or the other Facility Documents or the transactions contemplated hereby or thereby.

If any Lender  requests  compensation  from the  Borrowers  under  this  SECTION
2.9(A), the Borrowers may, by notice to such Lender (with copies to the Administrative Agent), suspend the obligation of such Lender thereafter to continue or to convert into Loans affected thereby, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of SECTION 2.9(G) hereof shall be applicable); PROVIDED, HOWEVER, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) Without  limiting the effect of the  provisions of
SECTION 2.9(A) hereof, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on particular Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes such Lender's Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrowers (with a copy to the Administrative Agent), the obligation of such Lender to continue or to convert Loans affected thereby shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of SECTION 2.9(G) hereof shall be applicable).

              (c)  Without  limiting  the  effect  of the  foregoing
provisions of this SECTION 2.9 (but without duplication), the Borrowers jointly and severally agree to pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a Subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing at the national level any risk based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing the Basle Accord (including, without limitation, the Final Risk Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its obligations hereunder (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this SECTION 2.9(C), "Basle Accord" shall mean the proposals for risk based capital framework described by the Basle Committee on Banking Regulations and Supervisory
Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

              (d) Each Lender shall notify the Borrowers of any event occurring after the date of this Agreement entitling such Lender to compensation under SECTION 2.9(A) OR 2.9(C) hereof as promptly as practicable, but in any event within 45 days after such Lender obtains actual knowledge thereof; PROVIDED, HOWEVER, that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this SECTION 2.9 in respect of any costs resulting from such event, only be entitled to payment under this SECTION
2.9 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Borrowers a certificate of such Lender (or its bank holding company) setting forth the basis and amount of each request by such Lender for compensation under SECTION 2.9(A) OR 2.9(C) hereof. Determinations and allocations by any Lender or bank holding company for purposes of this SECTION 2.9 of the effect of any Regulatory Change pursuant to
SECTION 2.9(A) OR 2.9(C) hereof, or of the effect of capital maintained pursuant to SECTION 2.9(C) hereof, on its costs or rate of return of maintaining its Loan or its obligation to make its Loan, or on amounts receivable by it in respect of its Loan, and of the amounts required to compensate such Lender or bank holding company under this SECTION 2.9, shall be conclusive, absent manifest error.

              (e) The protection of this SECTION 2.9 shall be available to such Lender or any bank holding company regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition that has been imposed. In the event that any such law, regulation or condition is subsequently held to be invalid or inapplicable and the result thereof is to eradicate any such Additional Cost, such Lender shall promptly pay to the Borrowers, (upon such Lender's receipt from its bank holding company in the case of compensation previously paid to such bank holding company) an amount equal to the amount of compensation paid by the Borrowers to such Lender for its account or the account of a bank holding company as a result of such invalid or inapplicable law, regulation or condition.

              (f) At any time within 60 days after any payment by the Borrowers of any amount pursuant to SECTION 2.9(A) OR 2.9(C) hereof that the Borrowers deem to be material, the Borrowers, by a writing addressed to the Administrative Agent and each Lender that requested the payment of such amount, may nominate or propose another bank or financial institution, including another Lender, that is willing to become the Replacement Lender or other Assignee of the Commitment of such Lender pursuant to SECTION 12.1 hereof, and, within 10 Business Days after receipt of such proposal from the Borrowers, each such Lender shall execute and deliver to the Administrative Agent an Assignment of its entire Commitment in favor of the proposed Replacement Lender or other Assignee in conformity with SECTION 12.1 hereof unless, prior to the expiration of such period, the Administrative Agent shall have notified the Borrowers and such Lender that the proposed Replacement Lender or other Assignee is not reasonably acceptable to the Administrative Agent. In no event will (i) any Lender be required to enter into an Assignment of its Commitment (A) at a price less than par plus accrued interest and prorated fees to the effective date thereof and costs required to be paid under SECTIONS 2.9, 2.12, 2.13 AND 3.3 hereof or (B) unless all such affected Lenders enter into Assignments of their entire Commitment or (ii) any of the Administrative Agent or Lenders be obligated to assist the Borrowers in identifying any banks or other financial institutions that are willing to become a Replacement Lender or other Assignee.

              (g) If the obligation of any Lender to continue, or to convert, Loans shall be suspended pursuant to SECTION 2.9(A) OR 2.13 hereof, such Lender's Eurodollar Rate Loans shall be automatically converted into ABR Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Loans (or, in the case of a conversion required by SECTION 2.9(B) OR 2.13 hereof, on such earlier date as such Lender may specify to the Borrowers, with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTION 2.9(A) OR 2.9(B) OR 2.13 hereof that gave rise to such conversion no longer exist:

          (i) to the extent that such Lender's Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Loans shall be applied instead to its ABR Loans; and

          (ii) all Loans that otherwise would be made or continued by such Lender as Eurodollar Rate Loans shall be made or continued instead as ABR Loans, and all ABR Loans of such Lender that otherwise would be converted into Eurodollar Rate Loans shall remain as ABR Loans.

If such Lender gives notice to the Borrowers, with a copy to the Administrative Agent, that the circumstances specified in SECTION 2.9(A) OR 2.9(B) OR 2.13 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Loans pursuant to this SECTION 2.9(G) no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, then such Lender's ABR Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans of the same duration, to the extent necessary so that, after giving effect thereto, all Loans are held pro rata (as to principal amounts, interest rate and Interest Periods) by the Lenders in accordance with their respective Commitments.

          (h) The provisions of this Section 2.9 shall survive the termination of this Agreement, but such survival shall not extend any time periods set forth herein.

                  SECTION 2.10. Use of Proceeds. The proceeds of all Loans made by the Lenders to the Borrowers hereunder and all Letters of Credit shall be used by the Borrowers (a) to refinance the indebtedness under the Existing Agreement, (b) for acquisitions of real properties, (c) to fund a portion of the purchase price under the WWA Merger Agreement, and (d) for general working capital purposes (but excluding Interest Expense and the amortization of the principal portion of Indebtedness).

                   SECTION 2.11. Payment on Non-Business Days. Whenever any payment to be made under the Notes or under this Agreement or any other Facility Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of interest or fees, as the case may be.

                   SECTION 2.12. Funding Losses. (a) The Borrowers jointly and severally agree to pay within 10 days after demand therefor such amount as will compensate the Agents and the Lenders for any loss or reasonable expense they sustain as a consequence of:

          (i) any default in payment of the principal amount of any Loan or any part thereof or interest accrued thereon, or any other amount due,

          (ii) the occurrence of any Default or Event of Default hereunder,

          (iii) the receipt or recovery or conversion for any reason (including, without limitation, any prepayment or any mandatory conversion pursuant to
     SECTION 2.4(C) OR 2.7 OR 2.13 hereof) of all or any part of any Eurodollar Rate Loan prior to the last day of the applicable Interest Period therefor, or

          (iv) any failure to borrow or to continue or convert any Loan after submitting a Loan Request or a Continuation Request relating thereto to the Administrative Agent (any of the events referred to in the foregoing clauses (i) through (iv) being called a "Breakage Event"), including, but not limited to, (A) any loss or expense sustained or incurred in liquidating or employing funds from third parties acquired to effect or maintain such Loan or any part thereof (such loss to include an amount, if any, equal to the excess, as reasonably determined by a Lender, of (x) its cost of obtaining funds for the Eurodollar Rate Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan minus (y) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period), and (B) any loss of margin on reemployment of the funds so received or recovered.

                  (b) Each Lender shall be entitled to fund its Loans hereunder in such manner as it may determine in its sole discretion; PROVIDED, HOWEVER, that, for the purposes of calculations under this SECTION 2.12, each Eurodollar Rate Loan shall be deemed to have been funded by the purchase in the Eurodollar interbank market of a Dollar deposit in an amount comparable to the principal amount of such Loan and having a maturity comparable to the applicable Interest Period therefor.

                  (c) A certificate  of the  Administrative  Agent or any
Lender as to any additional amounts payable pursuant to this SECTION 2.12 setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Administrative Agent or Lender set forth therein.

                  (d) The provisions of this SECTION 2.12 shall survive the termination of this Agreement.

                  SECTION 2.13. Change in Legality. (a) If, anything to the contrary herein contained notwithstanding, any applicable existing or future law, regulation, guideline, treaty or directive or condition or interpretation thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law), by any Governmental Authority charged with the administration or interpretation thereof, or any change in any of the foregoing, shall make it unlawful or improper for any Lender or its Applicable Lending Office to make or maintain any portion of its Loans as Eurodollar Rate Loans, then, by oral notice to the Borrowers, and the Administrative Agent, promptly confirmed in writing (which may be by teletransmission and which shall state the basis for such notice), the Administrative Agent shall declare that such Lender's obligation to make or maintain Loans as Eurodollar Rate Loans is suspended until such time as such Lender may again make and maintain Loans as Eurodollar Rate Loans and all such Lender's Eurodollar Rate Loans shall convert automatically into ABR Loans at the end of their then current Interest Period or at such earlier time as such Lender may specify (in which case the provisions of SECTION 2.9(G) hereof shall be applicable).

                  (b) At any time within 60 days after notice from the Administrative Agent pursuant to this SECTION 2.13 and thereafter until 60 days after the date on which such notice is withdrawn, the Borrowers, by writing addressed to the Administrative Agent and each Lender for which it has become unlawful or improper to make or maintain any Loans as Eurodollar Rate Loans, may nominate or propose other banks or financial institutions that are willing to become Replacement Lenders or other Assignees of the Commitments of such Lenders pursuant to SECTION 12.1 hereof, and, within 10 Business Days after receipt of such proposal from the Borrowers, each such Lender shall execute and deliver to the Administrative Agent an Assignment of its entire Commitment in favor of the proposed Replacement Lender or other Assignee indicated in the Borrower's proposal in conformity with SECTION 12.1 hereof unless, prior to the expiration of such period, the Administrative Agent shall have notified the Borrowers, and such Lender that one or more of the proposed Replacement Lenders or other Assignees is not reasonably acceptable to the Administrative Agent. In no event will (i) any Lender be required to enter into an Assignment of its Commitment
(A) at a price less than par plus accrued interest and prorated fees to the effective date thereof and costs required to be paid under SECTIONS 2.9, 2.12,
2.13 AND 3.3 hereof or (B) unless all such affected Lenders enter into Assignments of their entire Commitment or (ii) either the Administrative Agent or the Lenders be obligated to assist the Borrowers in identifying any banks or financial institutions that are willing to become Replacement Lenders or other Assignees.

     SECTION 2.14. Increase in Aggregate Commitment. (a) Subsequent to the Execution Date, but on or before the Initial Funding Date, the Borrowers may, on one or more occasions, upon at least 10 days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), propose to increase the Aggregate Commitment by an amount not to exceed $70,000,000 in the aggregate of all such increases pursuant to this SECTION 2.14 (that is, the Aggregate Commitment shall not exceed $600,000,000) (the amount of any such increase, the "Increased Commitments"). In such notice, the Borrowers shall designate one or more banks or other financial institutions (which may be, but need not be, one or more of the existing Lenders) which at the time agree to (i) in the case of any such bank or other financial institution that is an existing Lender, increase its Commitment and (ii) in the case of any other such bank or other financial institution (an "Additional Lender"), become a party to this Agreement. No bank or other financial institution may become an Additional Lender unless it would qualify as an Eligible Assignee for the purposes of
ARTICLE XII hereof. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (a) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments. No existing Lender shall be required to increase its Commitment in connection with an increase in the amount of the Aggregate Commitment pursuant to this SECTION 2.14.

                   (b) An increase in the amount of the Aggregate Commitment pursuant to this SECTION 2.14 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrowers, by the Guarantors, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrowers with respect to the Increased Commitments (including authorization of payment to the Lenders of any costs which may be incurred under SECTION 2.12 hereof in connection with reallocation of outstanding Loans) as the Administrative Agent may reasonably request.

                                   ARTICLE III
                                FEES AND PAYMENTS

                  SECTION 3.1. Fees. (a) Unused Line Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, a fee equal to the Applicable Unused Line Fee Margin (as such term is defined in the definition of "Applicable Margin") per annum on the daily average amount by which the Aggregate Commitment exceeds the outstanding principal balance of the Loans plus the Letter of Credit Obligations. The fees provided for in this SECTION 3.1(A) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable monthly in arrears on the last day of each calendar month, commencing with the first such date to occur after the Initial Funding Date, and on the Maturity Date.

                  (b) Administration Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent an administration fee equal to $75,000 per annum. The fee provided for in this SECTION 3.1(B) shall be payable quarterly in arrears on the last day of each calendar quarter, commencing with the first such date to occur after the Initial Funding Date, and on the Maturity Date. The administration fee shall be payable as provided in this subsection notwithstanding that the amount borrowed shall be less than the amount of the Aggregate Commitment.

                  SECTION 3.2. Payments. Each payment (including each prepayment) whether in respect of principal, interest, fees, increased costs, break funding costs, or other amounts pursuant to this Agreement or the other Facility Documents, shall be made to the Administrative Agent for the accounts of the Persons entitled thereto. All such payments required to be made to the Administrative Agent shall be made, without set-off, withholding, deduction, or counterclaim, not later than 10:00 a.m., New York City time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice. Funds received after that time shall be deemed to have been received by the Administrative Agent on the following Business Day. The Administrative Agent shall remit in same day or immediately available funds promptly (and in the case of fees payable to the Lenders in connection with the execution and delivery of this Agreement, on the Execution Date) to each Lender (or other holder of a Note notified to the Administrative Agent) its share, if any, of such payments received by the Administrative Agent for the account of such Lender or holder, which shall be based upon (i) in the case of payments in respect of principal and fees, the Lenders' respective Loans and (ii) in the case of interest, the Lenders' respective amounts of the ABR Loans and the Eurodollar Rate Loans.

              SECTION 3.3. Taxes. (a) Any and all payments by the Borrowers pursuant to the Facility Documents shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes (other than any tax on the overall net income of any Lender), levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, no matter in what jurisdiction (collectively, "Indemnified Taxes"), except as required by law. If the Borrowers or the Administrative Agent shall be required by law to deduct or withhold any Indemnified Taxes from or in respect of any sum payable hereunder or under the other Facility Documents to the Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.3) the Administrative Agent or such Lender shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrowers shall deliver to the Administrative Agent evidence of such payment to the relevant Governmental Authority within 30 days after making such payment.

                  (b) In addition, the Borrowers jointly and severally agree to pay any present or future stamp or documentary taxes, taxes on indebtedness or any other excise, property or ad valorem taxes, charges or similar levies of the United States or any State or political subdivision thereof or any applicable foreign jurisdiction that arise from any payment made by them hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Facility Document (collectively, but excluding any income or franchise taxes, "Other Taxes") and to deliver to the Administrative Agent evidence of such payment to the relevant Governmental Authority.

                  (c) The Borrowers jointly and severally agree to indemnify the Administrative Agent and the Lenders for the full amount of Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
SECTION 3.3) paid by the Administrative Agent or any Lender (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 10 days after written demand therefor by the Administrative Agent or any Lender.

                  (d) In the event that any such Indemnified Taxes or Other Taxes are subsequently held to be invalid or inapplicable and the result thereof is to eradicate the payment of any amounts paid pursuant to this SECTION 3.3, the applicable Lender shall promptly notify the Administrative Agent and the Borrowers of such fact and shall remit to the Borrowers (upon receipt by such Lender from the relevant Governmental Authority of such amount, whether as a refund or as a credit), an amount equal to the portion of such refund or credit applicable to any payment by the Borrowers pursuant to this SECTION 3.3. In the event that a Lender otherwise receives a refund or credit for taxes paid or indemnified by the Borrowers under this SECTION 3.3, such Lender shall notify the Administrative Agent and the Borrowers promptly of such fact and shall remit to the Borrowers the amount of such refund or credit applicable to the payments made by the Borrowers in respect of such Lender under this SECTION 3.3.

                  (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this SECTION 3.3 shall survive the payment in full of principal, interest, fees and other amounts hereunder and under the other Facility Documents. For each of the Indemnified Taxes or Other Taxes that is subject to a statute of limitations by law, the indemnification by the Borrowers shall be limited in duration to the actual expiration of the applicable statute of limitations.

                  (f) (i) Each Lender, if any, that is not organized under the laws of the United States of America or any State agrees (A) prior to the first payment to such Lender of any amounts due to such Lender under the Facility Documents, upon request by the Borrowers, to execute and deliver to the Borrowers, and the Administrative Agent completed counterparts of IRS Forms 1001 or 4224 or W-8 (or any successor thereto or substitute therefor), as applicable, which initially justify the complete elimination of United States withholding obligations and (B) thereafter, upon written request by the Borrowers, from time to time in order to maintain the effectiveness and accuracy of such tax forms and otherwise to comply with United States tax laws, to execute and deliver to the Administrative Agent and the Borrowers such additional or supplemental tax forms with respect to amounts due to such Lender under the Facility Documents as such Lender properly can execute in conformity with applicable law as in effect at the time.

                  (ii) Notwithstanding the other provisions of this SECTION 3.3, the Borrowers shall not be obligated to indemnify either the Administrative Agent or any Lender that is not organized under the laws of the United States of America or any State for or against (A) any Indemnified Taxes if such Lender fails to comply with the provisions of SECTION 3.3(F)(I) hereof or (B) any increase in the amount of Indemnified Taxes otherwise reimbursable to such Lender that results directly from any voluntary action taken by such Lender (whether by changing its Applicable Lending Office or otherwise) that increases the amount of such Indemnified Taxes.

                  (g) At any time within 60 days after any payment by the Borrowers of any amount pursuant to SECTION 3.3(C) hereof that the Borrowers deem to be material, the Borrowers, by writing addressed to the Administrative Agent and the Lender that requested the payment of such amount, may nominate or propose another bank or financial institution, including an existing Lender, that is willing to become the Replacement Lender or other Assignee of the Commitment of such Lender pursuant to SECTION 12.1 hereof, and, within 10 Business Days after receipt of such proposal from the Borrowers, such Lender shall execute and deliver to the Administrative Agent an Assignment of its entire Commitment in favor of the proposed Replacement Lender or other Assignee in conformity with SECTION 12.1 hereof unless, prior to the expiration of such period, the Administrative Agent shall have notified the Borrowers, and such Lender that the proposed Replacement Lender or other Assignee is not reasonably acceptable to the Administrative Agent. In no event will (i) any Lender be required to enter into an Assignment of its Commitment (A) at a price less than par plus accrued interest and prorated fees to the effective date thereof and costs required to be paid under SECTIONS 2.9, 2.12, 2.13 AND 3.3 hereof or (B) unless all such affected Lenders enter into Assignments of their entire Commitment or (ii) either the Administrative Agent or the Lenders be obligated to assist the Borrower in identifying any banks or financial institutions that are willing to become an Assignee.

                  (h) Any Lender claiming additional amounts payable pursuant to this SECTION 3.3 agrees to use its reasonable efforts to change the jurisdiction of its lending office if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not be otherwise disadvantageous to such Lender. The parties agree that New York, New York is an acceptable lending office jurisdiction for purposes of this SECTION 3.3.

                                   ARTICLE IV
                                    GUARANTY

                  SECTION 4.1. Guaranty of Payment. Subject to SECTION 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender and the Agents the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) (the "Guaranty"). The Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender and the Agents the timely performance of all other obligations under the Facility Documents. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to Guaranteed Obligations whenever arising.

                  SECTION 4.2. Obligations Unconditional. The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Guaranteed Obligations or any of the Facility Documents, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes, any other of the Facility Documents or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise, and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrowers or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrowers or any other Guarantor of the Guaranteed Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all Commitments under this Agreement have been terminated, and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Facility Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Facility Documents or foreclosing their security interest in or Lien on any collateral, if any, securing Guaranteed Obligations or from exercising any other rights available to them under this Agreement, the Notes, any other of the Facility Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrowers or by reason of the bankruptcy or insolvency of any Borrowers. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance of by any Agent or any Lender upon this Guaranty or acceptance of this Guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Borrowers and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

                  SECTION 4.3. Modifications. Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, Liens or encumbrances now or hereafter held, if any, for the Guaranteed Obligations or the properties subject thereto;
(c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrowers and any other party liable for payment under the Facility Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Facility Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrowers or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release. Each Guarantor hereby appoints Cornerstone as its agent to execute and deliver any amendments to or modifications or waivers of the Facility Documents, and the Agents and the Lenders may rely on such appointment until such time as a Guarantor advises the Agents and the Lenders in writing that Cornerstone is no longer authorized to so act as its agent.

                  SECTION 4.4. Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrowers by the Lenders; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, Lien or encumbrance, if any, hereafter securing the Guaranteed Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, Liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

                  SECTION 4.5. Reinstatement. The obligations of the Guarantors under this ARTICLE IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agents and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by an Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 4.6. Remedies. The Guarantors agree that, as between the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in ARTICLE IX hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in ARTICLE IX hereof) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

                  SECTION  4.7.  Limitation  of  Guaranty.  Notwithstanding  any
provision to the contrary contained herein or in any of the other Facility Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy
Code). The Borrowers and the Guarantors agree to enter into a contribution agreement in form and substance satisfactory to the Agents on or before the Initial Funding Date providing for contribution and indemnity among the Loan Parties.

                  SECTION 4.8. Release of Guaranty. Upon consummation of the sale, conveyance, or other transfer of all of the stock, or other evidence of beneficial ownership, of any Guarantor in a transaction not prohibited by
SECTION 8.12 or SECTION 8.13 hereof, so long as no Default or Event of Default shall have occurred and be continuing, the Guaranty of such Guarantor shall be, and shall be deemed to be, released and discharged.

                  SECTION 4.9. Borrowers. To the extent that either Borrower is determined to be a guarantor or surety of the obligations of the other Borrower under the Facility Documents, the provisions of this ARTICLE IV shall apply with respect to such Borrower's obligations as if it were a Guarantor.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Agents and the Lenders to enter into this Agreement and to make the Loans herein provided for, the Loan Parties hereby jointly and severally make the following representations and warranties, which shall survive the execution and delivery of the Facility Documents:

                  SECTION 5.1. Organization and Good Standing. Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party (a) is duly qualified and in good standing and authorized to do business in every other jurisdiction where ownership of its properties or the conduct of its business requires it to be so qualified unless the failure to be so qualified, in good standing or authorized would not have a Material Adverse Effect and (b) has the requisite corporate, partnership, limited liability company or trust power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

                  SECTION 5.2. Due Authorization. Each Loan Party (a) has the requisite corporate, partnership, limited liability company or trust power and authority to execute, deliver and perform this Agreement and the other Facility Documents to which it is a party, to consummate the transactions set forth herein and therein, and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate, partnership, limited liability company or trust action to, execute, deliver and perform this Agreement and the other Facility Documents to which it is a party and to consummate the transactions set forth herein and therein.

                  SECTION 5.3. No Conflicts. Neither the execution and delivery of the Facility Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Loan Parties will (a) violate or conflict with any provision of, as applicable, their respective articles or certificate of incorporation or bylaws or partnership agreement or certificate of formation or operating agreement or certificate of trust, (b) violate, contravene or conflict, in each case, in any material respect, with any law, regulation (including, without limitation, Regulation U or Regulation X promulgated by the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree or permit applicable to any of them, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which any of them is a party or by which any of them may be bound, the violation of which could have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to any of their properties.

                  SECTION 5.4. Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Loan Party is required in connection with the execution, delivery or performance of this Agreement or any of the other Facility Documents by such Loan Party or to consummate the transactions set forth herein and therein, the failure to obtain which could have a Material Adverse Effect.

                  SECTION 5.5. Enforceable Obligations. This Agreement and the other Facility Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Loan Party party thereto enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

                  SECTION 5.6. No Default. No Loan Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

                  SECTION 5.7. Ownership. As of the Execution Date, each Loan Party is the owner of, and has good and marketable title to, all of its respective assets, free and clear of all Liens except (a) as set forth on
SCHEDULE  5.7 hereto,  (b)  Permitted  Encumbrances,  (c) Liens  provided for in
SECTION 8.1(F) hereof, and (d) Liens the existence or enforcement of which, individually or in the aggregate, would not result in a Material Adverse Effect. At all times after the Execution Date, each Loan Party is the owner of, and has good and marketable title to, all of its respective assets, free and clear of all Liens except (x) as provided for in SECTION 8.1 hereof, and (y) Permitted Encumbrances

                  SECTION 5.8. Indebtedness. The Loan Parties have no Indebtedness except (a) as set forth on SCHEDULE 5.8 hereto and (b) as otherwise permitted by this Agreement. SCHEDULE 5.8 hereto accurately sets forth the outstanding principal amounts and the maturity dates of the Indebtedness of the Loan Parties and identifies the holders of the obligations thereunder as of the date hereof.

                  SECTION 5.9. Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Loan Party, threatened against a Loan Party which could have or might be reasonably expected to have a Material Adverse Effect.

                  SECTION 5.10. Taxes. Each Loan Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Loan Party is aware of any proposed tax assessments against it.

                  SECTION 5.11. Compliance with Law. Each Loan Party is in compliance with all laws, rules, regulations, orders and decrees (including, without limitation, Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have a Material Adverse Effect.

                  SECTION 5.12. Subsidiaries. Set forth on SCHEDULE 5.12 hereto is a complete list of all direct and indirect Subsidiaries of the Borrowers and the Guarantors as of the date of this Agreement and the type and amount of ownership of each.

                  SECTION 5.13. Use of Proceeds; Margin Stock. The proceeds of the Loans hereunder will be used solely for the purposes specified in SECTION
2.10 hereof. None of the proceeds of the Loans, and none of the Letters of Credit, will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or Regulation X promulgated by the Board of Governors of the Federal Reserve System, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry "margin stock" or any "margin security" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X, or Regulation T promulgated by the Board of Governors of the Federal Reserve System. None of the Loan Parties owns any "margin stock".

                  SECTION 5.14. Government Regulation. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, no Loan Party is (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or (b) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act Of 1935, as amended. No director, executive officer or principal shareholder of any Loan Party or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director," "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

                  SECTION 5.15. Intellectual Property. Each Loan Party owns, or has the legal right to use, all service marks, trademarks, tradenames, copyrights, technology, know-how and resources (the "Intellectual Property") necessary for each of them to conduct to its business as currently conducted except for those the failure to own or have which legal right to use would not have a Material Adverse Effect.

                  SECTION 5.16. Solvency. Each Loan Party is and, after consummation of the transactions contemplated by this Agreement,will be Solvent.

                  SECTION 5.17. Disclosure. To the best knowledge of the Borrowers, neither this Agreement nor any financial statements delivered to the Agents or the Lenders nor any other document, certificate or statement furnished to the Agents or the Lenders by or on behalf of any Loan Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

                  SECTION 5.18. Licenses, etc. The Loan Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain same would not have a Material Adverse Effect.

                  SECTION 5.19. No Burdensome Restrictions. No Loan Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

                  SECTION 5.20. ERISA. (i) Except as set forth on SCHEDULE 5.20 hereto, neither any of the Loan Parties nor any ERISA Affiliate maintains, or participates in, or has at any time maintained or participated in, any ERISA Plan. The Loan Parties and each of their ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, execpt where the failure to so comply or perform is not reasonably expected to have a Material Adverse Effect.

                  (ii) No ERISA Event has occurred or is reasonably expected to occur that is reasonably expected to have a Material Adverse Effect.

                  (iii) Except to the extent required under Section 4980B of the Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of the Loan Parties or any of their ERISA Affiliates.

                  (iv) As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $100,000.

                  SECTION 5.21. Hazardous   Materials;   Asbestos.   Except   as
disclosed in SCHEDULE 5.21 hereto, to the knowledge of the Loan Parties:

                  (a) The Loan Parties are in compliance with all Legal Requirements pertaining to Hazardous Materials the failure with which to comply would have a Material Adverse Effect. None of the Properties and no other property used by the Loan Parties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA or on the Comprehensive Environmental Response Compensation and Liability Information System maintained by the United States Environmental Protection Agency (the "EPA") or on any analogous list maintained by any other Governmental Authority and has not otherwise been identified by the EPA as a potential CERCLA site.

                  (b) The Loan Parties have not, at any time, and, to the
actual knowledge of the Borrower, no other Person has at any time, used, handled, stored, buried, retained, refined, transported, processed, manufactured, generated, produced, spilled, released, allowed to seep, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of, any Hazardous Materials at or about the Properties or any other real property owned or occupied by any Loan Party, except (i) for use and storage for use of reasonable amounts of ordinary supplies and other substances customarily used in the operation of commercial office buildings; PROVIDED, HOWEVER, that such use and/or storage for use is in substantial compliance with applicable Legal Requirements, or (ii) where such action is not reasonably expected to have a Material Adverse Effect.

                  (c) No actions, suits, or proceedings have been commenced, are pending or, to the actual knowledge of the Borrower, are threatened in writing with respect to any Legal Requirements governing the use, manufacture, storage, treatment, Release, disposal, transportation, or processing of Hazardous Materials with respect to any Property or any part thereof which could have a Material Adverse Effect. The Loan Parties have received no written notice of and have no actual knowledge of any fact, condition, occurrence or circumstance which could reasonably be expected to give rise to a claim under or pursuant to any existing Legal Requirements pertaining to Hazardous Materials on, in, under or originating from any Property or any part thereof or any other real property owned or occupied by any Loan Party or arising out of the conduct of any Loan Party, including claims for the presence of Hazardous Materials at any other property, which in any case is reasonably expected to have a Material Adverse Effect.

                  (d) Other than as set forth in reviews, reports and surveys copies of which have been delivered to the Agents, there have occurred no uses, manufactures, storage, treatments, Releases, disposals, transportation, or processing of Hazardous Materials with respect to any Property except those which, taken as a whole, would not have a Material Adverse Effect.

                  SECTION 5.22. Mortgages.(a)The Borrowers or their Subsidiaries are the sole owners and holders of each of the Mortgage Loans and the sole holders of the related Mortgage Notes acquired by the Borrowers or their Subsidiaries, and have good title to each Mortgage Note and each Mortgage Loan acquired by the Borrowers or their Subsidiaries, free and clear of any Liens. The Borrowers or their Subsidiaries have not waived, modified, altered, satisfied, cancelled or subordinated any Mortgage Note, any of the Mortgages or any Mortgage Loan acquired by the Borrowers or their Subsidiaries in any respect. The related property has not been released from the lien of any Mortgage, nor has any maker been released from its obligations under any
 Mortgage Note.

                  (b) To the actual knowledge of the Authorized Officers of the Borrowers, each Mortgage Note and each related Mortgage acquired by the
     Borrowers or their  Subsidiaries is  a  legal,   valid  and  binding
     obligation of each party obligated thereunder, enforceable against such party in accordance with its terms, except as the enforcement thereof
     may be limited by applicable  bankruptcy, insolvency,   reorganization,
     moratorium,   and  similar  laws  affecting creditors' rights generally and such Mortgage creates a first priority Lien on the property which is the subject of such Mortgage Note.

                  (c) To the actual knowledge of the Authorized Officers of the Borrowers, each Mortgage Loan acquired by the Borrowers or their Subsidiaries was made in compliance with all Applicable Laws, and does not violate any usury or similar law regulating the applicable maximum permitted rates of interest for loans,extensions of credit or forbearances.

                  (d) To the actual knowledge of the Authorized Officers of the Borrowers, each Mortgage Note and each related Mortgage acquired by the Borrowers or their Subsidiaries evidences an undisputed, bona fide transaction completed in accordance in all material respects with the terms and provisions contained in any documents related thereto, and is genuine and free from adverse claims, setoffs, defaults, defenses, retainages, holdbacks and conditions precedent of any kind or character; and the Borrowers have no knowledge of any fact or circumstance which would impair the validity or collectibility of any such Mortgage Note.

                  (e) No Mortgage Loan acquired by the Borrowers or their Subsidiaries is in default beyond the expiration of any applicable grace or notice periods, and during the preceding twelve (12) months, there has been no default in the payment of regularly scheduled principal and interest thereunder, except for such defaults which, individually or in the aggregate, shall not have a Material Adverse Effect.

                  SECTION 5.23. Federal Tax Matters. (i) Cornerstone has at all times since 1983 elected to be taxed as a REIT under the Code.

                  (ii) None of the Loan Parties is a "foreign person" within the meaning of Section 1445 or 7701 of the Code.

                  SECTION 5.24. Year 2000. The Borrowers have initiated a review and assessment of all areas within their and each of their Subsidiaries' businesses and operations that could be adversely affected by the risk that computer applications may not be able to recognize and properly perform date sensitive functions after December 31, 1999. Based on the foregoing, each Loan Party believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected to be Year 2000 Compliant, except to the extent that a failure to do so is not reasonably expected to have a Material Adverse Effect.

                  SECTION 5.25. Financial Statements. The financial statements most recently delivered by the Loan Parties pursuant to SECTION 7.1 hereof were prepared in accordance with GAAP consistently applied and fairly present in all material respects the financial condition and the results of operations of the Loan Parties and their Subsidiaries covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

                  SECTION 6.1. Conditions to Making of Loans. (a) The occurrence of the Initial Funding Date is subject to the satisfaction of the following conditions precedent:

          (i) The Administrative Agent shall have received on behalf of the Agents and the Lenders, on or before the Initial Funding Date, the following, each in form and substance reasonably satisfactory to the Administrative Agent in all respects:

         (1) AN ORIGINAL COUNTERPART OF THIS AGREEMENT AND AN ORIGINAL NOTE FOR EACH INITIAL LENDER, EXECUTED BY AUTHORIZED OFFICERS OF THE BORROWERS;

         (2) A COPY OF THE ARTICLES OR CERTIFICATE OF INCORPORATION, PARTNERSHIP AGREEMENT, CERTIFICATE OF LIMITED PARTNERSHIP, LIMITED LIABILITY COMPANY AGREEMENT, OR DECLARATION OF TRUST, AS THE CASE MAY BE, OF THE BORROWERS AND EACH OF THE GUARANTORS AND ALL AMENDMENTS THERETO, CERTIFIED AS OF A RECENT DATE BY THE APPROPRIATE STATE OFFICIAL, AND CERTIFIED BY THE SECRETARY OR AN ASSISTANT SECRETARY OF EACH OF THE BORROWERS AND EACH OF THE GUARANTORS (OR ITS GENERAL PARTNER, AS THE CASE MAY BE) TO THE EFFECT THAT SUCH DOCUMENTS OR INSTRUMENTS HAVE NOT BEEN AMENDED SINCE SUCH DATE;

         (3) A COPY OF THE BY-LAWS OR OPERATING AGREEMENT, AS APPLICABLE, OF CORNERSTONE AND EACH OF THE GUARANTORS AS IN EFFECT AS OF THE INITIAL FUNDING DATE, CERTIFIED BY A SECRETARY OR ASSISTANT SECRETARY OF THE BORROWER AND EACH OF THE GUARANTORS;

         (4) A COPY OF THE RESOLUTIONS OF THE BOARD OF DIRECTORS OR MEMBERS, OR PARTNERSHIP CONSENT, AS THE CASE MAY BE, OF EACH OF THE BORROWERS AND EACH OF THE GUARANTORS OR THEIR RESPECTIVE GENERAL PARTNERS, AS THE CASE MAY BE, APPROVING EACH OF THE FACILITY DOCUMENTS TO WHICH IT IS A PARTY AND EACH OF THE OTHER INSTRUMENTS AND DOCUMENTS TO BE EXECUTED BY THE BORROWERS AND EACH OF THE GUARANTORS AND DELIVERED TO THE ADMINISTRATIVE AGENT AND THE LENDERS PURSUANT TO THIS Section 6.1(a), CERTIFIED BY A SECRETARY OR AN ASSISTANT SECRETARY OF EACH OF THE BORROWERS (OR ITS GENERAL PARTNER, AS THE CASE MAY BE) AND EACH OF THE GUARANTORS, AND CERTIFIED COPIES OF ALL DOCUMENTS EVIDENCING OTHER NECESSARY CORPORATE ACTION AND GOVERNMENTAL APPROVALS, IF ANY, WITH RESPECT THERETO;

         (5) A CERTIFICATE OF A SECRETARY OR AN ASSISTANT SECRETARY OF EACH OF THE BORROWERS (OR ITS GENERAL PARTNER, AS THE CASE MAY BE) AND EACH OF THE GUARANTORS CERTIFYING THE NAMES AND TRUE SIGNATURES OF THE AUTHORIZED OFFICERS OF EACH OF THE BORROWERS AND EACH OF THE GUARANTORS AUTHORIZED TO SIGN EACH DOCUMENT TO WHICH IT IS A SIGNATORY AND WHICH IS TO BE DELIVERED BY IT HEREUNDER OR PURSUANT TO ANY OTHER FACILITY DOCUMENT;

         (6) AN OPINION OR OPINIONS OF COUNSEL TO THE BORROWERS AND THE GUARANTORS, SUBJECT TO CUSTOMARY LIMITATIONS AND QUALIFICATIONS, COVERING SUCH MATTERS INCIDENT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT TO OCCUR ON OR BEFORE THE INITIAL FUNDING DATE AS THE ADMINISTRATIVE AGENT OR THE REQUIRED LENDERS REASONABLY MAY REQUEST, INCLUDING, WITHOUT LIMITATION, AS TO THE DUE AUTHORIZATION, EXECUTION AND DELIVERY BY EACH OF THE BORROWERS AND EACH OF THE GUARANTORS AND THE ENFORCEABILITY OF ALL FACILITY DOCUMENTS DELIVERED PURSUANT TO THIS Section 6.1(a), AND COMPLIANCE WITH MARGIN REGULATIONS;

         (7) TITLE INSURANCE RESPECTING EACH OF THE EXISTING PROPERTIES AS EVIDENCED BY COPIES OF THE MOST RECENT FULLY EFFECTIVE TITLE INSURANCE POLICIES (OR MARKED AND SIGNED TITLE INSURANCE BINDERS TO THE EXTENT SUCH POLICIES HAVE NOT BEEN ISSUED OR ARE NOT OTHER OTHERWISE AVAILABLE) AND CURRENT UNIFORM COMMERCIAL CODE LIEN SEARCHES ON THE BORROWER AND EACH OF THE GUARANTORS IN SUCH JURISDICTIONS AS THE ADMINISTRATIVE AGENT MAY REASONABLY REQUIRE;

          (8)  the  Pledge   Agreement,executed   by   Cornerstone  LP  and  the
     Administrative Agent;

          (9) a contribution agreement, pursuant to SECTION 4.7 hereof, in form and substance satisfactory to the Agents providing for contribution and indemnity among the Loan Parties;

          (10) ALL CERTIFICATES AND INSTRUMENTS REPRESENTING COLLATERAL (AS SUCH TERM IS DEFINED IN THE PLEDGE AGREEMENT), ALL DOCUMENTS THE ADMINISTRATIVE AGENT MAY REASONABLY REQUEST EVIDENCING THAT THE SECURITIES AND/OR OTHER ASSETS OF THE BORROWERS PLEDGED AS COLLATERAL (AS SUCH TERM IS DEFINED IN THE PLEDGE AGREEMENT) SHALL BE SUBJECT TO THE TERMS OF THE PLEDGE AGREEMENT AND THAT ALL REGISTRATIONS, FILINGS AND OTHER ACTIONS NECESSARY OR DESIRABLE TO CREATE A PERFECTED FIRST PRIORITY SECURITY INTEREST IN SUCH SECURITIES AND/OR OTHER ASSETS AND ALL PROCEEDS THEREOF SECURING THE OBLIGATIONS OF THE BORROWERS HEREUNDER HAVE OCCURRED; AND

          (11)  EVIDENCE  OF  INSURANCE   REQUIRED  UNDER  Section  7.6  HEREOF,
     REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT.

          (ii) The Administrative Agent on behalf of the Agents and the Lenders shall have received all information and copies of all documents, including, without limitation, records of requisite corporate or other approvals, actions and proceedings which the Administrative Agent and its counsel reasonably may have requested in connection therewith, such documents, where so requested, to be certified by appropriate Persons.

          (iii) The Borrowers shall have paid to the Agents all fees owing under the Fee Letter, and the Loan Parties shall have paid to the Administrative Agent all third-party fees, costs and expenses incurred or sustained by the Administrative Agent, the Syndication Agent and the Documentation Agent (including all attorneys' fees and disbursements of independent counsel retained by them) in connection with the preparation, execution and delivery of this Agreement, the other Facility Documents and any related documents and the other transactions contemplated by ARTICLE II hereof.

          (iv) The Loan Parties shall have paid to the Administrative Agent all fees then due pursuant to SECTION 3.1 hereof.

          (v) Each of the representations and warranties made in or pursuant to any Facility Document shall be true and correct in all material respects when made and on and as of the Initial Funding Date (except to the extent any representation or warranty expressly relates to an earlier date).

          (vi) No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the occurrence of the Initial Funding Date and all other transactions contemplated by this
     ARTICLE VI.

          (vii) No event, act or condition having or causing a Material Adverse Effect shall have occurred since September 30, 1998.

          (viii) The transactions contemplated by the WWA Merger Agreement shall have been consummated in accordance with all applicable laws.

          (ix) The Loan Parties shall have paid (or made arrangements satisfactory to the Administrative Agent to pay) in full all loans, accrued interest and fees, and expenses and indemnities owing to the agents and the lenders under the Existing Credit Agreement.

                  (b) The obligations of any Lender to fund Loans (including Loans made on the Initial Funding Date) and of the Issuing Bank to issue, renew, amend, or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent:

          (i) THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED A LOAN REQUEST OR LETTER OF CREDIT REQUEST, AS THE CASE MAY BE, EXECUTED BY AN AUTHORIZED OFFICER OF A BORROWER AND SUBMITTED ON OR BEFORE THE APPLICABLE TIME SET FORTH IN Section 2.4(a) HEREOF.

          (ii) The Loan Parties shall have paid to the Administrative Agent all fees then due pursuant to SECTION 3.1 hereof.

          (iii) The Administrative Agent shall have received, on behalf of the Agents and the Lenders, an Officer's Certificate from Cornerstone, individually and as sole general partner of Cornerstone LP, certifying that
     (1) each of the representations and warranties made in or pursuant to any Facility Document shall be true and correct in all material respects when made and on and as of the applicable Funding Date (except to the extent any representation or warranty expressly relates to an earlier date or has been revised as expressly permitted herein), and (2) no Default or Event of Default shall have occurred and be continuing on such date after giving effect to the making of the Loans requested in the applicable Loan Request.

(c) In the event that the Initial Funding Date does not occur before the earlier to occur of (i) January 31, 1999 and (ii) the date of termination of the WWA Merger Agreement in accordance with the provisions of Section 18 thereof, this Agreement and the Commitments shall immediately terminate without any further action or notice on the part of the Borrowers, the Agents or the Lenders, and the Facility Documents shall be null and void and of no force and effect, except to the extent that any provisions of the Facility Documents by their terms survive termination of the Facility Documents; provided, however, that in the event that, as of January 4, 1999 (A) the Division of Corporate Finance of the United States Securities and Exchange Commission has not completed the review of the preliminary proxy solicitation materials in respect of the WWA Merger
Agreement, and (B) the WWA Merger Agreement has not been terminated in accordance with the provisions of Section 18 thereof, the Borrowers may, by written notice delivered to the Administrative Agent on or before 2:00 PM on January 4, 1999, extend the date set forth in CLAUSE (I) of this SECTION 6.1(C) to a date no later than February 28, 1999. Until the conditions precedent to the making of the Loans on the Initial Funding Date occur or are satisfied, the Existing Agreement shall be in full force and effect, without giving effect to any amendment or modification set forth in this Agreement.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

     The Loan Parties jointly and severally covenant and agree that, until the Commitments have been terminated and the Notes, together with interest, and all other Indebtedness of the Loan Parties to the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders under this Agreement and the other Facility Documents, are paid in full, unless specifically waived in writing by the Required Lenders:

                  SECTION 7.1. Financial Statements and Other Information. The Loan Parties shall furnish to the Administrative Agent:

                  (a)  Quarterly  Financial   Statements.   As  soon  as
         practicable and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of Cornerstone, consolidated balance sheets of the Loan Parties and their Subsidiaries, consolidated statements of income and retained earnings of the Loan Parties and their Subsidiaries, and consolidated statements of cash flow of the Loan Parties and their Subsidiaries, as at the end of and for the quarterly period then ended and as at and for the period commencing at the end of the previous fiscal year and ending with such quarter, all in reasonable detail and certified by the chief financial officer of Cornerstone to be true and correct in all material respects and to have been prepared in accordance with GAAP (except for the omission of footnotes), subject to normal recurring year-end audit adjustments;

                  (b) Annual Financial Statements. As soon as practicable and in any event within 90 days after the end of each fiscal year of Cornerstone commencing with the fiscal year ending December 31, 1998, consolidated balance sheets of the Loan Parties and their Subsidiaries, consolidated statements of income and retained earnings of the Loan Parties and their Subsidiaries, and consolidated statements of cash flow of the Loan Parties and their Subsidiaries, prepared in accordance with GAAP, as at the end of and for the fiscal year just closed, all in reasonable detail, presented in a manner consistent with the financial statements for the preceding fiscal year (if any), and, with respect to such consolidated statements, certified (without any going concern or scope of audit qualification) by PricewaterhouseCoopers LLP, independent certified public accountants, or such other firm of independent certified public accountants of recognized national standing as the Borrowers may select from time to time;

                  (c) No Default Reports and Compliance Certificates. Concurrently with the delivery of the financial statements required to be furnished under SECTIONS 7.1(A) AND 7.1(B) hereof, a certificate, in the form annexed hereto as EXHIBIT H, signed by the chief financial officer of Cornerstone individually and as sole general partner of Cornerstone LP, and promptly upon the occurrence of any Default or Event of Default, certificates signed by Authorized Officers of the Loan Parties stating (A) that a review of the activities of the Loan Parties during such period has been made under their immediate supervision with a view to determining whether the Loan Parties have observed, performed and fulfilled all of their obligations under the Facility Documents, and (B) that there existed during such period no Default or Event of Default or if any such Default or Event of Default has occurred and is continuing, specifying the nature thereof, the period of existence thereof and what action the Loan Parties propose to take, or have taken, with respect thereto; each such certificate shall be accompanied by a schedule setting forth the computations as of the end of such period of each of the financial ratios or tests specified in SECTION 8.5 THROUGH 8.10 hereof, if any, that are applicable to the Loan Parties;

                  (d) Management Letters. Concurrently with the delivery of the financial statements required to be furnished under SECTION 7.1(B) hereof, any management letters prepared by the independent certified public accountants of the Loan Parties described above, setting forth any weaknesses in the accounting and control procedures of the Loan Parties;

                  (e) Accountants' Certification. Concurrently with the delivery of the financial statements required to be furnished under
         SECTION 7.1(B) hereof, a written statement of the independent certified public accountants of the Loan Parties described above stating that, in connection with their audit examination, nothing came to their attention that caused them to become aware of any Default or Event of Default that has occurred and is continuing and that relates to financial or other accounting matters or the financial ratios and restrictions contained in ARTICLE VIII hereof, or, if such accountants have become aware of such event, describing it (such written statement may be qualified by a certification of such accountants that their audit was not directed primarily toward obtaining knowledge of such events);

                  (f) SEC Filings and Press Releases. Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrowers to their respective security holders, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Cornerstone with the NYSE, any other securities exchange or with the Securities and Exchange Commission or any other Governmental Authority or private regulatory authority, and (iii) all press releases and other statements made available generally by the Loan Parties or any of their Subsidiaries to the public concerning material developments in the business of the Loan Parties or such Subsidiary;

                  (g) Rent Rolls.  If  requested  by the  Administrative
         Agent, a true, complete and correct Rent Roll for each Property for the fiscal quarter ending not less than 45 days prior to such request, accompanied by an Officer's Certificate, dated as of the date of delivery of such Rent Roll, certifying that such Rent Roll is true, correct and complete in all material respects.

                  (h) Governmental Notices. Promptly upon the issuance or filing or receipt thereof, copies of all material reports, written notices and other materials sent by the Loan Parties to, or received by the Loan Parties from, any Governmental Authority (including, without limitation, the Internal Revenue Service and the PBGC);

                  (i) ERISA Events and Notices. (i) promptly upon becoming aware of the occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Loan Parties or any of their ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrowers or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (B) all notices received by the Loan Parties or any of their ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (C) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

                  (j) Environmental Reporting. As soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of the Loan Parties or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Property or which relate to a claim under Environmental Laws, which in any case is reasonably expected to have a Material Adverse Effect; and

                  (k) Other Information. With reasonable promptness, such additional information regarding the business, financial or corporate affairs of the Loan Parties as the Administrative Agent, at the request of any Lender, reasonably may request from time to time.

                  SECTION 7.2. Notice of Certain Events. The Loan Parties shall give written notice to the Administrative Agent:

                  (a) promptly upon obtaining knowledge thereof, of any written notice of a violation or violations received by the Loan Parties or any of their Subsidiaries from any Governmental Authority which, if such violation or violations were established, could reasonably be expected to have a Material Adverse Effect;

                  (b) promptly upon obtaining knowledge thereof, of any Default or Event of Default, specifying the nature and extent thereof and what action the Loan Parties propose to take, or have taken, with respect thereto;

                  (c) promptly upon obtaining knowledge thereof, of any breach or default by any of the Loan Parties or any of their Subsidiaries or Affiliates with respect to any material term of (A) any evidence of any secured or recourse Indebtedness, any Contingent Obligation, or any Property Obligation or (B) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness, Contingent Obligation or Property Obligation, if the effect of such breach or default is to cause, or permit the holder or holders of that Indebtedness, Contingent Obligation or Property Obligation (or a trustee on behalf of such holder or holders) or agreement described in the foregoing subclauses
         (ii)(A) and (ii)(B) to cause, that Indebtedness, Contingent Obligation or Property Obligation to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise), or to allow the contraparty to such Property Obligation to terminate such Property Obligation;

                  (d) promptly upon obtaining knowledge thereof, of any other matter or matters that have or cause or could reasonably be expected to have or cause a Material Adverse Effect;

                  (e) promptly upon obtaining knowledge thereof, of any attachment, judgment, lien, levy or order which may be placed on or assessed against or threatened in writing against a Loan Party or any of its Subsidiaries which is material to any Loan Party;

                  (f) promptly, and in any event within 10 days of a good faith determination of an Authorized Officer of a Loan Party, of all legal or arbitral proceedings or investigations (including, without limitation, by any Governmental Authority) against or relating to any Loan Party or any Property that (either individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect and, to the extent permitted by law and requested by the Administrative Agent, a copy of all material documents served on the Loan Parties relating to any such proceeding or investigation;

                  (g) promptly, and in any event within 10 days after obtaining knowledge thereof, of all legal or arbitral proceedings or investigations affecting the Loan Parties or any of their Subsidiaries that:

                    (i)   question   or   challenge    either   the    validity,
               enforceability or priority of any Facility Document; or

                    (ii) seek to rescind,  terminate,  revoke, cancel, withdraw, suspend, modify or withhold any necessary and material license, permit, registration or membership of the Loan Parties;

         and, to the extent permitted by law and requested by the Administrative Agent, a copy of all documents served on the Loan Parties relating to any such proceeding or investigation;

                  (h) promptly, and in any event within 10 days after obtaining knowledge thereof, of all legal or arbitral proceedings or investigations (i) affecting any of the Properties or (ii) arising out of or in respect of any Property Obligations, and which, in any case, if adversely determined, is reasonably expected to have a Material Adverse Effect;

                  (i) promptly upon obtaining knowledge thereof, any fact, condition, occurrence or circumstance which could reasonably be expected to give rise to a claim under or pursuant to any existing Legal Requirements pertaining to Hazardous Materials on, in, under or originating from any Property or any part thereof or any other real property owned or occupied by any Loan Party or arising out of the conduct of any Loan Party, including claims for the presence of Hazardous Materials at any other property, and in each case which in any case is reasonably expected to have a Material Adverse Effect;

                  (j) promptly, and in any event not less than 2 Business Days after the occurrence, of any event giving rise to a mandatory prepayment of the Loans under SECTION 2.7(B) hereof;

                  (k) promptly, and in any event no later than 10 days prior to the occurrence thereof, of any sales or purchases of assets in an amount in excess of $10,000,000 in book value and of any issuances of debt or equity securities or incurrences of any Indebtedness, in each case by any of the Loan Parties; and

                  (l) promptly, and in any event within 1 Business Day after the occurrence thereof, any change in the senior unsecured indebtedness rating of either Borrower from Moody's or S&P.

For the purposes of this SECTION 7.2, the Loan Parties will be deemed to have and obtain knowledge of any event or condition when any Authorized Officer of the Loan Parties has or obtains actual knowledge thereof.

          SECTION 7.3.  Maintain  Existence.  Except as permitted  under SECTION
     8.13 OR 8.18 hereof, the Loan Parties and each of their Subsidiaries shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect their respective corporate, partnership, limited liability company or trust existence, as the case may be, and all material rights, licenses, permits and franchises required or useful in the conduct of its business.

          SECTION 7.4. Qualified Income Covenant; Cornerstone Common Stock. (a) Each Borrower will conduct its affairs and the affairs of its Subsidiaries in a manner so as to continue to qualify Cornerstone as a REIT under Sections 856-886 of the Code.

          (b) Cornerstone shall at all times hereafter (i) cause the Cornerstone Common Stock to be duly listed on the NYSE, and (ii) timely file all reports required to be filed by it with the NYSE.

          SECTION 7.5. Taxes and Claims. The Loan Parties shall duly pay and discharge:

                  (a) all taxes, assessments and governmental charges upon or against the Loan Parties or their properties or assets prior to the date on which penalties attach thereto, unless and to the extent that the validity of such charges is being diligently contested in good faith by appropriate proceedings and adequate reserves in conformity with GAAP have been provided therefor on the books of the Loan Parties;

                  (b) all lawful Indebtedness, obligations and claims for labor, materials, supplies, services or otherwise (including without limitation, obligations as a tenant under leases) which, if unpaid, could reasonably be expected to become a Lien upon property of a Loan Party (other than a Lien permitted by SECTION 8.1 hereof), unless and to the extent that the validity of such Indebtedness, obligation or claim is being diligently contested in good faith by appropriate proceedings and adequate reserves in conformity with GAAP have been provided therefor on the books of the Loan Parties; and

                  (c) all legally  required  contributions  to Employee  Benefit
         Plans and Multiemployer Plans and all legally required withdrawal liability payments.

          SECTION 7.6. Insurance. (a) The Loan Parties shall (i) keep all of the Properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards and (ii) maintain adequate insurance at all times with responsible carriers against liability on account of damage to persons and property and under all applicable workmen's compensation laws. For the purposes of this SECTION 7.6(A), (x) insurance on Unencumbered Properties shall be deemed adequate if the same is not less extensive in coverage and amount (1) than is customarily maintained on Class A office properties by other Persons engaged in the same or similar business similarly situated, and (2) than is customarily required by lenders to be maintained on Class A office properties in connection with real property financing secured by or otherwise with recourse to such office properties, and (y) insurance on all other Properties shall be deemed adequate if maintained in coverage and amount in accordance with the requirements of any mortgages on or financing with recourse to such Properties.

                  (b) The Loan Parties, from time to time upon the reasonable request of the Administrative Agent, promptly shall furnish or cause to be furnished to the Administrative Agent evidence, in form and substance reasonably satisfactory to the Administrative Agent, of the maintenance of all insurance reasonably required by SECTION 7.6(A) hereof to be maintained, including, but not limited to, such originals or copies as the Administrative Agent reasonably may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

          SECTION 7.7. Books and Records; Fiscal Year. The Loan Parties shall maintain, at all times, true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with GAAP consistently applied and in compliance in all material respects with the applicable regulations of any Governmental Authority having jurisdiction. No Loan Party shall change its fiscal year.

          SECTION 7.8. Maintain Properties and Rights. (a) The Loan Parties shall, and shall cause each of their Subsidiaries to, keep their properties, including the Existing Properties, the New Properties, and the Unencumbered Properties, in good repair, working order and condition (subject to such wear and tear as may occur in the ordinary course of business) and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with reasonably prudent business management.

                  (b) The Loan Parties shall, and shall cause each of their Subsidiaries to, maintain the ownership of, or the right to use, all material patents, trademarks, service marks, trade names, copyrights and other intellectual property used or useful in the conduct of their business, free of any and all claims of infringement or violation, unless and to the extent that the validity of such claim is being diligently contested in good faith by appropriate proceedings and adequate reserves in conformity with GAAP have been provided therefor on the books of the Loan Parties.

                  (c) Notwithstanding the foregoing, the Loan Parties shall not be obligated to take any action that could reasonably be expected to void any applicable exemption from liability with respect to the matters covered hereunder.

          SECTION 7.9. Inspection by Administrative Agent and Lenders; Appraisals. (a) The Loan Parties shall allow any representative or representatives of the Administrative Agent from time to time upon reasonable prior notice to visit and inspect any of the offices of the Loan Parties and any Properties, to examine and audit the books of account and other records and files of the Loan Parties, to make copies thereof and to discuss the affairs, business, finances and accounts of the Loan Parties with its officers and employees, all at such reasonable times and as reasonably requested by the Administrative Agent; PROVIDED, HOWEVER, that such representative uses reasonable efforts not unduly to interfere with or delay the reasonable operation of normal business.

        (b) The Administrative Agent may from time to time obtain Appraisals of any assets or property of the Loan Parties, and the Loan Parties shall cooperate fully with the appraiser selected by the Administrative Agent to conduct such Appraisals. In the event that the Loan Parties obtain an appraisal of one or more of the Properties other than pursuant to this subsection, the Loan Parties shall at their expense deliver a copy of such appraisal to the Administrative Agent promptly upon the completion thereof and the Administrative Agent may elect, in its sole discretion and subject to Applicable Laws, to treat such appraisal as an "Appraisal."

          SECTION 7.10. Pay Indebtedness and Perform Obligations. The Loan Parties shall:

                  (a) make full and timely payments of all amounts owed by the Loan Parties to the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders, whether now existing or hereafter arising,

                  (b) duly comply in all material respects with all the terms and covenants contained in each of the instruments and documents furnished in connection with or pursuant to this Agreement or the other Facility Documents, and

                  (c) duly comply in all material respects with all applicable provisions of all other material agreements, indentures, leases, contracts and other documents (including, but not limited to, all Property Obligations) binding upon any Loan Party or any or its properties or assets, except where noncompliance would not have or cause a Material Adverse Effect, all at the times (and in any case prior to the expiration of any applicable grace periods) and places and in the manner set forth therein.

          SECTION 7.11. Compliance With Laws. The Loan Parties shall comply with all applicable Legal Requirements, including, without limitation, all Legal Requirements relating to the operation of commercial office properties, except where (i) the failure so to comply could not reasonably be expected to have a Material Adverse Effect or (ii) the validity of such law, rule, regulation or ordinance is being diligently contested in good faith by appropriate proceedings and adequate reserves in conformity with GAAP have been provided therefor on the books of the Loan Parties.

          SECTION 7.12. Environmental Compliance. (a) The Loan Parties shall, and shall cause each of their Subsidiaries to, keep all Properties and all other property owned or operated by them free of Hazardous Materials (except customary materials in the usual amounts used and/or stored for usage, used in the normal operations of a Class A office property and in compliance with Legal Requirements) and comply with Legal Requirements, except where the failure to do any of the foregoing is not reasonably expected to have a Material Adverse Effect.

                  (b) Except to the extent it does so on the date hereof in strict compliance with all applicable Legal Requirements and in a manner that does not cause a Release or threat of Release of Hazardous Materials, each of the Loan Parties shall, and shall cause each of their Subsidiaries to, not use any Property, and shall not suffer or permit the use of any Property, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, or produce Hazardous Materials, and shall not cause or knowingly permit, as a result of any act or omission on the part of the Loan Parties or any occupant, tenant, subtenant or invitee or licensee, the installation, use, storage, release, disposal or handling of Hazardous Materials onto any Property or suffer the installation, use, storage, release, disposal or handling of Hazardous Materials on any Property, except, in each case, as used properly and in a manner as is customary in the normal operation of a Class A office property. The Loan Parties shall undertake promptly and pursue diligently to completion appropriate action reasonably necessary to address any Release of Hazardous Materials on, upon, from or into any real property owned or operated by them, from any real property adjacent to any of the foregoing.

                  (c)  The  Loan   Parties   agree  to   provide   the
Administrative Agent with copies of any written notifications of any material Releases of Hazardous Materials at any Property that any Authorized Officer of a Loan Party or any of its Subsidiaries either gives to or receives from any Governmental Authority or tenant or, if any Authorized Officer of a Loan Party or any of its Subsidiaries has actual notice thereof, that any owner, manager or receiver of a Property either gives or receives.

                  (d) The Loan Parties hereby jointly and severally agree
to, and shall cause each of their Subsidiaries to, defend, indemnify and hold harmless the Administrative Agent, the Syndication Agent, the Documentation Agent, the Lenders and their Assignees and each of their successors and assigns, and the employees, agents, officers and directors of each of the foregoing, from and against any and all claims, demands, judgments, fines, penalties (civil or criminal), damages, actions, causes of action, injuries, settlements, administrative orders, consent agreements and orders, liabilities, economic loss, costs and expenses of whatever kind or nature whether imposed or incurred within or outside judicial process (including, without limitation, cleanup costs, reasonable consultants' fees and disbursements and investigations and laboratory fees and attorneys' fees) related to or arising at any time or from time to time directly or indirectly from, out of or by reason of any of the following:

                  (i) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Materials at, over, on, under or from or affecting any Property, regardless of its origin;

                  (ii) compliance with any Legal Requirement with respect to Hazardous Materials governing the Loan Parties, their businesses, operations, property, assets or equipment, or resulting from the exercise by the Administrative Agent or any Lender of any right under the Facility Documents;

                  (iii) any personal injury (including, without limitation, wrongful death, disease or other health condition related to or caused by, in whole or in part, any Hazardous Materials) or property damage (real or personal) arising out of or related to any Hazardous Materials of whatever origin in, on, over, under, from or affecting any Property or any part thereof whether or not disclosed by any environmental report relative to such Property;

                  (iv) any action, suit or proceeding brought or threatened by or settlement reached with any Governmental Authority or other Person, or order of any Governmental Authority relating to such Hazardous Material (whether or not disclosed by any environmental report relative to any Property);

                  (v) any violation of the provisions, covenants, representations or warranties of SECTION 5.9, 5.21 AND/OR 7.12 hereof or of any Legal Requirement which is based on or in any way related to any Hazardous Materials in, on, over, under, from or affecting any Property or any part thereof including, without limitation, the cost of any work performed and materials furnished in order to comply therewith (whether or not disclosed by any environmental report relative to such Property) or to enforce the provisions of this SECTION 7.12, including, without limitation, the cost of assessment, containment and/or removal, to the extent required by applicable Legal Requirements, of any and all Hazardous Materials or any surrounding areas, the cost of any actions, to the extent required by applicable Legal Requirements, taken in response to the presence, release or threat of release of any Hazardous Materials on, in, under or affecting any portion of any Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with applicable Legal Requirements in connection with all or any portion of any Property or any surrounding areas; and/or

                  (vi) any act or omission of the Loan Parties, any owner, operator, manager or receiver of a Property, its officers, employees, agents, contractors, invitees, licensees, or permitees giving rise to liability under any Legal Requirements with respect to Hazardous Materials;

PROVIDED, HOWEVER, that the Loan Parties' obligation to defend, and to cause each of its Subsidiaries to defend, under this SECTION 7.12 shall include the right to assert in good faith any defense available under Legal Requirements, including with respect to any exemptions from liability available to lenders under environmental laws; and, PROVIDED, FURTHER, that indemnification shall not apply with respect to any Person to any matter to the extent such matter is determined to have been caused by such Person's gross negligence or willful misconduct.

                  (e) The  obligations  and  indebtedness  of the  Loan
Parties under SECTION 7.12(D) hereof, notwithstanding anything contained herein or in any other document or agreement which may be construed to the contrary, shall survive the repayment of the Loans and the termination and/or discharge of the Notes and other Facility Documents.

                  (f) If,   in  the   reasonable   judgment   of  the
Administrative Agent based upon governmental notice or a third party claim, there are grounds to suspect that a reportable material Release of Hazardous Materials has occurred or is occurring, the Administrative Agent is hereby specifically authorized at its sole election, at the expense of the Loan Parties, upon five (5) days' prior written notice to the Borrowers, on behalf of the Loan Parties (except in the case of an emergency), to cause one or more environmental assessments of the Release to be undertaken. Environmental assessments may include a detailed visual inspection of the Properties, or any of them, including, without limitation, all storage areas, storage tanks, drains, dry wells and leaching areas, as well as the taking of soil samples, surface water samples and ground water samples, and such other investigation or analysis as is necessary or appropriate for an assessment of Release. Notwithstanding the foregoing, the Administrative Agent, in its sole discretion and from time to time (but not more often than once in any two-year period), at the sole expense of the Loan Parties, may cause an environmental site assessment (a "Phase I Assessment") of any or all of the Properties to determine (i) if any Hazardous Materials exist on the Properties (including groundwater on, in or under a Property) and (ii) if any condition, use or operation exists at or on any Property about which a Governmental Authority would, under Legal
Requirements, require corrective action. The Phase I Assessment shall be conducted by a qualified environmental consultant and may include, in the reasonable discretion of the Administrative Agent, a visual inspection of the Properties, examination of public records, research of the Loan Parties' records pertaining to the Properties and sampling of suspected asbestos-containing building materials and lead-based paint.

                  (g) Any sums expended or incurred by the Administrative
Agent to cure any breach or default by the Loan Parties under the provisions of this SECTION 7.12 shall be due and payable within 10 days after receipt of an invoice therefor (accompanied by customary supporting material) with interest thereon at the Default Rate.

          SECTION 7.13. Further Assurances. Upon the reasonable request of the Administrative Agent, the Syndication Agent, the Documentation Agent or the Required Lenders, the Loan Parties, at their cost and expense, shall, and shall cause each of their Subsidiaries to, duly execute and deliver, or cause to be duly executed and delivered, to the Administrative Agent (without cost to the Administrative Agent, the Syndication Agent, the Documentation Agent or the Lenders) such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Administrative Agent, the Syndication Agent, the Documentation Agent or such Lenders to carry out more effectually the provisions and purposes of this Agreement and the other Facility Documents.

          SECTION 7.14. Impositions and Discharge of Liens. (a) General Liens. Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly, at its own cost and expense, take such action as may be necessary duly to discharge, by bonding or otherwise, any Lien on any Property to the extent not permitted under SECTION 8.1 hereof.

                  (b) Impositions. (i) Payment of Impositions. The Loan Parties shall pay, or cause to be paid, before any penalty, interest or cost for nonpayment thereof may be added thereto, all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary (collectively, "Impositions"), foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a Lien upon, all or any part of a Property, the revenues, rents, issues, income and profits of all or any part of a Property or arising in respect of the occupancy, use or possession thereof if failure to pay could have a Material Adverse Effect. The Loan Parties will also pay, or cause to be paid, any penalty, interest or cost for non-payment of such Impositions which may become due and payable, and such penalties, interest or cost shall be included within the term Impositions. The Loan Parties will furnish to the Administrative Agent upon the request of the Administrative Agent, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all such Impositions.

                  (ii) Right To Contest.  (A)  Notwithstanding the provisions of
SECTION 7.14(B)(I) hereof, the Loan Parties shall have the right, at their sole expense, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to the Lenders or the Administrative Agent, the Syndication Agent, the Documentation Agent or any of its or their agents, employees, officers or directors, the validity, amount or application of any Imposition on or in respect of any Property other than any Property on which a Borrower or any of its Subsidiaries has granted a Lien or Liens to or for the benefit of the Lenders to secure repayment of any part of the Obligations; PROVIDED, HOWEVER, that the prosecution of any such contest would not be likely to result in a Material Adverse Effect.

                  (B) Notwithstanding the provisions of SECTION 7.14(B)(I) hereof, the Loan Parties shall have the right, at their sole expense, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to the Lenders or the Administrative Agent, the Syndication Agent, the Documentation Agent or any of its or their agents, employees, officers or directors, the validity, amount or application of any Imposition on or in respect of any Property on which a Borrower or any of its Subsidiaries has granted a Lien or Liens to or for the benefit of the Lenders to secure repayment of any part of the Obligations; PROVIDED, HOWEVER, that:

     (1) NO DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING DURING SUCH PROCEEDINGS AND THE FAILURE TO PAY SUCH IMPOSITION SHALL NOT OTHERWISE VIOLATE THE TERMS OF THE FACILITY DOCUMENTS;

     (2) SUCH CONTEST AND/OR THE FAILURE TO PAY SUCH IMPOSITION WILL NOT (I) SUBJECT THE LENDERS, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE DOCUMENTATION AGENT OR ANY OF ITS OR THEIR AGENTS, EMPLOYEES, OFFICERS OR DIRECTORS, TO ANY CRIMINAL OR MATERIAL CIVIL LIABILITY OR (II) MATERIALLY ADVERSELY AFFECT THE OWNERSHIP, USE OR OCCUPANCY OF ANY PROPERTY OR (III)
     ADVERSELY AFFECT THE PRIORITY OF ANY LIEN SECURING THE LOANS OR ANY GUARANTY THEREOF;

     (3) SUCH CONTEST SUSPENDS ENFORCEMENT OF THE IMPOSITION AND SUCH CONTEST IS MAINTAINED AND PROSECUTED DILIGENTLY;

     (4) THE APPLICABLE PROPERTY OR ANY PART THEREOF OR ANY INTEREST THEREIN WILL NOT BE IN ANY IMMINENT DANGER OF BEING SOLD, FORFEITED OR LOST BY REASON OF SUCH CONTEST;

     (5) THE LOAN PARTIES SHALL APPRISE THE ADMINISTRATIVE AGENT FULLY, UPON REQUEST BY THE ADMINISTRATIVE AGENT, FROM TIME TO TIME, BY WRITTEN NOTICE OF THE STATUS OF SUCH CONTEST AND/OR CONFIRMATION OF THE CONTINUING SATISFACTION OF THE FOREGOING CLAUSES OF THIS Section 7.14(b)(ii)(B); AND

     (6) UPON A FINAL DETERMINATION OF SUCH CONTEST, THE LOAN PARTIES SHALL PROMPTLY COMPLY WITH THE REQUIREMENTS THEREOF.

Upon completion of any contest, the Loan Parties shall immediately pay, or cause to be paid, the amount due, if any, and deliver to the Administrative Agent proof of the completion of the contest and payment of the amount due, if any.

                  SECTION 7.15. Leases and Rents. (a) The Loan Parties will (i) perform or cause to be performed the lessor's obligations under any Lease now or hereafter affecting the whole or any part of any Property, (ii) enforce, or cause to be enforced, the performance by each lessee under its respective Lease of all of said lessee's obligations thereunder and (iii) hold or cause to be held all tenant security deposits in a separate account to be used only for such purpose in accordance with all applicable Legal Requirements, in each case, unless failure to do so would not be likely to result in a Material Adverse Effect.

                  (b) The Loan Parties may not (i) assign, mortgage, pledge or otherwise transfer, dispose of or encumber, whether by operation of law or otherwise, any Lease of a Property or the Rents or other income thereunder or therefrom except as permitted under SECTION 8.1 hereof or (ii) accept or permit the acceptance of a prepayment of any rents for more than one month in advance of the due dates therefor, PROVIDED, HOWEVER, that, so long as no Event of Default shall have occurred and be continuing, the Loan Parties may accept or permit the acceptance of a prepayment of rents of up to six months in advance of the due dates therefor so long as (x) the aggregate amount of such prepaid rents of up to six months in advance of the due dates therefor of all tenants during any fiscal year of the Borrowers is not greater than $2,500,000, and (y) any such prepayment shall apply to the then-current period of the prepaying tenant's occupancy.

                  SECTION 7.16. Excess Cash Flow. Cornerstone LP shall cause the transfer of all "Excess Cash Flow" (as defined below) of each of its Wholly-Owned Subsidiaries, and its applicable share of such "Excess Cash Flow" of each of its other Subsidiaries (to the extent that Cornerstone LP or its Subsidiaries can cause such transfer in accordance with the governing documents of such other Subsidiaries), to Cornerstone LP as promptly as possible but in no event less often than once a month. "Excess Cash Flow" for any period of determination shall mean an amount equal to all NOI of such Subsidiary for such period minus all debt service payments of such Subsidiary made in such period minus normal and customary Capital Expenditures incurred by such Subsidiary in such period.

                  SECTION 7.17. Acquisition of Properties. The Borrowers and their Subsidiaries shall acquire, or shall invest in joint ventures which shall acquire, only Class A office properties in major metropolitan central business districts and major suburban markets of the United States; PROVIDED, HOWEVER, that the Borrowers and their Subsidiaries shall not acquire any New Property which is an Unencumbered Property and which the Borrowers intend to use in their calculations for the covenants set forth in SECTIONS 8.9 AND 8.10 hereof, unless and until

         (i) the Borrowers shall have provided to the Administrative Agent (A) the most recent rent rolls for each such New Property, (B) one-year historical and three-year projected operating statements for each such New Property, (C) cash flow projections for each such New Property, (D) Capital Expenditure budgets for each such New Property, (E) leases and lease summaries for each such New Property (including any separate agreements regarding concessions to or options from tenants), (F) tenant financial statements, to the extent available, for each such New Property, (G) an aging of rent payments and rent payment histories for each major tenant of each such New Property, (H) copies of the most recent Phase I environmental reports for each such New Property as well as copies of all existing environmental reports and audits (whether prepared by a Loan Party or any of its Subsidiaries or by independent consultants) pertaining to each such New Property, (I) copies of the partnership agreement or joint venture agreement, if any, governing the entity acquiring each such New Property, and (J) a physical inspection (at the Borrower's expense) of each such New Property, and

         (ii) the Administrative Agent shall have determined, in its sole and reasonable discretion based on the financial analysis described in clause (i) above, that the acquisition of such New Property is not reasonably likely to cause a Material Adverse Effect.

                  SECTION 7.18. Additional Guarantors. The Borrowers and their Wholly-Owned Subsidiaries will cause (i) each of their respective Wholly-Owned Subsidiaries acquired after the date hereof, and (ii) each of their other Wholly-Owned Subsidiaries acquired after the date hereof which directly or indirectly owns an interest in a joint venture owning, or formed for the purpose of owning, title to a Property, to become a Guarantor and to execute and deliver to the Administrative Agent a counterpart of this Agreement executed by each such Subsidiary together with all other documents, agreements and instruments reasonably requested by the Administrative Agent to assure each such Subsidiary assumes all of the obligations of a Guarantor hereunder; PROVIDED, HOWEVER, that no Subsidiary of either Borrower listed on SCHEDULE 7.18(A) hereto, as the same shall be amended from time to time, shall be required to become a Guarantor hereunder until such time as

              (a) (X) it has  material  real  property  assets other than one or
              more  of  the   following   properties   (the   "DIHC   Collateral
              Properties"):

     (1) the property identified as "Charlotte Plaza" on pages 70 to 71 of the Cornerstone Proxy Statement;

     (2) the property identified as "527 Madison Avenue" on pages 85 to 87 of the Cornerstone Proxy Statement;

     (3) the property identified as "One Lincoln Centre" on pages 88 to 89 of the Cornerstone Proxy Statement;

     (4) the property identified as "Market Square" on pages 63 to 65 of the Cornerstone Proxy Statement; or

     (5) the property identified as "200 Galleria" on pages 71 to 73 of the Cornerstone Proxy Statement; or

              (Y) it has material real property assets other than one or more of the properties listed on SCHEDULE 7.18(B), as the same shall be amended from time to time (the "WWA Collateral Properties"), which properties as of the Initial Funding Date shall be mortgaged to secure the WWA Acquisition Debt and which mortgages prohibit such Subsidiary from becoming a Guarantor hereunder, until such restriction on guarantees under the mortgage securing such WWA Acquisition Debt no longer applies to such Subsidiary; or

              (Z) it has material assets other than Capital Interests in one or more Subsidiaries or joint ventures whose only material real property assets are one or more of the DIHC Collateral Properties or the WWA Collateral Properties; and

              (b) it is not a guarantor or co-obligor of payment of the DIHC Purchase Money Notes or the WWA Acquisition Debt.

          SECTION 7.19. Title/Status of Mortgage Loans.(a) The Borrowers and their Subsidiaries shall own and hold good title to each Mortgage Note and each Mortgage Loan free and clear of any Liens. The Borrowers and their Subsidiaries shall not waive, modify, alter, satisfy, cancel or subordinate any Mortgage Note, any of the Mortgages or any Mortgage Loan in any respect if the effect of such waiver, modification, alteration, satisfaction, cancellation or subordination is to cause a default under any covenant of this Agreement or any of the other Facility Documents.

          (b) Each Mortgage Note and each related Mortgage acquired by the Borrowers or their Subsidiaries shall be the legal, valid and binding obligation of each party obligated thereunder, enforceable against such party in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally. Each Mortgage acquired by the Borrowers or their Subsidiaries shall create a first priority Lien on the property which is the subject of such Mortgage. Each Mortgage Loan acquired by the Borrowers or their Subsidiaries shall be made in compliance with all applicable laws and shall not violate any usury or similar law regulating the applicable maximum permitted rates of interest for loans, extensions of credit or forbearances. Each Mortgage Note acquired by the Borrowers or their Subsidiaries shall be free from material adverse claims, setoffs, defaults, defenses, retainages, holdbacks and conditions precedent of any kind or character.

         SECTION 7.20. YEAR 2000. THE BORROWERS SHALL USE THEIR REASONABLE EFFORTS TO ENSURE THAT THE FOLLOWING ARE YEAR 2000 COMPLIANT IN A TIMELY MANNER, BUT IN NO EVENT LATER THAN DECEMBER 31, 1999: (A) THE BORROWERS THEMSELVES; AND
(B) EACH SUBSIDIARY. THE BORROWERS SHALL FURTHER MAKE REASONABLE INQUIRIES OF AND REASONABLE EFFORTS TO ENSURE THAT EACH OF THE FOLLOWING ARE SIMILARLY YEAR 2000 COMPLIANT: (X) EACH PROPERTY, (Y) ALL MAJOR TENANTS, INCLUDING WITHOUT LIMITATION EACH LESSEE AND EACH PROPERTY MANAGER; AND (Z) ALL MAJOR CONTRACTORS, SUPPLIERS, SERVICE PROVIDERS AND VENDORS OF THE BORROWERS AND THEIR SUBSIDIARIES. AS USED IN THIS PARAGRAPH, "MAJOR" SHALL MEAN PROPERTIES, ASSETS OR ENTITIES THE FAILURE OF WHICH TO BE YEAR 2000 COMPLIANT WOULD HAVE A MATERIAL ADVERSE EFFECT. THE TERM "YEAR 2000 COMPLIANT" SHALL MEAN, IN REGARD TO ANY PROPERTY OR ENTITY, THAT ALL SOFTWARE, HARDWARE, EQUIPMENT, GOODS OR SYSTEMS UTILIZED BY OR MATERIAL TO THE PHYSICAL OPERATIONS, BUSINESS OPERATIONS, OR FINANCIAL REPORTING OF SUCH PROPERTY, ASSET OR ENTITY (COLLECTIVELY THE
"SYSTEMS") WILL PROPERLY PERFORM DATE SENSITIVE FUNCTIONS BEFORE, DURING AND AFTER THE YEAR 2000. THE BORROWERS SHALL, WITHIN THIRTY BUSINESS DAYS OF THE ADMINISTRATIVE AGENT'S WRITTEN REQUEST, PROVIDE TO THE ADMINISTRATIVE AGENT SUCH CERTIFICATIONS OR OTHER EVIDENCE OF THE BORROWERS' COMPLIANCE WITH THE TERMS OF THIS PARAGRAPH AS THE ADMINISTRATIVE AGENT MAY FROM TiME TO TIME REASONABLY REQUIRE.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

                  The Loan Parties jointly and severally covenant and agree that, until the Commitments have been terminated and the Notes, together with interest and all other Indebtedness of the Loan Parties to the Administrative Agent or the Lenders under this Agreement and the other Facility Documents, are paid in full, no Loan Party, without the prior written consent of the Required Lenders (or, in the case of SECTIONS 8.9 AND 8.10 hereof, all the Lenders) except as otherwise expressly permitted elsewhere herein, shall do or suffer to occur or exist any of the following:

                  SECTION 8.1. Liens. Create, assume or suffer to exist any Lien upon any of its properties and other assets or those of its Subsidiaries, whether now owned or hereafter acquired; PROVIDED, HOWEVER, that the foregoing restriction and limitation shall not apply to the following Liens :

                  (a) Permitted Encumbrances;

                  (b) other Liens (including pledges or deposits in accordance with workers' compensation laws), incidental to the conduct of its business or the ownership of its property and assets, that are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and that do not in the aggregate, with respect to the Loan Parties taken as a whole, materially detract from the value of their property or assets, or materially impair the use thereof in the operation of their business;

                  (c) attachment, judgment and other similar Liens arising in connection with judicial or administrative proceedings, PROVIDED, HOWEVER, that either (i) execution or other enforcement of such Liens is effectively stayed or (ii) the claims secured thereby are being contested diligently in good faith by appropriate proceedings, adequate reserves in conformity with GAAP have been provided on the books of the Loan Parties, and no levy of execution or other comparable proceeding has been issued thereon and a Loan Party would not otherwise be subject to a forfeiture, or (iii) the liabilities secured by such Liens do not exceed $500,000 in the aggregate;

                  (d) Liens  securing the repayment of  Indebtedness  for
         which no properties or assets of the Loan Parties and their Subsidiaries, other than the properties or assets subject to such Liens, are subject to recourse for payment of such secured Indebtedness (other than for reasonable and customary exceptions to non-recourse protection);

                  (e) Liens created under the Facility Documents or other
         Liens in favor of the Administrative Agent for the benefit of the Lenders;

                  (f) Liens securing Indebtedness of the Loan Parties under the DIHC Purchase Money Notes and any guarantees of any of the Loan Parties thereof;

                  (g) Liens securing the repayment of Indebtedness incurred in connection with the purchase or lease of computers, office and telecommunications equipment, and other personal property used in the ordinary course of business; and

                  (h) Liens in existence on the date hereof and identified on SCHEDULE 5.7 hereto.

                  SECTION 8.2. Limitation on Investments. Make, or commit to make, any Restricted Investment, other than (i) Restricted Investments in Subsidiaries and Unconsolidated Affiliates formed for the purpose of acquiring a Property or (ii) an acquisition by purchase or otherwise of all or substantially all the stock or other evidence of beneficial ownership of any Person for the purpose of acquiring one or more Properties or as otherwise permitted pursuant to SECTION 8.13 hereof.

                  SECTION 8.3. Restricted Payments; Dividend Payout. Make, or obligate itself to make, any Restricted Payment, except for (i) payments in respect of Indebtedness and refinancings thereof not prohibited by SECTION 8.11 hereof, (ii) Dividends to holders of Cornerstone Preferred Stock, (iii) Dividends to holders of Cornerstone Common Stock, but only to the extent provided for in SECTION 8.20 hereof, (iv) distributions to holders of limited partnership units in Cornerstone LP, and (v) Dividends or distributions to a Borrower by any of its Subsidiaries; PROVIDED, HOWEVER, that if an Event of Default shall have occurred and be continuing, each Borrower may make the Restricted Payments described in clauses (ii), (iii) and (iv) above only to the extent necessary for such Borrower to maintain its status as a REIT under the Code.

                  SECTION 8.4. Working Capital. Permit Working Capital at any time to be less than $10,000,000.

                  SECTION 8.5. Equity Value. Permit Equity Value at any time to be less than an amount equal to (i) eighty per cent (80%) of the Equity Value as of the Initial Funding Date plus (ii) eighty per cent (80%) of all Equity Proceeds received by the Loan Parties and their respective Subsidiaries subsequent to the Execution Date.

                  SECTION 8.6. Leverage Ratio. Permit Consolidated Total Liabilities as at the end of any fiscal quarter to exceed fifty-five per cent (55%) of Total Property Asset Value as at the end of such fiscal quarter.

                  SECTION 8.7. Interest Coverage Ratio. Permit the ratio of Adjusted EBITDA to Interest Expense for any quarterly period ending as of the last day of any calendar quarter to be less than (i) at all times from and after the Execution Date to and including June 30, 1999, 2.00 to 1.00, and (ii) at all times after June 30, 1999, 2.25 to 1.00.

                  SECTION 8.8. Fixed Charge Coverage Ratio. Permit the ratio of Adjusted EBITDA to Consolidated Fixed Charges for any quarterly period ending as of the last day of any calendar quarter to be less than 1.75 to 1.00.

                  SECTION 8.9. Unencumbered Properties Asset Value. Subject to the proviso set forth in SECTION 7.17 hereof, permit the Unencumbered Properties Asset Value at any time to be less than $600,000,000.

                  SECTION 8.10. Additional Financial Covenants. (i) Subject to the proviso set forth in SECTION 7.17 hereof, permit at any time the ratio of
(X) the Unencumbered Properties Asset Value to (Y) an amount equal to the aggregate unsecured Indebtedness of the Loan Parties (including the Loan Parties' Ratable Share of Indebtedness of Unconsolidated Affiliates), to be less than 2.00 to 1.00.

                  (ii) Permit at any time the ratio of (X) Total Property Asset Value to (Y) an amount equal to the sum of, without duplication, (1) aggregate secured Indebtedness of the Loan Parties (including the Loan Parties' Ratable Share of Indebtedness of Unconsolidated Affiliates) permitted under this
Agreement plus (2) the amount by which the aggregate unsecured Indebtedness (excluding intercompany Indebtedness that would be eliminated in the consolidated financial statements of the Borrowers) of all Subsidiaries of the Borrowers (other than, in the case of Cornerstone LP, Cornerstone) exceeds $10,000,000, to be less than 2.50 to 1.00.

                  (iii) Subject to the proviso set forth in SECTION 7.17 hereof, permit at any time the ratio of (X) Combined Adjusted NOI of all Unencumbered Properties to (Y) Unsecured Interest Expense to be less than 2.25 to 1.00.

                  (iv) Permit at any time the ratio of (X) the sum of (1) aggregate budgeted project costs for all Construction in Process (including the Loan Parties' Ratable Share of such costs budgeted by Unconsolidated Affiliates) plus (2) the aggregate Undepreciated Cost Basis of all Properties acquired pursuant to forward purchase agreements in existence as of the date of determination, plus (3) the book value, determined in accordance with GAAP, of the aggregate ownership interests of the Borrowers and their Subsidiaries in Land to (Y) Total Property Asset Value to be greater than 0.15 to 1.00.

                  (v) Permit at any time the ratio of (X) aggregate ownership interests of the Borrowers and their Subsidiaries in Mortgages (valued in accordance with GAAP), to (Y) Total Property Asset Value to be greater than 0.05 to 1.00.

                  (vi) Permit at any time the ratio of (X) aggregate ownership interests of the Borrowers and their Subsidiaries in Properties which are not Class A office properties in major metropolitan central business districts and major suburban markets of the United States (valued in accordance with the definition of Total Property Asset Value), to (Y) Total Property Asset Value to be greater than 0.05 to 1.00.

                  SECTION 8.11. Indebtedness. (i) Incur Indebtedness the payment of which is secured by Liens on any of the Properties or any of the Loan Parties' other assets, whether now owned or hereafter acquired, or those of any of the Loan Parties' Subsidiaries; PROVIDED, HOWEVER, that the foregoing restriction and limitation shall not apply to (a) Indebtedness of the Loan Parties under the DIHC Purchase Money Notes and any guarantees of the Loan Parties thereof, (b) Indebtedness secured by Liens permitted pursuant to SECTION
8.1 hereof, and (c) Indebtedness for which no properties or assets of the Loan Parties and their Subsidiaries, other than the properties or assets subject to such Liens, are subject to recourse for payment of such secured Indebtedness (other than for reasonable and customary exceptions to non-recourse protection) and refinancings of such Indebtedness on terms then customary for similar transactions or on terms not materially less favorable to the Loan Parties.

                  (ii) Cause or permit any of the Loan Parties' direct or indirect Subsidiaries that is not a Guarantor to incur any Indebtedness, other than (a) Indebtedness for which no properties or assets of such Subsidiary, other than the properties or assets subject to Liens securing the repayment of such Indebtedness, are subject to recourse for payment of such Indebtedness (other than for reasonable and customary exceptions to non-recourse protection), and (b) other Indebtedness in an aggregate principal amount for all such Subsidiaries not to exceed $5,000,000.

                  SECTION 8.12. Asset Sales and Transfers. (i) Sell any Properties, or all of the Capital Interests of any Subsidiary that owns any Property or owns Capital Interests in another Person that owns a Property, unless prior to consummation of such sale, the Borrowers shall have delivered to the Administrative Agent an Officer's Certificate certifying to the Administrative Agent and the Lenders that immediately before and after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing or would result therefrom, with such certificate to be accompanied by a schedule setting forth the computations before and, on a pro forma basis, after giving effect to such sale of each of the financial ratios or tests specified in SECTION 8.5 THROuGH 8.10 hereof.

                  (ii) Subject to SECTION 8.13 hereof, sell or otherwise transfer any Capital Interest in a Guarantor to a Person other than a Borrower or another Guarantor, except to the extent the Property or Properties owned by such Guarantor could be transferred in accordance with CLAUSE (I) of this Section.

                  (iii) Subject to SECTION 7.2(K) hereof, sell any other assets other than in the ordinary course of business or as such assets become obsolete, damaged, or useless in the business of the Loan Parties.

                  SECTION 8.13. Certain Capital Transactions and Fundamental Changes. Consolidate with or merge into any other Person (other than a merger of (a) a Subsidiary into a Borrower or (b) a Subsidiary into another Subsidiary), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the business, property or fixed assets of the Borrowers and their Subsidiaries taken as a whole to any other Person, or directly or indirectly acquire by purchase or otherwise all or substantially all the business, property, or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, unless:

                  (i) either (X) a Borrower or a Subsidiary shall be the continuing Person or (Y) the Person formed by such consolidation or into which a Borrower or a Subsidiary is merged, or the Person who acquires all or substantially all of property and assets of the Borrowers and their Subsidiaries taken as a whole, expressly assumes pursuant to documentation and agreements satisfactory to the Administrative Agent and the Required Lenders the due and punctual payment of the principal of and interest on the Loans and the performance of all of the covenants and obligations of the applicable Loan Party under the Facility Documents;

                  (ii) immediately before and after giving effect to such merger, sale, conveyance, lease, or transfer on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such merger, sale, conveyance, lease, or transfer), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (iii) the business of (X) the Person formed by such consolidation or into which a Borrower or a Subsidiary is merged, or
         (Y) the Person who acquires all or substantially all of the property and assets of the Borrowers and their Subsidiaries taken as a whole, or
         (Z) the Person of which a Borrower or a Subsidiary has acquired by purchase or otherwise all or substantially all the business, property, or fixed assets of, or stock or other evidence of beneficial ownership, is the ownership and management of Class A office properties in major metropolitan central business districts and major suburban markets of the United States, and all of its real properties are Class A office properties in major metropolitan central business districts and major suburban markets of the United States, except as permitted pursuant to
         SECTION 8.10(VI) hereof;

                  (iv) Persons who are directors of Cornerstone immediately before such merger, sale, conveyance, lease, or transfer shall, after giving effect to such merger, sale, conveyance, lease, or transfer (other than the transactions contemplated by the WWA Merger Agreement), constitute at least 90% of the board of directors of (X) Cornerstone (if the continuing corporation) or (Y) the corporation formed by such consolidation or into which Cornerstone is merged, or (Z) the Person who acquires all or substantially all of the property and assets of Borrowers and their Subsidiaries taken as a whole; and

                  (v) In the case in which the Borrowers will acquire by purchase or otherwise all or substantially all the business, property, or fixed assets of, or stock or other evidence of beneficial ownership of another Person (the "Acquired Person"), no persons who are directors of Cornerstone immediately before such acquisition are also directors of the Acquired Person.

                  SECTION 8.14. Certain Amendments. Consent to any amendment, supplement, or other modification of, or by acts or omissions, permit to or suffer to be waived, modified or amended any of the terms (including acceleration, covenant, default, subordination, sinking fund, repayment, interest rate or redemption provisions) contained in, or applicable to, or any security for, any Subordinated Debt or other instrument evidencing or applicable to any Subordinated Debt, to the extent such action is materially adverse to the interests of the Loan Parties or the Lenders.

                  SECTION 8.15. Transactions with Affiliates. Enter into, or cause, suffer, or permit to exist, any transactions including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate (other than reasonable and customary fees paid to members of the board of directors of the Loan Parties)
(i) on a basis materially less favorable to the Loan Parties or their Subsidiaries, as the case may be, than could be obtained on an arm's length basis from a Person other than an Affiliate, and (ii) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 8.16. Management Agreements. Directly or indirectly enter into any management agreement or similar agreement delegating to another Person substantial authority over the leasing, maintenance or operation of any Property on a basis materially less favorable to the Loan Parties or their Subsidiaries, as the case may be, than could be obtained on an arm's length basis.

                  SECTION 8.17. Inconsistent Agreements. Enter into any agreement containing any provisions that would be violated or breached by the borrowing of the Loans or other extensions of credit hereunder or by the performance by any Loan Party of its obligations under any of the Facility Documents.

                  SECTION 8.18.  Maintenance of Corporate Existence.

          (a)(i) At any time be engaged, directly or indirectly, in any business other than the ownership, management and operation of Properties; or

          (ii) Except as permitted by SECTION 8.13 hereof, fail to cause to be done all things necessary to preserve the corporate, partnership, limited liability company, or trust existence of the Loan Parties; or

          (iii)  Fail  to  maintain   adequate   capital  for  the  normal
     obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

          (b) Anything to the contrary  provided in this SECTION 8.18 or SECTION
     7.3 hereof notwithstanding, the Borrowers shall have the right to wind up the affairs and dissolve in compliance with all applicable Legal
     Requirements any Subsidiary following the sale or other transfer by such Subsidiary in accordance with the terms of this Agreement of any Property owned by such Subsidiary or joint venture in which such Subsidiary holds a Capital Interest.

                  SECTION 8.19. Property Mix. Acquire New Properties that are not Class A office properties in major metropolitan central business districts and major suburban markets of the United States, except to the extent permitted under CLAUSE (VI) of SECTION 8.10 hereof.

                  SECTION 8.20. REIT Dividend Covenant. Make, or obligate itself to make, Dividends to holders of Cornerstone Common Stock and limited partnership units in Cornerstone LP in an aggregate amount which exceeds, as of any date of determination, the greater of (a) the aggregate amount necessary for Cornerstone to maintain its status as a REIT under the Code, (b) ninety per cent (90%) of Funds From Operations, or (c) one hundred ten per cent (110%) of Funds Available for Distribution, in the case of each of the foregoing clauses (b) and
(c) calculated for the four immediately preceding fiscal quarters of the Borrowers.

                                   ARTICLE IX
                              DEFAULTS AND REMEDIES

                  SECTION 9.1. Events of Default. If any one or more of the following Events of Default shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                    (a) if default  shall be made by the Loan Parties in the due and punctual payment of the principal of any of the Loans or the Letter of Credit Obligations; or default shall be made by the Loan Parties in the due and punctual payment of interest on any of the Loans or the Letter of Credit Obligations or any other amounts due and owing to the Administrative Agent, the Syndication Agent, the Documentation Agent or the Lenders, when and as the same shall become due and payable, and such default shall continue for a period of five (5) days; or

                    (b) (i) if  default(s)  shall  be  made  by any of the  Loan
               Parties or any of their Subsidiaries in the due and punctual payment of the principal of or interest on any other Indebtedness or any Contingent Obligations of such Loan Party or such Subsidiaries in an aggregate amount equal to or in excess of $10,000,000, and such default(s) shall not have been remedied within such grace or cure period(s), if any, as may be provided therefor; or

                    (ii) if breach or  default  shall be made by any of the Loan
               Parties or any of their Subsidiaries or Affiliates with respect to any material term of (A) any evidence of any Indebtedness or any Contingent Obligation in an aggregate amount equal to or in excess of $10,000,000, or (B) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation, if the effect of such breach or default is to cause, or permit the holder or holders of that evidence of Indebtedness or Contingent Obligation (or a trustee on behalf of such holder or holders) or agreement described in the foregoing subclauses (ii)(A) and (ii)(B) to cause, that Indebtedness or Contingent Obligation to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise);

         PROVIDED, HOWEVER, with respect to this SECTION 9.1(B) only, that a default in payment or any other breach or default by any of the Loan Parties or any of their Subsidiaries or Affiliates with respect to any secured non-recourse Indebtedness or any Contingent Obligation payment of which is secured solely by one or more Properties (the "Mortgaged Properties") shall not constitute an Event of Default if (W) no Default or Event of Default shall have previously occurred under this SECTION 9.1(B) (whether or not such Default or Event of Default shall have been waived or cured), (X) such default shall not otherwise constitute a Default or Event of Default under any provision of this SECTION 9.1 other than this SECTION 9.1(B), (Y) the principal amount of such Indebtedness or Contingent Obligation in default is $95,000,000 or less, and (Z) no properties or assets of the Loan Parties and their Subsidiaries, other than the Mortgaged Properties, are subject to recourse for payment of such Indebtedness or Contingent Obligation;

              (c) (i) if default shall be made by any of the Loan Parties in the performance or observance of, or shall occur under, any covenant contained in ARTICLE VIII of this Agreement; or

                           (ii) if  default  shall  be  made by any of the  Loan
                  Parties in the performance or observance of, or shall occur under, any covenant, agreement or provision of this Agreement or any of the other Facility Documents other than those contained in ARTICLE VIII of this Agreement, and such default shall not have been remedied within 30 days after the date on which written notice thereof is given to the Borrowers, on behalf of the Loan Parties, by the Administrative Agent or a Lender (acting through the Administrative Agent); PROVIDED, HOWEVER, that if (x) such default shall result from a failure of a Loan Party to furnish either notice of the occurrence of an event or to deliver a document that describes or refers to such occurrence, and (y) the Administrative Agent would have no knowledge of such default under the terms of this Agreement unless so advised by such Loan Party, then the 30-day period to remedy such default shall commence one Business Day following the date on which such Loan Party first shall be obligated to furnish such notice or to deliver such document under the provisions of this Agreement; or

               (d) if any representation or warranty or any other statement of fact made or deemed made by any Loan Party in any Facility Document, or in connection with the transactions contemplated hereby or thereby, or in any financial statement or other writing, certificate, report or statement at any time furnished by any Loan Party to the Administrative Agent or any of the Lenders pursuant to or in connection with this Agreement or the other Facility Documents shall prove to have been false or misleading in any material respect when made or deemed made or furnished; or

               (e) if any of the Loan Parties (other than a Loan Party which is in default, or defaults by virtue of taking action described in this clause (e), under secured or non-recourse Indebtedness where such default does not constitute an Event of Default by operation of the proviso of clause (b) of this SECTION 9.1) shall file a petition or seek relief under or take advantage of any insolvency law; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of itself or of the whole or substantially all of its property; file a petition or an answer to a petition (other than an answer seeking to dismiss the petition) under any chapter of the Bankruptcy Code; or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of America, any State, or any foreign country; or

               (f) if any court of competent  jurisdiction shall enter an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of any of the Loan Parties (other than a Loan Party which is in default, or defaults by virtue of the taking of an action described in this clause (f), under secured or non-recourse Indebtedness where such default does not constitute an Event of Default by operation of the proviso of clause (b) of this
          SECTION 9.1) or of the whole or substantially all of its property, or enter an order for relief against any of the Loan Parties (other than a Loan Party which is in default, or defaults by virtue of the taking of an action described in this clause (f), under secured or non-recourse Indebtedness where such default does not constitute an Event of Default by operation of the proviso of clause (b) of this
          SECTION 9.1) in any case commenced under any chapter of the Bankruptcy Code, or grant relief under any other similar law or statute of the United States of America, any State, or any foreign country; or if, under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession of any of the Loan Parties (other than a Loan Party which is in default, or defaults by virtue of the taking of an action described in this clause (f), under secured or non-recourse
          Indebtedness where such default does not constitute an Event of Default by operation of the proviso of clause (b) of this SECTION 9.1) or of the whole or substantially all of the property of any thereof; or if there is commenced against any of the Loan Parties (other than a Loan Party which is in default, or defaults by virtue of the taking of an action described in this clause (f), under secured or non-recourse Indebtedness where such default does not constitute an Event of Default by operation of the proviso of clause (b) of this SECTION 9.1) any proceeding for any of the foregoing relief or if a petition is filed against any of the Loan Parties or any of their Subsidiaries under any chapter of the Bankruptcy Code or under any other similar law or statute of the United States of America or any state thereof or any foreign country and such proceeding or petition remains undismissed for a period of 60 days; or if any of the Loan Parties (other than a Loan Party which is in default, or defaults by virtue of the taking of an action described in this clause (f), under secured or non-recourse Indebtedness where such default does not constitute an Event of Default by operation of the proviso of clause (b) of this
          SECTION 9.1) or any of their Subsidiaries by any act indicates its or their consent to, approval of or acquiescence in any such proceeding or petition; or

               (g) if any of the Loan Parties shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

               (h) if any judgment or judgments against any of the Loan Parties or any of their Subsidiaries or any attachment or execution against any of its property for any amount or amounts at any time aggregating in excess of $500,000, and such judgments, attachment or execution remains unpaid, unstayed, undismissed or unbonded for a period of more than 30 days; or

               (i) if any of the Facility Documents for any reasons attributable to an act or omission of a Person other than an Agent or a Lender shall be terminated or shall cease to be in full force and effect, or if the validity or enforceability thereof shall be contested by or on behalf of any Loan Party (proof of payment shall not constitute a contest of a guaranty); or

               (j) if, for any reason, any provision of any agreement that provides for the subordination of any Indebtedness to the Notes or any other obligations of the Loan Parties to the Administrative Agent, the Syndication Agent, the Documentation Agent or any Lender shall be invalidated or otherwise shall cease to be in full force and effect; or

               (k) if the title of the Loan Parties to any or all of the Properties shall be invalidated by any court of competent jurisdiction and the Loan Parties shall not have prepaid the Loans within five (5) days after such invalidation if a Loan Party was a party to the related proceeding or within fifteen (15) days after any Authorized
          Officer of a Loan Party had actual knowledge thereof in all other cases; or

               (l) if one or more ERISA Events occurs which individually or in the aggregate results in or might reasonably be expected to result in liability of the Loan Parties or any of their ERISA Affiliates in excess of $100,000 during the term of this Agreement; or if there exists an amount of unfunded pension liabilities (as defined in
          Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $100,000;

               (m) if William Wilson III or John Moody shall no longer be active in the management of Cornerstone and a replacement satisfactory to the Administrative Agent shall not have been obtained within 120 days thereof;

               (n) (i) if any provision of the Pledge Agreement shall cease to be valid and binding on or enforceable against Cornerstone LP or any Loan Party party thereto, or Cornerstone LP or any Loan Party party thereto shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                    (ii) if the Pledge  Agreement  shall for any  reason  (other than pursuant to the terms thereof) cease to create a valid security interest in the collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest;

               (o) if Cornerstone or a Wholly-Owned Subsidiary of Cornerstone shall cease to be the sole general partner of Cornerstone LP; or

               (p) if any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect or a Material Adverse Change;

then, in the case of an Event of Default described in SECTION 9.1(E), (F) OR (G) hereof, the unpaid balance of all Notes and all interest accrued thereon and any accrued and unpaid fees and expenses and other amounts due and payable hereunder or under any other Facility Document automatically (without any action on the part of the Administrative Agent or the Lenders and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived) forthwith shall become due and payable, and, in the case of any other Event of Default, then and in any such event, and at any time thereafter, if such or any other Event of Default shall then be continuing, the Administrative Agent, (i) upon the direction of the Lenders holding not less than 50.1% of the aggregate amount of the Commitments, shall declare the Commitments terminated, whereupon the Commitments shall be immediately terminated, and (ii) upon the direction of the Lenders holding not less than 50.1% of the aggregate amount of the Commitments, shall declare the Notes to be due and payable, and the then unpaid balance of all Notes shall be accelerated and the same, and all interest accrued thereon and any accrued and unpaid fees and expenses and other amounts due and payable hereunder or under any other Facility Document forthwith shall become due and payable (without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived), anything contained herein in Notes or in any other Facility Document to the contrary notwithstanding.

                  SECTION 9.2. Suits for Enforcement. In case any one or more Events of Default shall occur and be continuing, the Administrative Agent, on behalf of the Agents and the Lenders, may proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, in the other Facility Documents, or in any document or instrument delivered in connection with or pursuant to this Agreement or the other Facility Documents or to enforce the payment of the Notes or any other legal or equitable right or remedy.

                  SECTION 9.3. Rights and Remedies Cumulative. No right or remedy herein conferred upon the Lenders or the Agents is intended to be exclusive of any other right or remedy contained herein or in the other Facility Documents or in any instrument or document delivered in connection with or pursuant to this Agreement or the other Facility Documents, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

                  SECTION 9.4. Rights and Remedies Not Waived. No course of dealing between the Loan Parties and any Lender or Agent or any failure or delay on the part of the Administrative Agent in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of such Lender or the Administrative Agent on behalf of the Lenders and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

                  SECTION 9.5. Waiver of Stay. The Loan Parties hereby jointly and severally agree that, if any event described in SECTION 9.1(F), (G) OR (H) hereof shall occur, the Administrative Agent and the Lenders thereupon shall be entitled, and the Loan Parties hereby irrevocably consent, to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Agents and the Lenders as provided in the Facility Documents or otherwise provided by law, and the Loan Parties hereby jointly and severally irrevocably waive any right to object to such relief and will not contest any motion by the Administrative Agent seeking relief from the automatic stay, and the Loan Parties will cooperate with the Administrative Agent and the Lenders, in any manner requested by the Administrative Agent, in its effort to obtain relief from any such stay or other prohibition.

                  SECTION 9.6. Additional Advances and Disbursements. The Loan Parties agree that, upon the occurrence of a Default or Event of Default, the Administrative Agent shall have the right, but not the obligation, in its own name acting for the account of the Loan Parties, and upon two (2) Business Days' prior written notice to the Borrowers, on behalf of the Loan Parties, to advance all or any part of amounts owing or to perform any or all required actions to prevent or remedy any such Default or Event of Default. No such advance or performance shall be deemed to have cured such Default or Event of Default. All sums advanced and all expenses incurred by the Administrative Agent in connection with such advances or actions, and all other sums advanced or expenses incurred by Administrative Agent hereunder, under any other Facility Document or under applicable law (whether required or optional and whether indemnified hereunder or thereunder or not) shall be part of the obligations of the Loan Parties to the Administrative Agent and the Lenders and shall bear interest at the Default Rate. Upon making any such advance, the Administrative Agent shall be subrogated to all of the rights of the Person receiving such advance.

                                    ARTICLE X
                                  MISCELLANEOUS

                  SECTION 10.1.  Administration and Collection Costs.

                  (a) The Loan Parties jointly and severally agree to pay, within 30 days after receipt of an invoice therefor (accompanied by customary supporting materials), the reasonable fees and expenses of the Administrative Agent incurred in connection with the administration of the Facility (including, without limitation, the preparation, negotiation and closing of the Facility Documents and amendments of and waivers thereto, the delivery, release or substitution of any collateral, and the monitoring or, to the extent requested by the Loan Parties or required as a necessary party, participating in any foreclosure, condemnation or other legal proceeding relating to any Property).

                  (b) In the event that, upon the occurrence of an Event of Default, the Administrative Agent or any of the Lenders shall retain or engage an attorney or attorneys to collect or enforce or protect the interests of the Administrative Agent and the Lenders with respect to this Agreement, any of the other Facility Documents, or any instrument or document delivered pursuant to this Agreement or any other Facility Document, including, without limitation, each of the documents referred to in ARTICLE VI hereof, or to protect the rights of any holder or holders with respect thereto, including in bankruptcy or insolvency proceedings, the Loan Parties jointly and severally agree to pay, within 30 days after receipt of an invoice therefor (accompanied by customary supporting materials), all of the reasonable costs and expenses of such collection, enforcement or protection, including attorneys' fees, of the Administrative Agent and the Lenders, and the Administrative Agent, on behalf of the Lenders or the holders of such Notes, as the case may be, may seek and obtain judgment for all such amounts, in addition to the unpaid principal balance of the Notes and accrued interest thereon and any accrued and unpaid fees and expenses due and payable hereunder.

                  (c) In the event that the Initial Funding Date does not occur, the Loan Parties nonetheless jointly and severally agree to pay, within 30 days after receipt of an invoice therefor (accompanied by customary supporting materials), to the Administrative Agent all reasonable third-party fees, costs and expenses incurred or sustained by the Agents (including all reasonable attorneys' fees and disbursements of independent counsel retained by it) in connection with the preparation, execution and delivery of this Agreement, the other Facility Documents and any related documents and the other transactions contemplated by ARTICLE II hereof.

                  (d) The provisions of this SECTION 10.1 shall survive the termination of this Agreement.

                  SECTION 10.2. Modification and Waiver. (a) No modification, amendment or waiver of any provision of this Agreement, the other Facility Documents or any other documents executed in connection herewith or therewith and no consent by the Lenders or the Administrative Agent to any departure therefrom by the Loan Parties shall be effective unless such modification, amendment, waiver or consent shall be in writing and signed by the Administrative Agent and the Required Lenders or the Administrative Agent on behalf of the Required Lenders and, in the case of a modification or amendment (other than those described in SECTION 10.2(B)(IV) hereof), by an Authorized Officer of the Loan Parties, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.

                  (b)  Notwithstanding the provisions of SECTION 10.2(A) hereof:

                  (i) no provision hereof that expressly requires the consent, approval or waiver by all Lenders may be amended, modified or waived except by all Lenders,

                  (ii) none of the following may be amended, modified or waived except with the written consent of all Lenders:

                           (A) the  definitions of "Adjusted  Eurodollar  Rate,"
                  "Alternate Base Rate," "Applicable Margin," "Default Rate," "Event of Default," "Required Lenders," and all defined terms used in such definitions,

                           (B) any  provision  in any manner that would have the
                  effect of: (I) increasing the amount (except as provided in SECTION 2.14 hereof) or extending the term of the Commitment of any Lender, (II) postponing or delaying any date fixed by this Agreement or any other Facility Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Facility Document, (III) reducing the principal of, or the rate of interest specified herein on any Loan or Note or any fees or other amounts (excluding fees set forth in the Fee Letter, which may be waived by the Agents alone) payable hereunder of under any other Loan Document, (IV) changing the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder, or (V) releasing any rights under any guaranty applicable to, or collateral securing, the Loans (except as otherwise provided herein or therein), and

                           (C)      SECTIONS 2.9, 2.12, 3.3, 6.1, 8.9, 8.10, 9.1
         10.2 AND 10.9 hereof;

                           (iii) none of the following may be amended, modified or waived except with the written consent of all Lenders and the Agents:

                           (A) the definitions of "Aggregate Commitment,"
                  "Commitment,"   "Loans,"   "Pro  Rata  Share,"  or  any  other
                  provisions of this Agreement which relate to the Loans or the Aggregate Commitment, and

                           (B) any provision governing or providing for fees or other amounts payable to the Agents,

                  (iv) no amendment or modification to any of the definitions used in SECTIONS 8.9, 8.10(I) OR 8.10(III) of this Agreement shall be effective as to those sections unless such amendment or modification has been approved with the written consent of all Lenders and the Agents, but such such amendment or modification shall otherwise be effective with respect to all other provisions of this Agreement with the consent of the Required Lenders;

                  (v) none of the following shall require the consent, authorization or approval of the Loan Parties:

                           (A) amendment or modification of any agreement to which no Loan Party is a party, and

                           (B) amendment or modification of ARTICLE XI hereof (other than any amendment or modification that would in any way either impair existing rights of or impose additional obligations on the Loan Parties), and

                  (iv) any amendment to any Subordinated Debt that decreases the rate of interest paid thereon or extends the maturity thereof shall require only the written consent of the Administrative Agent.

None of the provisions of ARTICLE XI hereof may be amended, modified or waived except with the written consent of the Administrative Agent. No notice to or demand on the Loan Parties in any case shall entitle the Loan Parties to any other or further notice or demand in similar or other circumstances.

                  SECTION 10.3. GOVERNING LAW. THIS AGREEMENT, THE NOTES, THE OTHER FACILITY DOCUMENTS AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER AND WITH RESPECT TO INTEREST, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE TO THE EXERCISE OF REMEDIES AND THE PERFECTION OF LIENS AND SECURITY INTERESTS UNDER THE UCC OR OTHER LAWS.

                  SECTION 10.4. Notices. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been given (i) three Business Days after the date mailed if sent by registered or certified mail, postage prepaid, return receipt requested, (ii) on the day of delivery if personally delivered, addressed, as the case may be, to the Lenders as follows:

(a)      To the Administrative Agent at:

         Bankers Trust Company
         130 Liberty Street
         25th Floor
         New York, New York 10006
         (Attention: Alexander Johnson)
         Telecopy No.: 212/669-0752

         With a copy to:

         Willkie Farr & Gallagher
         787 Seventh Avenue
         New York, New York 10019
         (Attention:  Monty Davis);
         Telecopy No.:  212/728-8111

(b)      To the Syndication Agent at:

         The Chase Manhattan Bank
         380 Madison Avenue
         New York, New York 10017

         (Attention: Commercial Real Estate Finance)
         Telecopy No.: 212/622-3397

         With a copy to:

         The Chase Manhattan Bank
         Legal Department
         270 Park Avenue
         39th Floor
         New York, New York 10017

         (Attention: William C. Viets, Esq.)
         Telecopy No.: 212/270-2876

         And with a copy to:

         Willkie Farr & Gallagher
         787 Seventh Avenue
         New York, New York 10019
         (Attention:  Monty Davis);
         Telecopy No.:  212/728-8111

(c)      To the Documentation Agent at:

         NationsBank, N.A.
         901 Main Street
         51st Floor
         Dallas, Texas 75202-3714

         (Attention: Patrick Trowbridge)
         Telecopy No.: 214/508-0085

         With a copy to:

         Willkie Farr & Gallagher
         787 Seventh Avenue
         New York, New York 10019
         (Attention:  Monty Davis);
         Telecopy No.:  212/728-8111

(d) To the Lenders at the respective addresses set forth on the signature pages hereof under the caption "Address for Notices"; and

(d)      To each of the Loan Parties at:

         c/o Cornerstone Properties Inc.
         126 East 56th Street
         New York, New York 10019
         (Attention: Kevin Mahoney)
         Telecopy No.: 212/605-7199

         With a copy to:

         King & Spalding
         191 Peachtree Street
         Atlanta, Georgia 30303

         (Attention: William B. Fryer, Esq.)
         Telecopy No.: 404/572-5100

or to such other person or address as any party shall designate to the other parties from time to time in writing forwarded in like manner, or (iii) on the day of transmission if sent by telecopier and confirmed (if such day is a Business Day or, if not, on the next succeeding Business Day), on the same day as such notice is sent, by telephonic notice (if such day is a Business Day or, if not, on the next succeeding Business Day) or by one of the other two methods listed above.

                  SECTION 10.5. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, consistently applied. Where any accounting determination or calculation is required to be made under this Agreement, such determination or calculation (unless otherwise provided) will be made in accordance with GAAP, consistently applied except that if because of a change in GAAP, the Loan Parties would have to alter a previously utilized accounting method or policy in order to remain in compliance with GAAP, such determination or calculation will continue to be made in accordance with the Loan Parties' previous accounting methods or policy. Unless otherwise specified herein all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP.

                  SECTION 10.6. Indemnity. The Loan Parties jointly and severally agree to indemnify and save harmless the Lenders and the Agents and each of their respective officers, directors, employees, agents, attorneys-in-fact and Affiliates from and against any and all actions, causes of action, suits, losses, liabilities and damages and expenses (including, without limitation, reasonable attorneys' fees) in connection therewith (herein called the "Indemnified Liabilities") incurred by the Lenders or either of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates (in their respective capacities as such) as a result of, or arising out of or relating to, any of the transactions contemplated hereby or by the other Facility Documents, any breach hereof or thereof, matters arising from or at the Properties and any work, use or negligence thereat or thereof, except for any Indemnified Liabilities arising on account of the gross negligence or willful misconduct of the Person seeking indemnity hereunder; PROVIDED, HOWEVER, that, if and to the extent such agreement to indemnify may be unenforceable for any reason, the Loan Parties shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which shall be permissible under applicable law. The agreements in this SECTION 10.6 shall survive the termination of this Agreement.

                  SECTION 10.7. WAIVER OF JURY TRIAL AND SETOFF. EACH OF THE LOAN PARTIES, THE AGENTS AND THE LENDERS HEREBY WAIVES (TO THE EXTENT PERMITTED BY LAW) THE RIGHT TO A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER FACILITY DOCUMENTS OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE OTHER FACILITY DOCUMENTS, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN ANY LOAN PARTIES AND ANY OF THE LENDERS OR THE AGENTS, BETWEEN ANY LOAN PARTIES OR ANY SUBSIDIARIES THEREOF, BETWEEN ANY LENDERS, AND BETWEEN ANY AGENT AND ANY LENDERS; AND THE LOAN PARTIES HEREBY WAIVE THE RIGHT TO INTERPOSE ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN CONNECTION WITH ANY SUCH LITIGATION, IRRESPECTIVE OF THE NATURE OF SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM (UNLESS SUCH SETOFF, COUNTERCLAIM OR CROSSCLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION).

                  SECTION 10.8. Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

                  SECTION 10.9. Lien; Setoff by Lenders. (a) Upon the occurrence of any Event of Default, the Agents and the Lenders are hereby authorized at any time and from time to time, without notice to the Loan Parties, to set off, appropriate and apply any or all items hereinabove referred to against all Indebtedness of the Loan Parties to the Agents and the Lenders, whether under this Agreement, the Notes or otherwise, and whether now existing or hereafter arising. Each Agent and each Lender agree promptly to notify Cornerstone, on behalf of the Loan Parties, after any such setoff and application is made by such Agent or Lender; PROVIDED, HOWEVER, that the failure to give such notice shall be without penalty to the Agents or the Lenders and in no event shall affect the validity of such setoff and application.

                  (b) Each  holder of a Note  agrees  that if it shall,
through the exercise of a right of banker's lien, setoff, counterclaim or otherwise, obtain payment with respect to any Note that results in its receiving more than the share of the aggregate payments or reductions of all Notes such holder would have received in the absence of such action, it shall forthwith purchase from such other holders a participation in all of the Notes held by such other holders so that the relative amounts of all unpaid Notes and participations therein held by all holders shall be reinstated to the proportions existing prior to such action.

                  (c) The Loan Parties jointly and severally expressly consent to the foregoing arrangements in SECTION 10.9(B) and agree that any holder of a participation in a Note so acquired may exercise any and all rights of banker's lien, setoff, counterclaim or otherwise with respect to any and all monies owing by such holder to the Loan Parties as fully as if such holder were a holder of a Note in the amount of such participation. If all or any portion of any such excess payment is thereafter recovered from the holder which received the same, the purchase provided for in SECTION 10.9(B) hereof shall be rescinded to the extent of such recovery, without interest.

                  (d) Each Lender agrees that if and to the extent that any amount received by the Administrative Agent or any Lender from any Loan Party is subsequently invalidated, declared to be fraudulent or preferential, set aside or judicially required to be repaid to a trustee, receiver or any other person under any applicable creditors' remedy proceeding with respect to a Loan Party, including without limitation any bankruptcy proceeding, the other
Lenders hereto shall purchase from the Lender from which said amount is recovered an additional participation in such amount equal to such Lender's Pro Rata Share of that amount. The amount invalidated, declared to be fraudulent or preferential, set aside or judicially required to be repaid to a trustee, receiver or any other person under any applicable creditors' remedy proceeding shall be deemed to be an amount immediately due and owing from the Loan Parties.

                   SECTION 10.10. Jurisdiction; Service of Process. The Loan Parties, each Agent, and each Lender hereby irrevocably consent to the non-exclusive jurisdiction of the Courts of the State of New York, County of New York, and of any Federal Court located in the Southern District of New York, and agrees that venue in each of such Courts is proper in connection with any action or proceeding arising out of or relating to this Agreement, the other Facility Documents, or any document or instrument delivered pursuant to this Agreement or the other Facility Documents. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction if, in the sole determination of the Administrative Agent or such Lender, such proceeding or action is necessary or desirable in order to enforce or give effect to any Lien, security interest, guaranty or other right granted to such party under the Facility Documents.

                  SECTION 10.11. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Agents and the Lenders and their respective successors and assigns, and all subsequent holders of the Notes, PROVIDED, HOWEVER, that none of the Loan Parties may assign or transfer any of its interests and obligations under this Agreement or any of the other Facility Documents without the prior written consent of the Lenders.

                  SECTION 10.12. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 10.13. Interest. (a) Usury Limitation. It is the intention of the parties hereto to conform strictly to the usury laws now in force in the appropriate controlling jurisdiction. Accordingly, if the transactions contemplated hereby would be usurious, under any controlling law, then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other instrument or agreement entered into in connection therewith, it is agreed as follows: (i) the aggregate of all charges that constitute interest under the laws of the controlling jurisdiction that are contracted for, chargeable or receivable under this Agreement or under any of the other aforesaid instruments or agreements or otherwise in connection with the Notes ("Interest") shall under no circumstances exceed the maximum amount of interest permitted by law (the "Maximum Amount"), and any Interest in excess of the Maximum Amount shall be canceled automatically and shall not be payable under this Agreement, the Notes or the aforesaid instruments or agreements and, if theretofore paid, shall be either refunded to the Loan Parties or credited ratably on the principal of the Notes; and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the Required Lenders resulting from any Event of Default under this Agreement or otherwise, or in the event of any prepayment by any of the Loan Parties permitted or required by this Agreement, the Notes or any of the other aforesaid instruments or agreements, then Interest may never include more than the Maximum Amount, and excess Interest, if any, shall be canceled automatically as of the date of such acceleration or prepayment, and if theretofore paid, shall be either refunded to the Loan Parties or credited ratably on the principal of the Notes; PROVIDED, HOWEVER, that nothing contained in this SECTION 10.13 shall be deemed to imply that the laws of any State other than the State of New York shall govern this Agreement or the Notes.

                  (b) Recapture. (i) If, at any time, Interest would exceed the Maximum Amount but for the foregoing limitation, Interest shall remain at the Maximum Amount, notwithstanding any subsequent reduction of Interest, until the total amount of Interest equals the amount of Interest which would have accrued if Interest had not been limited to the Maximum Amount, but nothing in this paragraph shall affect or extend the maturity of any of the Notes.

                  (ii) If, at maturity or final payment of any of the Notes, the total amount of Interest paid is less than the total amount of Interest that would have accrued had Interest not been limited to the Maximum Amount, the Loan Parties jointly and severally agree, to the full extent permitted by law, to pay to the Lenders an amount equal to the positive difference, if any, derived by subtracting (x) the amount of Interest that accrued on the Notes pursuant to the provisions of SECTION 10.13(A) hereof from (y) the LESSER of (i) the amount of Interest that would have accrued on the Notes if the Maximum Amount had at all times been in effect, and (ii) the amount of Interest that would have accrued if Interest on the Notes, not limited to the Maximum Amount, had at all times been in effect.

                  SECTION 10.14. Attorneys' Fees. As used in this Agreement, "attorneys' fees" shall include, but not be limited to, all reasonable fees of counsel (including, without limitation, those incurred on appeals) arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel, and all such fees required to be paid by the Loan Parties under this Agreement shall constitute Indebtedness of the Loan Parties to the Agents and the Lenders under this Agreement.

                  SECTION 10.15. Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction (after giving effect to choice of law provisions hereof), be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

                  SECTION 10.16. Confidentiality. (a) The Loan Parties acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Loan Parties or one or more of their Subsidiaries or Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender, and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by a Loan Party and its Subsidiaries and Affiliates pursuant to this Agreement or the other Facility Documents, or in connection with the decision of such Lender to enter into this Agreement, with any Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate receiving such information shall be bound by the provisions of SECTION 10.16(B) hereof as if it were a Lender hereunder.

                  (b) Each  Lender  and each  Agent  agree (on behalf of
itself and each of its Affiliates, directors, officers, employees and representatives that receives the confidential information referred to below from such Lender or such Agent) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices, any non-public information supplied to it by the Loan Parties or their Subsidiaries or Affiliates pursuant to this Agreement or the other Facility Documents which is identified in writing as being confidential at the time the same is delivered to the Lenders or the Administrative Agent; PROVIDED, HOWEVER, that nothing herein shall limit the disclosure of any such information
(i) to the extent  required by statute,  rule,  regulation or judicial  process,
(ii) to counsel for any of the Lenders or the Agents, (iii) to Governmental Authorities, or representatives thereof, or regulatory personnel, auditors or accountants, (iv) to the Agents or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Agents is a party,
(vi) to a Subsidiary or Affiliate of such Lender as provided in SECTION 10.16(A) above, (vii) to any Assignee or participant (or prospective Assignee or participant) so long as such Assignee or participant (or prospective Assignee or participant) first executes and delivers to the respective Lender an agreement pursuant to which such Assignee or participant (or prospective Assignee or participant) agrees to keep confidential the above-described information on substantially the same terms as set forth above, or (viii) to the extent such information has become public otherwise than as a result of the violation of this SECTION 10.16(B) by the Person disclosing such information.

                  (c) In the event that any Lender receives a request to disclose any non-public information of the Loan Parties or their Subsidiaries or Affiliates under a subpoena or judicial or administrative order, such Lender shall, to the extent not prohibited by law or such legal process, (i) notify the Loan Parties thereof within ten (10) days after receipt of such request, (ii) consult with the Loan Parties, to the extent reasonable, on the advisability of taking steps to resist or narrow such request (it being understood that the cost of any such steps would be payable by the Loan Parties within 10 days after receipt of an invoice therefor (accompanied by customary supporting materials)), and (iii) if disclosure is required or deemed advisable, cooperate, to the extent reasonable (and also at the expense of the Loan Parties as described in clause (ii) above), with the Loan Parties in any attempt that the Loan Parties may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of the non-public information.

                  SECTION 10.17. Loss, Theft, Etc. of Notes. Upon receipt by the Borrowers of (i) an affidavit of an authorized officer of any Lender setting forth the fact of loss, theft or destruction of any Note and of its ownership of the Note at the time of such loss, theft or destruction; PROVIDED, HOWEVER, that such Lender agrees in writing to indemnify the Loan Parties, or (ii) a mutilated Note, such affidavit or mutilated Note shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note without expense to the holder thereof.

                  SECTION  10.18.  Replacement  of  Lender.  At any time after a
Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian, or other officer having similar powers, then the Administrative Agent, by writing addressed to the Borrowers and such Lender, may nominate or propose another bank or financial institution that is willing to become the Assignee of the Commitment of such Lender pursuant to SECTION 12.1 hereof (if such bank or financial institution is not then a Lender, then such proposed Assignee shall be subject (except during the continuance of an Event of Default) to the consent of the Borrowers, which shall not be unreasonably withheld, and, within 10 Business Days after receipt of such notice from the Administrative Agent, such Lender shall execute and deliver to the Administrative Agent an Assignment of its entire Commitment in favor of the proposed Assignee in conformity with SECTION 12.1 hereof. In no event will any such Lender be required to enter into an Assignment of its Commitment at a price less than par plus accrued interest and prorated fees to the effective date thereof.

                  SECTION 10.19. Entire Agreement. This Agreement and the other Facility Documents constitute the entire agreement among the parties relative to the subject matter hereof and thereof. Any previous agreement among the parties with respect to such subject matter is superseded by this Agreement and the other Facility Documents as in effect as of the date hereof. In the event of any conflict or inconsistency between the provisions hereof and of any other Facility Document, the provisions hereof shall control.

                  SECTION 10.20. Consent to Amendment and Restatement. By executing this Agreement, each Lender which is an Existing Lender consents and agrees to this amendment and restatement of the Existing Agreement and the transactions contemplated hereby.


                                      116


                                   ARTICLE XI
                                     AGENCY

                  The Lenders, the Administrative Agent, the Syndication Agent, and the Documentation Agent agree as follows:

                  SECTION 11.1. Appointment and Actions. (a) Each Lender hereby irrevocably designates and appoints BANKERS TRUST COMPANY as the Administrative Agent of such Lender under the Facility Documents (including any additional documents referred to therein as "Facility Documents"). BANKERS TRUST COMPANY hereby agrees to act as the Administrative Agent under the Facility Documents. Each Lender further hereby irrevocably designates and appoints THE CHASE MANHATTAN BANK as the Syndication Agent of such Lender under the Facility Documents (including any additional documents referred to therein as "Facility Documents"). THE CHASE MANHATTAN BANK hereby agrees to act as the Syndication Agent under the Facility Documents. Each Lender further hereby irrevocably designates and appoints NATIONSBANK, N.A. as the Documentation Agent of such Lender under the Facility Documents (including any additional documents referred to therein as "Facility Documents"). NATIONSBANK, N.A. hereby agrees to act as the Documentation Agent under the Facility Documents. Each Lender hereby irrevocably authorizes each Agent to take such action on its behalf under the provisions hereof and thereof and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms hereof and thereof together with such other powers as are reasonably incidental thereto. The Administrative Agent shall hold any security pledged under the Facility Documents in accordance with the terms thereof. Notwithstanding any provision to the contrary in this Agreement or any of the other Facility Documents, the Agents shall not have any duties or responsibilities except those expressly set forth herein or therein, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Facility Documents or otherwise exist against the Agents.

                  (b) The Agents may execute any of their duties by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by any of them with reasonable care.

                  (c) Neither the Agents nor any officers, directors, employees, agents, attorneys-in-fact or Affiliates of any of the Agents shall be
(i) liable for any action lawfully taken or omitted to be taken by the Agents or any such Person under or in connection with any of the Facility Documents (except for its or such person's own gross negligence or willful misconduct), or
(ii) liable in any manner to the other Agents or any Lender for any recitals, statements, representations or warranties made by the Loan Parties or any Subsidiary thereof contained herein or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with any of the Facility Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Facility Documents or for any failure of any Loan Party to perform its obligations under any of the Facility Documents. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the Facility Documents, or to inspect the properties, books or records of any Loan Party or any other Person.

                  (d) Each Agent shall be entitled to rely,  and shall be
fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to a Loan Party), independent accountants and other experts selected by the Agents. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed in accordance with SECTION 12.1 hereof.

                  (e) Each Agent shall be fully justified in failing or refusing to take any action under any of the Facility Documents unless it shall first receive such advice or concurrence of the Lenders as it shall deem appropriate or as required by the specific terms of this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by any of them by reason of taking or continuing to take any such action, except for liability and expense resulting solely from the respective Agent's gross negligence or willful misconduct. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under any of the Facility Documents in accordance with a request of the Required Lenders (or all of the Lenders if specifically required by the terms of this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  (f) The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default or any default under any document, agreement or instrument delivered in connection therewith, unless the Administrative Agent shall have actual knowledge thereof or shall have received notice from any Lender or any Loan Party, describing such event, act or condition, Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent has such actual knowledge or receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such event, act or condition or Default or Event of Default as shall be reasonably directed by the Required Lenders (or all Lenders if specifically required by the terms of this Agreement, or of Lenders holding at least 50.1% of the Aggregate Commitment where specifically provided) in writing; PROVIDED, HOWEVER, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event, act or condition, Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  (g) Until such time as the Administrative Agent shall have been notified in writing duly executed on behalf of any Lender by an officer thereof duly authorized to take such action, that such Lender has sold all or a portion of the Loans made by, or Commitment of, such Lender, the Administrative Agent may treat such Lender as the owner or holder of such Lender's share of the Loans or Aggregate Commitment, as applicable, in accordance with the percentages thereof advanced or held by such Lender.

                  (h) At any time or times,  in order to comply  with any
legal requirement in any jurisdiction, the Administrative Agent may appoint another bank or trust company or one or more other Persons, either to act as co-administrative agent or co-administrative agents, jointly with the Administrative Agent, or to act as separate agent or agents on behalf of the Lenders with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this ARTICLE XI).

                  (i) The Administrative Agent shall forward promptly to the Lenders copies of all reports, notices, and other information received by it pursuant to SECTIONS 2.4, 2.7, 7.1, 7.2, AND 8.12 hereof.

                  SECTION 11.2. Independent Credit Decisions. Each Lender expressly acknowledges that neither the Agents nor any officers, directors, employees, agents, attorneys-in-fact or Affiliates of the Agents has made any representations or warranties to it and that no act by the Agents hereafter taken, including any review of the affairs of the Loan Parties and their Subsidiaries, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or the other Lenders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or the other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Loan Parties or their Subsidiaries which may come into the possession of any of the Agents or any of the officers, directors, employees, agents, attorneys-in-fact or Affiliates of the Agents.

                  SECTION 11.3. Indemnification of Agents. (a) Each Lender agrees to indemnify Bankers Trust Company in its capacity as Administrative Agent (to the extent not reimbursed by the Loan Parties), ratably according to its percentage of the Aggregate Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of any of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The obligations of the Lenders under this SECTION 11.3(A) shall survive the payment of the Notes and related obligations.

                  (b) Each Lender agrees to indemnify The Chase Manhattan Bank in its capacity as Syndication Agent (to the extent not reimbursed by the Loan Parties), ratably according to its percentage of the Aggregate Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of any of the Notes) be imposed on, incurred by or asserted against the Syndication Agent in any way relating to or arising out of this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by the Syndication Agent under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Syndication Agent's gross negligence or willful misconduct. The obligations of the Lenders under this
SECTION 11.3(B) shall survive the payment of the Notes and related obligations.

                  (c) Each Lender agrees to indemnify NationsBank, N.A. in its capacity as Documentation Agent (to the extent not reimbursed by the Loan Parties), ratably according to its percentage of the Aggregate Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of any of the Notes) be imposed on, incurred by or asserted against the Documentation Agent in any way relating to or arising out of this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by the Documentation Agent under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Documentation Agent's gross negligence or willful misconduct. The obligations of the Lenders under this SECTION 11.3(C) shall survive the payment of the Notes and related obligations.

                  SECTION 11.4. Resignation and Succession. Any Agent may resign as Administrative Agent, Syndication Agent or Documentation Agent, as the case may be, upon 10 days' written notice to the other Agents, the Lenders and the Loan Parties, and the Administrative Agent may be removed as Administrative Agent with cause upon 10 days' prior written notice to such effect to the Agents and the Loan Parties from the Required Lenders; PROVIDED, HOWEVER, that the resignation or removal of the Administrative Agent shall not become effective until a successor Administrative Agent shall have accepted its appointment hereunder; and PROVIDED, further, that in the event Bankers Trust Company, as Administrative Agent on and as of the Execution Date, resigns or is removed as Administrative Agent, the Lenders shall offer to appoint The Chase Manhattan Bank as successor Administrative Agent hereunder, which appointment The Chase Manhattan Bank shall determine to accept or reject in its sole discretion, and the Borrowers shall be deemed to have consented to the appointment of The Chase Manhattan Bank as successor Administrative Agent; and PROVIDED, FURTHER, that if no successor shall have so accepted within 45 days from the date of such notice, the Administrative Agent may appoint a Lender as successor Administrative Agent; and PROVIDED, FURTHER, that if the Syndication Agent or the Documentation Agent shall resign, no successor Syndication Agent or Documentation Agent, as the case may be, shall be appointed. If the Administrative Agent shall resign or be removed as such, then the Required Lenders, with (except in a case where The Chase Manhattan Bank becomes the successor Administrative Agent or an Event of Default exists) the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed), shall appoint a successor Administrative Agent, as the case may be, whereupon such successor shall succeed to the rights, powers and duties of the resigning Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation or removal hereunder as such, the provisions of this ARTICLE XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent, Syndication Agent or Documentation Agent under this Agreement. In the event that the Administrative Agent becomes subject to the receivership of the Federal Deposit Insurance Corporation or any successor entity, such receiver commences the liquidation of such Administrative Agent, and Lenders holding at least 10% of the Aggregate Commitment request the Administrative Agent to resign because of such receivership, the Administrative Agent's agency under this Agreement shall terminate.

                                   ARTICLE XII
                               SALES AND TRANSFERS

                  SECTION 12.1. Sales and Transfers. (a) Subject to the provisions of this SECTION 12.1, any Lender, after 10 days' prior written notice to the Borrowers and the Administrative Agent and subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), may execute an assignment and acceptance substantially in the form of EXHIBIT E hereto, with appropriate insertions (herein individually called an "Assignment" and collectively called the "Assignments"), whereby such Lender (herein each, an "Assignor") shall assign, without recourse and without representation or warranty except as specifically set forth in said Assignment, to one or more Eligible Assignees (herein individually called an "Assignee" and collectively called the "Assignees") all or any part of the Assignor's rights and benefits, and delegate all or any part of the Assignor's obligations, under or in respect of this Agreement, the Commitments, the Loans and the Notes; PROVIDED, HOWEVER, that the portion of such Lender's Commitment proposed to be assigned is at least $5,000,000 or, if less than $5,000,000, the totality of such Lender's Commitment; and PROVIDED, FURTHER, that upon the occurrence and during the continuance of an Event of Default, none of the foregoing restrictions shall apply, except that while an Event of Default (other than an Event of Default that shall have required that the Administrative Agent shall have delivered a notice of the underlying default) shall be continuing but prior to acceleration, the applicable Lender may not make an Assignment to an Assignee unless it shall give the Administrative Agent five (5) Business Days' written notice by telecopy of its intention to assign any or all of its interest in this Agreement.

                  (b) Upon execution, delivery and acceptance of each Assignment, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof, the Borrowers, the Administrative Agent, and each of the Lenders agree that, to the extent of any such Assignment,

                  (i) the Assignee, in addition to any rights, benefits and obligations hereunder held by it immediately prior to such effective date, shall have the rights, benefits and obligations of a Lender under and in respect of this Agreement, the Assignor's Commitment, the Loans, and the Notes as it would have if it were a Lender hereunder to the extent that the same have been assigned and delegated to it pursuant to such Assignment; and

                  (ii) the Assignor, to the extent that rights, benefits and obligations hereunder have been assigned and delegated by it pursuant to such Assignment, shall relinquish its rights and benefits and be released from its obligations under this Agreement (and, in the case of an Assignment covering all or the remaining portion of the Assignor's rights, benefits and obligations under this Agreement, the Assignor shall cease to be a Lender hereunder), except that in all cases the Assignor shall remain entitled to the rights and benefits arising under SECTIONS 2.9, 2.12, 3.3, 7.12 AND 10.6 hereof and shall remain liable with respect to any of its obligations arising under SECTIONS 2.9, 3.3 OR 10.13 OR ARTICLE XI hereof, in either case with respect to any matters arising prior to (or with respect to SECTIONS 2.9 OR 3.3 hereof, any payments made by a Loan Party in respect of any additional cost, reduction or other payment referred to therein prior to) the effective date of any such Assignment;

PROVIDED, HOWEVER, that the Administrative Agent and each Lender shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned and delegated to the Assignee until written notice of such Assignment, together with addresses and related information with respect to the Assignee, shall have been given to the Administrative Agent by the Assignor and the Assignee.

                  (c) Upon its receipt of an Assignment executed by the Assignor and an Assignee, together with the Note or Notes (if applicable) subject to such Assignment and (except in the case of an assignment for the purposes of replacing a Lender as a result of operation of SECTION 2.4(D)(III)(C), SECTION 2.9, SECTION 2.13, OR SECTION 3.3 hereof) payment by the Assignor or the Assignee of an administrative fee in the amount of $3,000 per Assignee, the Administrative Agent, if such Assignment has been completed and is in substantially the form of EXHIBIT E hereto, shall accept such Assignment and forward a photostatic copy thereof to the Loan Parties and the Administrative Agent. Within 5 Business Days after their receipt of a photostatic copy of such Assignment, the Loan Parties shall execute and deliver to the Administrative Agent, to be exchanged for the Note delivered to the Administrative Agent by the Assignor, a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and, if the Assignor has retained a Commitment hereunder, a new Note payable to the order of the Assignor in an amount equal to the Commitment retained by it hereunder. Such new Note shall be in aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment, shall be payable to the order of the Assignee and, if applicable, the Assignor, otherwise shall be in substantially the form of such surrendered Note, and shall constitute Note(s) under this Agreement. Such new Note shall be in replacement and substitution for, and not in payment of, the Note delivered to the Administrative Agent by the Assignor. The Administrative Agent shall deliver such new Note or Notes to the payee or payees thereof and shall mark the old Note previously held by the Assignor as "replaced" and shall deliver the same to the Borrowers.

                  (d) Within five Business Days after each Assignment has been accepted in accordance with the terms hereof, the Administrative Agent shall revise EXHIBIT A hereto to set forth (i) the amount of the Commitment and the Loans of each Assignee and such Assignee's name and address and (ii) the amount of the Commitment and Loans, if any, retained by the Assignor, and the appropriate officer of the Loan Parties and the Administrative Agent shall initial each such revision, and the Administrative Agent shall deliver a copy thereof to each Lender.

                  (e) Notwithstanding the foregoing provisions of this SECTION 12.1, any Lender at any time may assign all or any portion of its rights under this Agreement and the other Facility Documents to (i) a Federal Reserve Bank without complying with such provisions; PROVIDED, HOWEVER, that no such assignment shall release the assigning Lender from its obligations hereunder or under the other Facility Documents or (ii) an Affiliate of such Lender without consent by the Administrative Agent.

                  (f) Each Lender shall have the right at any time to sell participations to any other Person in all or any part of such Lender's Commitment and the Loans and interests in Letters of Credit made by it; PROVIDED, HOWEVER, that the holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of or regularly scheduled maturity of any portion of the principal amount of, or interest on, any Loan allocated to such participation or (ii) a reduction of the principal amount of, or the rate of interest payable on, any Loan allocated to such participation, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

                  THIS AGREEMENT CONTAINS A WAIVER OF TRIAL BY JURY. SEE SECTION
 10.7 HEREOF.

                  IN WITNESS WHEREOF, the Borrowers, the Guarantors, the Agents and the Lenders have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            BORROWERS:

                                            CORNERSTONE PROPERTIES INC.

                                            By:/s/ Kevin P. Mahoney
                                               ------------------------
                                               Name: Kevin P. Mahoney
                                               Title: Senior Vice President

                                            By:/s/ Thomas P. Loftus
                                               ------------------------
                                               Name: Thomas P. Loftus
                                               Title: Vice President and
                                                       Secretary

                                            CORNERSTONE PROPERTIES LIMITED
                                               PARTNERSHIP

                                            By: CORNERSTONE PROPERTIES INC.,
                                                Its General Partner

                                                By:/s/ Kevin P. Mahoney
                                                   ------------------------
                                                   Name: Kevin P. Mahoney
                                                   Title: Senior Vice President

                                                By:/s/ Thomas P. Loftus
                                                   ------------------------
                                                   Name: Thomas P. Loftus
                                                   Title: Vice President and
                                                          Secretary





                                            GUARANTORS:

                                            CORNERSTONE DENVER LLC
                                            CORNERSTONE PEACHTREE LLC
                                            500 BOYLSTON CORNERSTONE LLC
                                            222 BERKELEY CORNERSTONE LLC
                                            125 SUMMER STREET CORNERSTONE LLC
                                            CORNERSTONE MINNEAPOLIS LLC
                                            CORNERSTONE NEW YORK LLC
                                            CORNERSTONE 11 CANAL CENTER LLC
                                            CORNERSTONE 99 CANAL LLC
                                            CORNERSTONE SEATTLE LLC

                                            By: CORNERSTONE PROPERTIES LIMITED
                                                PARTNERSHIP, the sole member
                                                of each

                                                By: CORNERSTONE PROPERTIES INC.,
                                                    its general partner

                                                By:/s/ Kevin P. Mahoney
                                                   --------------------
                                                   Name: Kevin P. Mahoney
                                                   Title: Senior Vice President

                                                By:/s/ Thomas P. Loftus
                                                   --------------------
                                                   Name: Thomas P. Loftus
                                                   Title: Vice President and
                                                          Secretary


                                            CSTONE-PITTSBURGH TRUST

                                            By:/s/ Thomas P. Loftus
                                               --------------------
                                               Name: Thomas P. Loftus
                                               Title: Trustee

                                            By:/s/ Kevin P. Mahoney
                                               --------------------
                                               Name: Kevin P. Mahoney


                                            CORPRO REAL ESTATE MANAGEMENT, INC.

                                            By:/s/ Kevin P. Mahoney
                                               --------------------
                                               Name: Kevin P. Mahoney
                                               Title: Senior Vice President

                                            By:/s/ Thomas P. Loftus
                                               --------------------
                                               Name: Thomas P. Loftus
                                               Title: Vice President and
                                                      Secretary


                                            AGENTS AND LENDERS:

                                            BANKERS TRUST COMPANY
                                                 as Administrative Agent and
                                                 Lender

                                            By:/s/ Alexander B.V. Johnson
                                               --------------------------
                                                Title: Managing Director

                                            Address for Notices:

                                            130 Liberty Street
                                            25th Floor
                                            New York, New York 10006
                                            (Attention: Alexander Johnson)
                                            Telecopy No.: 212/669-0752


                                            THE CHASE MANHATTAN BANK
                                                 as Syndication Agent and Lender

                                            By:/s/ Frederick P. Hammer
                                               -----------------------

                                            Title: Vice President

                                            Address for Notices:

                                            380 Madison Avenue
                                            New York, New York 10017
                                            (Attention: Commercial Real Estate
                                            Finance)
                                            Telecopy No.: 212/622-3397


                                            NATIONSBANK, N.A.
                                               as Documentation Agent and Lender

                                            By:/s/ Patrick A. Trowbridge
                                               -------------------------
                                                Title: Vice President

                                            Address for Notices:

                                            Attn: Patrick Trowbridge
                                            Vice President
                                            901 Main Street -- 51st Floor
                                            Dallas, Texas 75202
                                            Phone (214) 508-1552
                                            Fax (214) 508-0085


                                            THE BANK OF NOVA SCOTIA
                                                 as Lender

                                            By:/s/ R.H. Boese
                                               --------------
                                                Title: Sr. Relationship Manager

                                            Address for Notices:

                                            Attn: Kim Hartman
                                            Relationship Manager
                                            One Liberty Street
                                            New York, New York 10005
                                            Phone (212) 225-5175
                                            Fax (212) 225-5166


                                            COMMERZBANK AKTIENGESELLSCHAFT
                                            NEW YORK BRANCH
                                                 as Lender

                                            By:/s/ David M. Schwarz
                                               --------------------
                                                Title: Vice President

                                            By:/s/ Christine Finkel
                                               --------------------
                                                Title: Asst. Vice President

                                            Address for Notices:

                                            Attn: Christine Finkel
                                            Vice President
                                            Two World Financial Center -- 33rd
                                                 Floor
                                            New York, New York 10281-1050
                                            Phone (212) 266-7375
                                            Fax (212) 266-7565


                                            KEYBANK NATIONAL ASSOCIATION
                                                 as Lender

                                            By:/s/ Mary Ellen Fowler
                                               ---------------------
                                                Title: Vice President

                                            Address for Notices:

                                            Attn: Mary Ellen Fowler
                                            Vice President
                                            127 Public Square -- 6th Floor
                                            Cleveland, Ohio 44114-1306
                                            Phone (216) 689-4915
                                            Fax (216) 689-4997


                                            PNC BANK, NATIONAL ASSOCIATION
                                                 as Lender

                                            By:/s/ Thomas Nastarowicz
                                               ----------------------
                                                Title: Vice President

                                                     Address for Notices:

                                            Attn: Thomas Nastarowicz
                                            Vice President
                                            One Pen Plaza--Suite 2504
                                            New York, New York 10119
                                            Phone (212) 967-8813
                                            Fax (212) 967-8816


                                            SUMMIT BANK
                                                 as Lender

                                            By:/s/ Gregory A. Haines
                                               ---------------------
                                                Title: Vice President

                                            Address for Notices:

                                            Attn: Gregory A. Haines
                                            Vice President
                                            750 Walnut Avenue -- 1st Floor
                                            Cranford, New Jersey 07106
                                            Phone (908) 709-6079
                                            Fax (908) 709-6440


                                            CITIZENS BANK OF RHODE ISLAND
                                                 as Lender

                                            By:/s/ John K. Cooper
                                               ------------------
                                                Title: Vice President

                                                  Address for Notices:

                                            Attn: John K. Cooper
                                            One Citizens Plaza
                                            Providence, Rhode Island 02903
                                            Phone (401) 456-7283
                                            Fax (401) 455-5410


                                            MELLON BANK, N.A.
                                                 as Lender

                                            By:/s/ Frederick A. Felter
                                               -----------------------
                                                Title: Vice President

                                            Address for Notices:

                                            Attn: Kellie Anderson
                                            Assistant Vice President
                                            1735 Market Street -- 193-0425
                                            Philadelphia, Pennsylvania 19101
                                            Phone (215) 553-3444
                                            Fax (215) 553-3472


                                            MICHIGAN NATIONAL BANK
                                                 as Lender

                                            By:/s/ Irwin S. Knox
                                               -----------------
                                                Title: Relationship Manager

                                            Address for Notices:

                                            Attn: Irwin S. Knox
                                            Relationship Manager
                                            27777 Inkster Road
                                            Farmington Hills, Michigan
                                            48333-9065
                                            Phone (248) 473-5277
                                            Fax (248) 473-5299


                                            FIRST AMERICAN BANK TEXAS, SSB
                                                 as Lender

                                            By:/s/ Jeffrey C. Schultz
                                               ----------------------
                                                Title: Vice President

                                            Address for Notices:

                                            Attn: Jeff Schultz
                                            14651 Dallas Parkway
                                            Suite 400
                                            Dallas, Texas 75420
                                            Phone (972) 419-3414
                                            Fax (972) 419-3308


                                            CREDIT LYONNAIS, NEW YORK BRANCH
                                                 as Lender

                                            By:/s/ Bruce Evans
                                               ---------------
                                                Title: Vice President

                                            Address for Notices:

                                            Attn: David Meredith
                                            515 South Flower Street
                                            Suite 220
                                            Los Angeles, California 90071
                                            Phone (213) 362-5931
                                            Fax (213) 623-8067


                                            AMSOUTH BANK
                                                 as Lender

                                            By:/s/ J.R. Miller
                                               ---------------
                                                Title: Vice President

                                            Address for Notices:

                                            Attn: Jim Miller
                                            1900 Fifth Avenue
                                            9th Floor
                                            Birmingham, Alabama 35203
                                            Phone (205) 801-0282
                                            Fax (205) 326-4075


                                            U.S. BANK NATIONAL ASSOCIATION
                                                 as Lender

                                            By:/s/ James Benko
                                               ---------------
                                                Title: Vice President

                                            Address for Notices:

                                            Attn: Jame Benkos
                                            Vice President
                                            111 East Wacker Drive
                                            One Illinois Centre--Suite
                                            3000
                                            Chicago, Illinois 60601
                                            Phone (312) 228-9434
                                            Fax (312) 228-9402


                                            THE BANK OF NEW YORK
                                                 as Lender

                                            By:/s/ David V. Fowler
                                               -------------------
                                                Title: Vice President

                                            Address for Notices:

                                            Attn: David Fowler
                                            One Wall Street
                                            New York, New York 10286
                                            Phone (212) 635-8113
                                            Fax (212) 809-9526






                                 SCHEDULE 1.1(a)
                                 ---------------
                               Authorized Officers


I.       Cornerstone Properties Inc. and Corpro Real Estate Management, Inc.:

         John S. Moody           Chairman & Chief Executive Officer

         Rodney C. Dimock        President & Chief Operating Officer

         Kevin P. Mahoney        Senior Vice President & Chief Financial Officer

         Thomas P. Loftus        Chief Administrative Officer & Secretary

         Thomas A. Nye           Vice President

         Scott M. Dalrymple      Vice President

         Peter S. Smichenko      Vice President

         Scott M. Haley          Assistant Vice President

II.      Each limited liability company subsidiary:

         John S. Moody           Chief Operating Manager

         Rodney C. Dimock        President and Manager

         Thomas P. Loftus        Secretry and Manager

         Kevin P. Mahoney        Treasurer and Manager

         Scott M. Dalrymple      Vice President and Manager

         Robert T. Sorrentino    Vice President and Manager

         Peter S. Smichenko      Vice President and Manager

         Scott M. Haley          Assistant Vice President and Manager






                                 SCHEDULE 1.1(b)
                                 ---------------
                               Existing Portfolio


1.       Norwest Center, Minneapolis, Minnesota

2.       Washington Mutual Tower, 1201 Third Avenue, Seattle, Washington

3.       527 Madison Avenue, New York City

4.       125 Summer Street, Boston, Massachusetts

5.       Fee and leasehold interests in One Norwest Center, Denver, Colorado

6.       Tower 56, 126 East 56th Street, New York City

7.       One Lincoln Centre, Oakbrook Terrace, Illinois

8. Fee and leasehold interest in One Ninety One Peachtree Office Tower, Atlanta, Georgia

9.       200 Galleria Parkway, Atlanta, Georgia

10.      11 Canal Center Plaza, Alexandria, Virginia

11.      99 Canal Center Plaza, Alexandria, Virginia

12.      TransPotomac Plaza, Building 5, Alexandria, Virginia

13.      500 Boylston Street, Boston, Massachusetts

14.      222 Berkeley Street, Boston, Massachusetts

15.      Fee and leasehold interest in Charlotte Plaza,Charlotte, North Carolina

16.      Market Square, Washington, D.C.

17. Note secured by second priority mortgage on fee and leasehold interests in Sixty State Street, Boston, Massachusetts

18.      Corporate 500 Centre, Deerfield, Illinois

19.      One Memorial Drive, Cambridge, Massachusetts

20.      201 California Street, San Francisco, California

21.      Wilshire Palisades, 1299 Ocean, Santa Monica, California





                                 SCHEDULE 1.1(c)
                                 ---------------
                             Existing Ground Leases


191 Peachtree Tower, Atlanta, Georgia
-------------------------------------
         Cross-Lease and Easement Agreement made and entered into February 10, 1988, by and between Peachtree Palace Venture ("Hotel Owner") and One Ninety One Peachtree Associates ("Office Developer"), a short form of which is recorded as that certain Indenture of Lease dated as of February 10, 1998, by and between Peachtree Palace Hotel, Ltd. and Metropolitan Life Insurance Company, d/b/a Peachtree Palace Venture, as Lessor, and One Ninety One Peachtree Associates, as Lessee, recorded in Deed Book 11321 page 56, Fulton County, Georgia Records.

60 State Street, Boston, Massachusetts
-------------------------------------
         Cornerstone owns a second mortgage position on this property, the collateral for which is the following leasehold interest:

         Lease dated as of December 29, 1967, notice of which has been recorded with Suffolk Registry of Deeds, Book 8188, Page 144, as amended by instruments dated June 20, 1968, January 7, 1971, July 30, 1975 and November 26, 1975, notices of which amendments have been recorded with said Deeds in Book 8209, Page 711, Book 8414, Page 356, Book 8804, Page 606, and Book 8836, Page 448, respectively, and as affected by (x) Estoppel Certificate and Agreement dated December 28, 1977, recorded with said Deeds in Book 9024, Page 244; (y) Estoppel Certificate and Agreement dated December 23, 1988 and Supplemental Estoppel Certificate and Agreement dated December 23, 1988; and (z) letter dated March 30, 1990, by which the Trustees of Fifty State Street Trust under Declaration of Trust dated December 29, 1967, and recorded with said Deeds in Book 8188, Page 137, leased the above-captioned premises to the Trustees of Cabot, Cabot & Forbes Co., whose interest under the Ground Lease has been assigned (by Assignment and Assumption Agreement dated September 1, 1977, recorded with said Deeds in Book 8654, Page
         448) to the Trustees of 60 State Street Trust under Declaration of Trust dated September 10, 1970, recorded with said Deeds in Book 8389, Page 286.

One Norwest Center, Denver, Colorado
------------------------------------
         Ground lease dated February 5, 1981, and recorded February 9, 1981 in Book 2322 at Page 182 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, between Lincoln Building Corporation, as lessor, and 1700 Lincoln Limited, as lessee, as amended and assigned by Lincoln Building Corporation to 1700 Lincoln Limited, and as assigned by 1700 Lincoln Limited to Cornerstone Denver LLC.

Charlotte Plaza, Charlotte, North Carolina
------------------------------------------
         Leasehold interests in and to the alleyway running between 3rd and 4th Streets (i) as conveyed in the Deed (Easement) to Charlotte Office Tower Associates from Charlotte-Southern Corporation dated August 28, 1981, recorded in Book 4468, Page 856, Mecklenburg Public Registry, and
         (ii) created by that Sublease Agreement from Charlotte-Southern Corporation to Charlotte Office Tower Associates dated July 18, 1989, recorded in Book 6069, Page 438, Mecklenburg Public Registry.

Galland and Seneca Buildings, Seattle, Washington
------------------------------------------------
         Lease dated February 24, 1985, by and between Samis Land Company as Lessor and Wright Runstad & Company as Lessee, as amended by letter agreement dated March 6, 1985, as further amended by that certain First Amendment to Lease dated June 27, 1985, as assigned by Wright Runstad & Company to 1212 Second Avenue Limited Partnership pursuant to that certain Assignment of Samis Lease dated October 8, 1985, as further amended by that certain Second Amendment to Lease daed November 3, 1985, as further amended by that certain Third Amendment to Lease dated October 24, 1986, as subleased to Block Six, which sublease was conveyed to Third and University Limited Partnership as security for a loan.






                                 SCHEDULE 1.1(d)
                                 ---------------
                     Effective Date Unencumbered Properties
                     --------------------------------------

1. Fee and leasehold interest in One Ninety One Peachtree Office Tower, Atlanta, Georgia

2.       One Memorial Drive, Cambridge, Massachusetts

3.       500 Boylston Street, Boston, Massachusetts

4.       222 Berkeley Street, Boston, Massachusetts

5.       11 Canal Plaza, Alexandria, Virginia

6.       99 Canal Plaza, Alexandria, Virginia


                                  SCHEDULE 5.7

                               Pre-Existing Liens


                        Loan Amount    Maturity
                      As of 9/30/98      Date       Lender
                      -------------    --------     ------

One Norwest Center       98,500,000    Oct-08    CIGNA and Mass Mutual

Norwest Center          110,000,000    Dec-05    Norwest Bank

Washington Mutual Tower  79,100,000    Nov-05    Teachers Insurance and Annuity
                                                 Association

125 Summer Street        50,000,000    Jan-03    Northwestern Mutual Life
                                                 Insurance Company

Tower 56                 17,608,000    May-03    Northwestern Mutual Life
                                                 Insurance Company

Sixty State Street       88,141,000    Jan-05    Teachers Insurance and Annuity
                                                 Association

Corporate 500 Centre     90,000,000(a) Nov-06    Teachers Insurance and Annuity
                                                 Association

201 California Street    33,171,000    Mar-05    Northwestern Mutual Life
                                                 Insurance Company

Wilshire Palisades       30,109,000    Jul-02    Lincoln National Life Insurance


(a) Loan was refinanced on October 9, 1998. The loan amount, maturity date and lender reflect the new loan. The original loan had a 9/30/98 balance of $80,000,000, a maturity date of Jul-02 and was held by Bankers Trust Company.




                                  SCHEDULE 5.8

                            Pre-Existing Indebtedness


                       Loan Amount     Maturity
                      As of 9/30/98      Date       Lender
                      -------------    --------     ------

One Norwest Center       98,500,000      Oct-08  CIGNA and Mass Mutual

Norwest Center          110,000,000      Dec-05  Norwest Bank

Washington Mutual Tower  79,100,000      Nov-05  Teachers Insurance and Annuity
                                                 Association

125 Summer Street        50,000,000      Jan-03  Northwestern Mutual Life
                                                 Insurance Company

Tower 56                 17,608,000      May-03  Northwestern Mutual Life
                                                 Insurance Company

Sixty State Street       88,141,000      Jan-05  Teachers Insurance and Annuity
                                                 Association

Corporate 500 Centre     90,000,000(a)   Nov-06  Teachers Insurance and Annuity
                                                 Association

201 California Street    33,171,000      Mar-05  Northwestern Mutual Life
                                                 Insurance Company

Wilshire Palisades       30,109,000      Jul-02  Lincoln National Life Insurance

Convertible Promissory   12,926,000      Jan-01  Hines
Note due 2001

TransPotomac Plaza 5     65,000,000      Oct-00  Dutch Institutional Holding
and Charlotte Plaza                              Company

527 Madison Avenue and   65,000,000      Oct-04  Dutch Institutional Holding
One Lincoln Center                               Company

Market Square and 200   120,000,000      Oct-07  PGGM
Galleria


(a) Loan was refinanced on October 9, 1998. The loan amount, maturity date and lender reflect the new loan. The original loan had a 9/30/98 balance of $80,000,000, a maturity date of Jul-02 and was held by Bankers Trust Company.




                                  SCHEDULE 5.12
                                  -------------
                                  Subsidiaries

1. 100%   ownership  of  Cornerstone  Denver LLC, a Delaware  limited  liability company.

2. 100% ownership of Cornerstone Peachtree LLC, a Delaware limited liability company which owns an 80% interest in One Ninety One Peachtree Associates.

3. General and limited partner of Cornerstone Properties Limited Partnership, a Delaware limited partnership.

4. 100% ownership of CORPRO Real Estate Management Inc., which is a limited partner of Cornerstone Limited Partnership.

5. 100% ownership of Cornerstone 200 Galleria LLC, a Delaware limited liability company which owns a membership interest in Galleria Retention Area Associates, LLC, a Georgia limited liability company which is the fee owner of the retention pond serving the Galleria area; the membership interest in Galleria Retention Area Associates, LLC is collectively held by the several owners of Galleria property and therefore individual ownership interests in Galleria Retention Area Associates, LLC fluctuate as ownership of the Galleria property changes.

6. 100% ownership of Cornerstone Oakbrook LLC, a Delaware limited liability company.

7. 100% ownership of Cornerstone Dearborn LLC, a Delaware limited liability company (former owner of Dearborn land, not yet dissolved).

8. 100% ownership of 125 Summer Street Cornerstone LLC, a Delaware limited liability company.

9. 100% ownership of 500 Boylston Cornerstone LLC, a Delaware limited liability company which owns a 91.5% interest in Five Hundred Boylston West Venture.

10. 100% ownership of 222 Berkeley Cornerstone LLC, a Delaware limited liability company which owns a 91.5% interest in 222 Berkeley Venture.

11. 100% ownership of Cornerstone Minneapolis LLC, a Delaware limited liability company which owns a 50% interest in NWC Limited Partnership.

12. 100% ownership of Cornerstone New York LLC, a Delaware limited liability company.

13. 100% ownership of Cornerstone 527 Madison LLC, a Delaware limited liability company.

14. 100% ownership of Cornerstone Charlotte Plaza LLC, a Delaware limited liability company.

15. 100% ownership of Cornerstone TransPotomac Plaza LLC, a Delaware limited liability company.

16. 100% ownership of Cornerstone 99 Canal Center LLC, a Delaware limited liability company.

17. 100% ownership of Cornerstone 11 Canal Center LLC, a Delaware limited liability company.


18. 100% ownership of Cornerstone Seattle LLC, a Delaware limited liability company which owns a 50% interest in Third and University Limited Partnership.

19.  100%  ownership  of  Cornerstone  Market  Square  LLC, a  Delaware  limited liability company which owns a 99% interest in Market Square Development Investors, which, in turn, owns an 85.7143% interest in Market Square
Associates, which, in turn, owns a 70% interest in Avenue Associates Limited Partnership.

20. 100% ownership of ARICO-Denver, Inc. and of 1700 Lincoln Inc. which, in turn, own all the interests in 1700 Lincoln Limited Partnership (these entities have not yet been dissolved and are not currently in good standing, but the real estate formerly owned by the partnership is now owned by Cornerstone Denver
LLC).

21. 100% ownership of Cornerstone Deerfield LLC, a Delaware limited liability company.

22. 100% ownership of One Memorial Cornerstone LLC, a Delaware limited liability company.

23. 100% ownership of Cornerstone Wilshire-Cal LLC, a Delaware limited liability company.

24. 100% ownership of 60 State Street Cornerstone LLC, a Delaware limited liability company.

25. 100% ownership of Cstone-Pittsburgh Trust, a Maryland business trust (former owner of the Frick Building, not yet dissolved).

26. 100% ownership of 201 California LLC, a Delaware limited liability company.

27. 100% ownership of 1299 Ocean LLC, a Delaware limited liability company.




                                  SCHEDULE 5.20
                                  -------------

                              Certain ERISA Matters

                                 None to report.



                                  SCHEDULE 5.21
                                  -------------

                          Certain Environmental Matters

A. Matters disclosed in the following environmental reports previously delivered to Lender:

     1. Asbestos Building Survey Report, prepared by Carnow, Conibear & Associates, Ltd., dated August 9, 1993 for 99 Canal Center Plaza; and draft report of Phase 1 Environmental Site Assessment dated August 11, 1997 prepared by Law Engineering and Environmental Services, Inc. for 99 Canal Center Plaza.

     2. Asbestos Building Survey Report, prepared by Carnow, Conibear & Associates, Ltd., dated August 9, 1993 for 11 Canal Center Plaza; and draft report of Phase I Environmental Site Assessment dated August 11, 1997 prepared by Law Engineering and Environmental Services, Inc. for 11 Canal Center Plaza.

     3. Asbestos Survey, prepared by Asbestos Inspection, Inc. dated October 25, 1993 for TransPotomac Plaza; and draft report of Phase I Environmental Site Assessment dated August 8, 1997 prepared by Law Engineering and Environmental Services, Inc. for TransPotomac Plaza.

     4. Report of Geotechnical Evaluation prepared by Law Engineering, dated January 26, 1988 and Limited Environmental Site Assessment Report prepared by Law Engineering, daated January 12, 1988 for 191 Peachtree Street Tower.

     5. Environmental Site Evaluation Report prepared by Environmental Resources Management, Inc., dated May 20, 1987 for Market Square; and draft report of Phase I Environmental Site Assessment dated August 7, 1997 prepared by Law Engineering and Environmental Services, Inc. for Market Square.

     6. Draft report of Phase I Environmental Site Assessment dated August 7, 1997 prepared by Law Engineering and Environmental Services, Inc. for 200 Galleria Parkway.

     7. Draft report of Phase I Environmental Site Assessment dated August 11, 1997 prepared by Law Engineering and Environmental Services, Inc. for Charlotte Plaza.

     8. Report of Phase I Environmental Site Assessment prepared by Law Environmental Consultants, Inc., dated January 31, 1997 for 527 Madison Avenue, and title search inquiry (Notice of Violation regarding operating permit for emergency generator) prepared by Baretta Research Service Corporation dated January 15, 1997.

     9. Phase I Environmental Site Assessment prepared by Smith Environmental Technologies Corporation, dated October 23, 1996 for Norwest Center.

     10. Phase I Environmental Site Assessment prepared by IVI Environmental, Inc. dated September 24, 1996 for One Lincoln Centre.

     11. Phase I Environmental Site Assessment prepared by ATC Environmental Inc., dated May 13, 1996 for One Norwest Center.

     12. Report for Environmental Site Assessment prepared by Law Environmental Consultants, Inc., dated December 15, 1995 for 125 Summer Street.

     13. Phase I Envoronmental Site Assessment prepared by IVI Environmental, Inc., dated February 22, 1995 for Tower 56.

     14. Report of Phase I Environmental Assessment prepared by ENSR, dated February 1997, for Washington Mutual Tower, and letter setting out additional information regarding the Washington Mutual Tower located at 1201 Third Avenue, Seattle, Washington, dated March 11, 1997, prepared by ENSR.

     15. Oil and Hazardous Materials Site Evaluation dated 1985, and updated Oil and Hazardous Materials Site Evaluation dated April 9, 1986, prepared by Haley and Aldrich, Inc., for 500 Boylston Street.

     16. Oil and Hazardous Materials Site Evaluation dated April 9, 1986, prepared by Haley and Aldrich, Inc., for 222 Berkeley Street, and Oil Hazardous Materials Site Evaluation dated April 3, 1989, prepared by Haley and Aldrich, Inc.

     17. Phase I Environmental Site Assessment Report prepared by Hygienetics Environmental Services, Inc., dated January 12, 1998, for 60 State Street.

     18. Phase I Environmental Site Assessment Report prepared by Hygienentics Environmental Services, Inc., dated January 12, 1998, for Corporate 500 Centre.

     19. Phase I Environmental Site Assessment Report prepared by Hygienetics Environmental Services, Inc., dated April 15, 1998, for One Memorial Drive.

     20. Phase I Environmental Site Assessment Report prepared by Earth Tech, Inc., dated February 4, 1998, for 201 California.

     21. Phase I Environmental Site Assessment Report prepared by Earth Tech, Inc., dated January 23, 1998, for 1299 Ocean.

B. Cornerstone is aware of the following environmental matter:

     The United States Environmental Protection Agency sent a request for information to Cornerstone's partner and property manager, Hines, pursuant to Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act and Section 3007 of the Resource Conservation and Recovery Act. The request relates to the 222 Berkeley Street Property in Boston, Massachusetts and its potential connection to the Beede Waste Oil Superfund Site in Plaistow, New Hampshire. Hines assembled the requested information and replied to the Environmental Protection Agency on August 6, 1998. The currently avaliable information indicates that, in connection with the site development, Hines arranged to have petroleum-contaminated water sent to the Beede Waste Oil site. Because of the Comprehensive Environmental Response, Compensation, and Liability Actss "petroleum exclusion," Hines believes that the material it sent to Beede Waste Oil is not a "hazardous substance." Therefore, Hines is of the view that it is not a "potentially responsible party" in connection with that site and requested that EPA remove the 222 Berkeley Street joint venture from EPA's list of potentially responsible parties. Given the preliminary nature of the available information and the need for discussions with the Environmental Protection Agency, however, that assessment could change as new information becomes available.




                                SCHEDULE 7.18(a)
                                ----------------

                       Certain Non-Guarantor Subsidiaries1


Cornerstone 200 Galleria LLC, a Delaware limited liability company

Cornerstone Oakbrook LLC, a Delaware limited liability company

Cornerstone Dearborn LLC, a Delaware limited liability company

Cornerstone 527 Madison LLC, a Delaware limited liability company

Cornerstone Charlotte Plaza LLC, a Delaware limited liability company

Cornerstone TransPotomac Plaza LLC, a Delaware limited liability company

Cornerstone Market Square LLC, a Delaware limited liability company



----------
1   On the Initial Funding Date, the respective  Subsidiaries to acquire the WWA
Collateral Properties known as Janss Court and Seaport Centre will be added to this Schedule 7.18(a).




                                SCHEDULE 7.18(b)

                            WWA Collateral Properties


120 Montgomery                     429 Santa Monica
                                   700 North Brand
Pruneyard I, II, S.C.              Apple Building
Pruneyard Inn                      Belmont Shores
Pruneyard Place                    Biltmore Lakes
2300 Norris Tech                   Bixby Ranch
4550 Norris Tech                   Centerside II
4600 Norris Tech                   Crossroads
Searise Office Tower               Golden Bear Center
West Wilshire                      One ADP Plaza
Janss Court                        One Corporate Center
Exposition Centre                  One Post
66 Bovet                           Park Plaza
10 Almaden                         Warner Park Center
Embarcadero Place                  Westlake Spectrum
Peninsula Office Park              Westlake Spectrum II
Peninsula Office Park 4            110 Atrium Place
Peninsula Office Park 9            Bayhill 4, 5, 6 & 7
One & Two Gateway                  Island Corporate Center
1300 South El Camino               Seaport Centre
Scottsdale Centre
1600 South Main
188 Embarcadero
2677 North Main
2700 Ygnacio



                                    Exhibit A

                                     LENDERS

Lender1                                                  Commitment Amount
-------                                                  -----------------
BANKERS TRUST COMPANY                                       $50,000,000
THE CHASE MANHATTAN BANK                                    $50,000,000
NATIONSBANK, N.A.                                           $50,000,000
THE BANK OF NOVA SCOTIA                                     $40,000,000
COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK BRANCH             $40,000,000
CREDIT LYONNAIS, NEW YORK BRANCH                            $40,000,000
PNC BANK, NATIONAL ASSOCIATION                              $40,000,000
AMSOUTH BANK                                                $30,000,000
THE BANK OF NEW YORK                                        $30,000,000
KEY BANK NATIONAL ASSOCIATION                               $30,000,000
U. S. BANK NATIONAL ASSOCIATION                             $30,000,000
CITIZENS BANK OF RHODE ISLAND                               $20,000,000
FIRST AMERICAN BANK TEXAS, SSB                              $20,000,000
MELLON BANK, N.A.                                           $20,000,000
MICHIGAN NATIONAL BANK                                      $20,000,000
SUMMIT BANK                                                 $20,000,000



----------
1 Lending Office indicated only if different than office shown for notice purposes.




                                    EXHIBIT B



                               REVOLVING LOAN NOTE

Lender:                                                       New York, New York
Commitment: $________________                                _________ __, 199__



     FOR VALUE RECEIVED, the undersigned, CORNERSTONE PROPERTIES INC., a corporation duly organized and validly existing under the laws of the State of Nevada ("Cornerstone"), and CORNERSTONE PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (collectively with Cornerstone, the "Borrowers"), hereby jointly and severally unconditionally promise to pay to the order of the Lender stated above (the "Lender") at the office of Bankers Trust Company, located at ____________, in lawful money of the United States of America and in immediately available funds, on the Maturity Date a principal amount equal to the lesser of (a) the Commitment stated above and (b) the aggregate outstanding principal amount of the Loans from time to time made by the Lender to the Borrowers pursuant to the Credit Agreement as hereinafter defined. The Borrowers further jointly and severally agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, type and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another type and, in the case of Eurodollar Rate Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligation of Borrowers to repay any Loan in accordance with the terms of the Credit Agreement.

     This Note (a) is one of the Notes referred to in the Second Amended and Restated Revolving Credit and Guaranty Agreement dated as of November 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the Guarantors signatory thereto, the Lenders signatory thereto, Bankers Trust Company, as Administrative Agent for the Lenders, The Chase Manhattan Bank, as Syndication Agent for the Lenders, and NationsBank, N.A., as Documentaion Agent for the Lenders, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                      CORNERSTONE PROPERTIES INC.

                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________


                                      CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

                                      By: CORNERSTONE PROPERTIES INC.,
                                          Its General Partner

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________





                                                                      SCHEDULE 1
                                                          To REVOLVING LOAN NOTE



                  LOANS, CONVERSIONS AND PAYMENTS OF ABR LOANS
           @@
--------------------------------------------------------------------------------
|      |               |            |  Amount Of ABR  |   Unpaid     |         |
|      |               |  Amount of | Loans Converted |  Principal   |         |
|      | Amount of ABR |  Principal |  To Eurodollar  |  Balance Of  | Notation|
| Date |    Loans      |   Repaid   |   Rate Loans    |  ABR Loans   |  Made By|
--------------------------------------------------------------------------------
|      |               |            |                 |              |         |
--------------------------------------------------------------------------------
|      |               |            |                 |              |         |
--------------------------------------------------------------------------------
|      |               |            |                 |              |         |
--------------------------------------------------------------------------------
|      |               |            |                 |              |         |
--------------------------------------------------------------------------------
|      |               |            |                 |              |         |
--------------------------------------------------------------------------------
|      |               |            |                 |              |         |
--------------------------------------------------------------------------------
|      |               |            |                 |              |         |
--------------------------------------------------------------------------------
|      |               |            |                 |              |         |
--------------------------------------------------------------------------------
|      |               |            |                 |              |         |
--------------------------------------------------------------------------------
|      |               |            |                 |              |         |
--------------------------------------------------------------------------------

                  @@




                                                                      SCHEDULE 2
                                                          To REVOLVING LOAN NOTE



                   LOANS AND PAYMENTS OF EURODOLLAR RATE LOANS
           @@
--------------------------------------------------------------------------------
|      |          |Interest and|         |Amount Of ABR |  Unpaid    |         |
|      |          | Eurodollar |         |    Loans     | Principal  |         |
|      |Amount of | Rate With  |Amount of| Converted to | Balance Of |         |
|      |Eurodollar|  Respect   |Principal|  Eurodollar  | Eurodollar |Notation |
| Date |Rate Loans|  Thereto   | Repaid  |   Rate Loans | Rate Loans | Made By |
--------------------------------------------------------------------------------
|      |          |            |         |              |            |         |
--------------------------------------------------------------------------------
|      |          |            |         |              |            |         |
--------------------------------------------------------------------------------
|      |          |            |         |              |            |         |
--------------------------------------------------------------------------------
|      |          |            |         |              |            |         |
--------------------------------------------------------------------------------
|      |          |            |         |              |            |         |
--------------------------------------------------------------------------------
|      |          |            |         |              |            |         |
--------------------------------------------------------------------------------
|      |          |            |         |              |            |         |
--------------------------------------------------------------------------------
|      |          |            |         |              |            |         |
--------------------------------------------------------------------------------
|      |          |            |         |              |            |         |
--------------------------------------------------------------------------------
|      |          |            |         |              |            |         |
--------------------------------------------------------------------------------
                  @@




                                                                       EXHIBIT C

                                  LOAN REQUEST

                                                           ______________, _____

Bankers Trust Company
as Administrative Agent
130 Liberty Street
25th Floor
New York, New York 10006

Attention: Alexander Johnson



      Re: Second Amended and Restated  Revolving Credit and Guaranty  Agreement,
          dated as of November 3, 1998 (as amended or supplemented from time to time, the "Credit Agreement"), among Cornerstone Properties Inc. and Cornerstone Properties Limited Partnership, as Borrowers, the Guarantors signatory thereto, the Lenders signatory thereto, Bankers Trust Company, as Administrative Agent for the Lenders, The Chase Manhattan Bank, as Syndication Agent for the Lenders, and NationsBank, N.A., as Documentation Agent for the Lenders

Dear Sir or Madam:

     Reference is made to the above-referenced Credit Agreement (capitalized terms used herein that are not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement). [NAME OF BORROWER] hereby gives irrevocable notice of its intention to borrow (the "Borrowing") the following amounts under the Credit Agreement as set forth below:

       1.  The Funding Date of the proposed Borrowing is ___________, ____.

       2.  The aggregate amount of the proposed Borrowing is $_______.

       3. The proposed Borrowing is to be comprised of $_________ of [Eurodollar Rate] [ABR] Loans.

       4. The duration of the Interest Period for the Loan, if a Eurodollar Rate Loan, shall be ____ months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

     (a) the representations and warranties contained in Article V of the Credit Agreement and in the other Facility Documents are true and correct in all material respects as through made on and as of such date (except to the extent such representations and warranties relate to a specific date, in which case they are true and correct in all material respects as of such date);

     (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

     (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans plus the Letter of Credit Obligations to exceed the combined Commitments of the Lenders.

     The Borrower represents and warrants, as of the date hereof, that after giving effect to the Loans requested above, all the requirements contained in
Section 6.1 of the Credit Agreement are satisfied.

                                               CORNERSTONE PROPERTIES INC.,
                                                 individually or as sole general
                                                 partner of CORNERSTONE
                                                 PROPERTIES LIMITED PARTNERSHIP

                                               By:__________________________
                                                  Name:
                                                  Title:

                                               By:__________________________
                                                  Name:
                                                  Title:






                                                                       EXHIBIT D

                              CONTINUATION REQUEST

                                                             ____________, _____

Bankers Trust Company
as Administrative Agent
130 Liberty Street
25th Floor
New York, New York 10006

Attention: Alexander Johnson

      Re: Second Amended and Restated  Revolving Credit and Guaranty  Agreement,
          dated as of November 3, 1998 (as amended or supplemented from time to time, the "Credit Agreement"), among Cornerstone Properties Inc. and Cornerstone Properties Limited Partnership, as Borrowers, the Guarantors signatory thereto, the Lenders signatory thereto, Bankers Trust Company, as Administrative Agent for the Lenders, The Chase Manhattan Bank, as Syndication Agent for the Lenders, and NationsBank, N.A., as Documentation Agent for the Lenders

  Dear Sir or Madam:

     Reference is made to the above-referenced Credit Agreement (capitalized terms used herein that are not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement). The undersigned Borrower hereby gives irrevocable notice of its intention to continue the Loans or a portion thereof for an additional Interest Period under the Credit Agreement as set forth below.

     Please continue $___________ of the Eurodollar Rate Loans of the undersigned, the Interest Period with respect to which ends on _______________, (which is not less than three Eurodollar Business Days from the date hereof), as a Eurodollar Rate Loan with an Interest Period commencing on and including such date and ending, subject to the limitations applicable to Interest Periods for Eurodollar Rate Loans as set forth in the definition of Interest Period contained in the Credit Agreement, on the date that is [one] [two] [three] [six] [twelve]* months thereafter.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true as of the date any Eurodollar Rate Loan is continued as requested above, before and after giving effect thereto and to the application of proceeds therefrom:

     (a) the representations and warranties contained in Article V of the Credit Agreement and in the other Facility Documents are true and correct in all material respects as through made on and as of such date (except to the extent such representations and warranties relate to a specific date, in which case they are true and correct in all material respects as of such date);

     (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed continuation; and

     (c) The proposed continuation will not cause the aggregate principal amount of all outstanding Loans plus the Letter of Credit Obligations to exceed the combined Commitments of the Lenders.

                                               CORNERSTONE PROPERTIES INC.,
                                                 individually or as sole general
                                                 partner of CORNERSTONE
                                                 PROPERTIES LIMITED PARTNERSHIP

                                               By:__________________________
                                                 Name:
                                                 Title:

                                               By:__________________________
                                                 Name:
                                                 Title:




----------

* 6- or 12-month Interest Periods may not be requested without the unanimous consent of all Lenders.




                                                                       EXHIBIT E


                            ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of November 3, 1998 (as amended or supplemented from time to time, the "Credit Agreement"), among Cornerstone Properties Inc. and Cornerstone Properties Limited Partnership, as Borrowers, the Guarantors signatory thereto, the Lenders signatory thereto, Bankers Trust Company, as Administrative Agent for the Lenders, The Chase Manhattan Bank, as Syndication Agent for the Lenders (the "Synidication Agent"), and NationsBank, N.A., as Documentation Agent for the Lenders (together with the Administrative Agent and the Syndication Agent, the "Agents"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms by the Credit Agreement.

     ______________  (the "Assignor") and _____________  (the "Assignee") hereby agree as follows:

     1. The Assignor hereby irrevocably sells, assigns and delegates to the Assignee without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, without recourse to and without representation or warranty by the Assignor except as otherwise specifically set forth in Section 2 below, a $_______________* interest in and to all of the Assignor's rights and obligations under and in respect of Assignor's Commitment and Loans and its Note set forth on Schedule I hereto (the "Assigned Loan") and related rights and obligations under the Credit Agreement and other Facility Documents.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Facility Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Facility Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or any other Loan Parties or the performance or observance by Borrowers or any other Loan Parties of their obligations under the Credit Agreement or any other Facility Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note evidencing the Assigned Loan and requests that the Administrative Agent exchange such Note for [(i)] a new Note, dated _______________, ____, in the principal amount of $_______________ payable to the order of the Assignee[, and (ii) a new Note, dated _______________ ____, in the principal amount of $_______________
payable to the order of the Assignor].

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referenced therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) acknowledges and agrees that it has made and will make such inquiries and has taken and will take such care on its own behalf as would have been the case had it made a Loan directly to the Borrowers without the intervention of the Assignor, the Agents or any other Person; (d) acknowledges and agrees that it will perform in accordance with their terms all of the obligations that, by the terms of any Facility Document, are required to be performed by it as a Lender; (e) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Person which is or has become a Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (f) appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agents by the terms thereof, together with such powers under the Credit Agreement as are incidental thereto;
(g) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 3.3(f) of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty;
(h) confirms that the Assignee is an "Eligible Assignee" under the terms of the Credit Agreement; (i) acknowledges and agrees that neither the Assignor nor the Agents makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with any Facility Document or any other instrument or document furnished pursuant thereto or the authorization, execution, legality, validity, enforceability, genuineness, sufficiency or value of any Facility Document or any other instrument or document furnished pursuant thereto; and (j) acknowledges and agrees that neither the Assignor nor the Agents makes any representation or warranty or assumes any responsibility with respect to the financial condition or creditworthiness of the Loan Parties or any other Person or the performance or observance by the Loan Parties or any other Person of any obligations under any Facility Document or any other instrument or document furnished pursuant thereto.

     4. The effective date for this Assignment and Acceptance shall be ________________ ____ (the "Effective Date")** Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent[, and the Assignor or the Assignee shall pay to the Administrative Agent a $3,000 assignment fee]. Following such payment, and acceptance by the Administrative Agent of this Assignment and Acceptance, a photostatic copy hereof shall be delivered to the Borrowers and the Administrative Agent. Within five (5)
Business Days after the Borrowers' receipt of such photostatic copy, the Borrowers shall execute and deliver to the Administrative Agent the new Note or Notes to be held in escrow pending release of the Note (in the appropriate outstanding principal amount) evidencing the Assigned Loan to the Borrowers. The Administrative Agent shall deliver the new Note or Notes to the payee(s) thereof, shall mark the Note evidencing the Assigned Loan as "replaced" and shall deliver the same to the Borrowers.

     5. Upon such acceptance by the Administrative Agent, as of the Effective Date,

     (a) From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Facility Documents and shall be bound by the provisions thereof, and

     The Assignee, in addition to any rights, benefits and obligations under the Facility Documents held by it immediately prior to the Effective Date, shall have the rights, benefits and obligations of a Lender under the Facility Documents that have been assigned to it (including, but not limited to, obligations to the Borrowers under the Facility Documents) pursuant to this Assignment and Acceptance. The Assignee shall become a Lender for all purposes of the Credit Agreement and the other Facility Documents, and execution hereof shall be deemed to be execution of the Credit Agreement; and

     (b) The Assignor, to the extent provided in this Assignment and Acceptance, shall relinquish its rights (except as provided in the Credit Agreement) and benefits and be released from its obligations under the Credit Agreement (and, in the case of an assignment covering all or the remaining portion of the Assignor's rights, benefits and obligations under the Facility Documents, the Assignor shall cease to be a Lender under the Facility Documents, except as provided in the Credit Agreement).

     6. Upon such acceptance by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make payments under the Credit Agreement in respect of the Assigned Loan (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee , whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee agree that they shall make all appropriate adjustments in payments under the Credit Agreement by the Administrative Agent for periods prior to the Effective Date directly between themselves.

     7. The Assignor agrees to give written notice of this Assignment and Acceptance to the Agents, each Lender and the Borrowers, which written notice shall include the addresses and related information with respect to the Assignee.

     8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION,
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

     9. EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY WAIVES (TO THE EXTENT PERMITTED BY LAW) THE RIGHT TO A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS ASSIGNMENT AND ACCEPTANCE, ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS ASSIGNMENT AND ACCEPTANCE, OR THE VALIDITY, INTERPRETATION, OR ENFORCEMENT THEREOF.


     IN WITNESS WHEREOF, the undersigned have caused this Assignment and Acceptance to be duly executed and delivered by their respective officers thereunto duly authorized as of the date and year first above written.

[NAME OF ASSIGNOR]                [NAME OF ASSIGNEE]

By: _____________________         By: __________________

Title: __________________         Title: _______________



Accepted this ______ day of
_______________, ______

BANKERS TRUST COMPANY,
  as Administrative Agent

By: _______________________

Title: ____________________




---------
* The minimum amount that may be assigned is equal to the lesser of (i) $_______ or (ii) the Commitment of the Assignor as determined in accordance with the Credit Agreement.

** The requested effective date must be at least five Business Days after the execution of this Assignment and Acceptance.




                                                                       EXHIBIT G

                            LETTER OF CREDIT REQUEST

No. (1)                                                    ______________, _____

Bankers Trust Company
as Administrative Agent
130 Liberty Street
25th Floor
New York, New York 10006

Attention: Alexander Johnson

[Name and address of Issuing Bank]


      Re: Second Amended and Restated  Revolving Credit and Guaranty  Agreement,
          dated as of November 3, 1998 (as amended or supplemented from time to time, the "Credit Agreement"), among Cornerstone Properties Inc. and Cornerstone Properties Limited Partnership, as Borrowers, the Guarantors signatory thereto, the Lenders signatory thereto, Bankers Trust Company, as Administrative Agent for the Lenders, The Chase Manhattan Bank, as Syndication Agent for the Lenders, and NationsBank, N.A., as Documentation Agent for the Lenders

Dear Sir or Madam:

     Reference is made to the above-referenced Credit Agreement (capitalized terms used herein that are not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement).

     The undersigned Borrower hereby requests that [name of Issuing Bank], in its individual capacity, issue a standby Letter of Credit for the account of the undersigned on ________________, ____ (the "Date of Issuance") in the aggregate stated amount of $____________.

     The beneficiary of the requested Letter of Credit will be ________________ [name of beneficiary], and such Letter of Credit will be in support of _______(2)_______ and will have a stated expiration date of _______(3)_______.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance, before and after giving effect to the issuance of the Letter of Credit:

     (a) the representations and warranties contained in Article V of the Credit Agreement and in the other Facility Documents are true and correct in all material respects as through made on and as of such date (except to the extent such representations and warranties relate to a specific date, in which case they are true and correct in all material respects as of such date);

     (b) no Default or Event of Default has occurred and is continuing, or would result from the issuance of the proposed Letter of Credit; and

     (c) The proposed Letter of Credit will not cause the aggregate principal amount of all outstanding Loans plus the Letter of Credit Obligations to exceed the combined Commitments of the Lenders.

     The undersigned Borrower represents and warrants, as of the date hereof, that after giving effect to the Letter of Credit requested above, all the requirements contained in Section 6.1 of the Credit Agreement are satisfied.

                                               CORNERSTONE PROPERTIES INC.,
                                                individually and as sole general
                                                partner of CORNERSTONE
                                                PROPERTIES LIMITED PARTNERSHIP

                                               By:__________________________
                                                 Name:
                                                 Title:

                                               By:__________________________
                                                 Name:
                                                 Title:


_______________________

(1) Letter of Credit Request Number

(2) Describe Indebtedness, if any, supported by Letter of Credit and describe obligation to which it relates

(3) Insert last date upon which drafts may be presented, which may not be later than the Maturity Date.




                                                                       EXHIBIT H

                             COMPLIANCE CERTIFICATE

                                                             ____________, 19___


Bankers Trust Company
as Administrative Agent
130 Liberty Street
25th Floor
New York, New York 10006

Attention: Alexander Johnson

      Re: Second Amended and Restated  Revolving Credit and Guaranty  Agreement,
          dated as of November 3, 1998 (as amended or supplemented from time to time, the "Credit Agreement"), among Cornerstone Properties Inc. and Cornerstone Properties Limited Partnership, as Borrowers, the Guarantors signatory thereto, the Lenders signatory thereto, Bankers Trust Company, as Administrative Agent for the Lenders, The Chase Manhattan Bank, as Syndication Agent for the Lenders, and NationsBank, N.A., as Documentation Agent for the Lenders

  Dear Sir or Madam:

     Reference is made to the above-referenced Credit Agreement (capitalized terms used herein that are not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement).

     Pursuant to Section 7.1(c) of the Credit Agreement, the undersigned, in his capacity as _______________ of Cornerstone, hereby certifies that:

     (i) During the period covered by the attached financial statements, a review of the activities of the Borrowers and their Subsidiaries has been made under my immediate supervision with a view to determining whether the Loan Parties have observed, performed and fulfilled all of their obligations under the Credit Agreement and the other Facility Documents;

     (ii) As of the date hereof, no Default or Event of Default exists [, except as described below].

     [Describe Defaults and Events of Default]

     (iii) We are presently taking the following actions with respect to the above-described Events of Default and Defaults:

     (iv) The calculations with respect to the financial  covenants set forth in
Article VIII of the Credit Agreement for the period covered by the attached financial statements are as follows:

          (a) Equity Value (Section 8.5):

          (b) Leverage Ratio (Section 8.6):

          (c) Interest Coverage Ratio (Section 8.7):

          (d) Fixed Charge Coverage Ratio (Section 8.8):

          (e) Unencumbered Properties Asset Value (Section 8.9):

          (f) Unencumbered Properties/unsecured Indebtedness (Section 8.10(i)):

          (g) Total Property Asset Value/secured Indebtedness(Section 8.10(ii)):

          (h) Combined Adjusted NOI (Wholly-Owned Unleveraged Properties/ Unsecured Interest Expense (Section 8.10(iii)):

          (i) Construction in Process/Total Property Asset Value (Section 8.10(iv)):

          (j) Mortgages/Total Property Asset Value (Section 8.10(v)):

          (k) Non-Class A Properties/ Total Property Asset Value (Section 8.10(vi)):

                                               CORNERSTONE PROPERTIES INC.,
                                                individually and as sole general
                                                partner of CORNERSTONE
                                                PROPERTIES LIMITED PARTNERSHIP

                                               By:__________________________
                                                 Name:
                                                 Title:

                                               By:__________________________
                                                 Name:
                                                 Title:




                                                                       EXHIBIT I

                                PLEDGE AGREEMENT

     PLEDGE AGREEMENT, dated as of ____________, 1998, made by CORNERSTONE PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Pledgor"), in favor of BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent"), for the Lenders from time to time parties to the Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of November 3, 1998 (as amended or supplemented from time to time, the "Credit Agreement"), among Cornerstone Properties Inc. and the Pledgor, as Borrowers, the guarantors signatory thereto, the Lenders signatory thereto, Bankers Trust Company, as Administrative Agent for the Lenders, The Chase Manhattan Bank, as Syndication Agent for the Lenders, and NationsBank, N.A., as Documentation Agent for the Lenders.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make the Loans to the Borrowers and cause Letters of Credit to be issued for the account of the Borrowers upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrowers under the Credit Agreement;

     WHEREAS, Pledgor is the legal and beneficial owner of the shares of Pledged Interests (as hereinafter defined) issued by the Issuer (as hereinafter defined); and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers and cause Letters of Credit to be issued for the account of the Borrowers under the Credit Agreement that Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of each Lender;

     NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make the Loans and cause Letters of Credit to be issued under the Credit Agreement, Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

     1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     (b) The following terms shall have the following meanings:

     "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

     "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

     "Collateral": the Pledged Interests and all Proceeds.

     "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent only as provided in subsection 8(a).

     "Issuer": the company identified on Schedule 1 attached hereto as the issuer of the Pledged Interests, which Issuer shall be the Designated Pledged Subsidiary.

     "Obligations": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of Pledgor to the Lenders and the Agents, if any (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loans, the Credit Agreement, this Agreement, the other Facility Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents or to the Lenders that are required to be paid by Pledgor pursuant to the terms of the Credit Agreement or this Agreement or any other Facility Document).

     "Pledged Interests": the equity interests listed on Schedule 1 hereto, together with all certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to Pledgor in respect of the Pledged Interests while this Agreement is in effect.

     "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Interests, collections thereon or distributions with respect thereto.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Pledge; Grant of Security Interest. Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all the Pledged Interests and grants to the Administrative Agent, for the ratable benefit of the Lenders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     3. Stock Powers. Concurrently with the delivery to the Administrative Agent of each certificate, if any, representing Pledged Interests, Pledgor shall deliver undated stock powers covering such certificate, duly executed in blank by Pledgor with, if the Administrative Agent so requests, signature guaranteed.

     4. Representations and Warranties. Pledgor represents and warrants that:

     (a)All of the Pledged Interests have been duly and validly issued and are fully paid and nonassessable.

     (b) Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

     (c) The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations, prior to all other Liens on the Collateral in existence on the date hereof and enforceable in accordance with the terms hereof against all creditors of Pledgor and any Persons purporting to purchase any Collateral from Pledgor subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     5. Covenants. Pledgor covenants and agrees with the Administrative Agent, for the ratable benefit of the Lenders, that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

     (a) If  Pledgor  shall,  as a  result  of  its  ownership  of  the  Pledged
Interests, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Interests, or otherwise in respect thereof, Pledgor shall accept the same as the agent of the Administrative Agent, for the ratable benefit of the Lenders, hold the same in trust for the Administrative Agent, for the ratable benefit of the Lenders, and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by Pledgor to the Administrative Agent, for the ratable benefit of the Lenders, if required, together with undated stock powers covering such certificate duly executed in blank by Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, for the ratable benefit of the Lenders, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Interests upon the liquidation or dissolution of the Issuer shall be paid over to the Administrative Agent, for the ratable benefit of the Lenders, to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Interests or any property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent, for the ratable benefit of the Lenders, to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Interests shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, for the ratable benefit of the Lenders, segregated from other funds of Pledgor, as additional collateral security for the Obligations.

     (b) Without the prior written consent of each Lender, Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Collateral, create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement, or enter into any agreement or undertaking restricting the right or ability of Pledgor or the Administrative Agent to sell, assign or transfer any of the Collateral.

     (c) Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Required Lenders, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Required Lenders may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, for the ratable benefit of the Lenders, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

     (d) Pledgor shall pay, and save the Administrative Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     6. Cash Dividends and Loan Payments; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to Pledgor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 7, Pledgor shall be permitted to receive all cash distributions (including, without limitation, payments of interest and principal on loan advances) paid in the normal course of business of the Issuer, in respect of the Pledged Interests and to exercise all voting rights with respect to the Pledged Interests; provided, however, that no vote shall be cast or right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Facility Document.

     7. Rights of the Secured Party. (a) All money Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account. All Proceeds while held by the Administrative Agent in a Collateral Account (or by Pledgor in trust for the Administrative Agent, for the ratable benefit of the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 8(a).

     (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Pledgor, the Administrative Agent shall have the right to receive any and all cash distributions paid in respect of the Pledged Interests and make application thereof to the Obligations in such order as the Administrative Agent may determine, and all of the Pledged Interests shall, subject to compliance with the corporate organizational documents applicable to the Pledged Interests, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may, subject to compliance with the corporate organizational documents applicable to the Pledged Interests, thereafter exercise all voting and other rights pertaining to such Pledged Interests at any meeting of partners of the Issuer or otherwise and any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer or upon the exercise by Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     8. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect.

     (b) If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Administrative Agent shall apply any Proceeds from time to time held by it and the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

     9. Registration Rights; Private Sales. (a) Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

     (b) Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Interests pursuant to this Section valid and binding and in compliance with any and all other applicable Legal Requirements. Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agents and the Lenders, that the Agents and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

     10. Irrevocable Authorization and Instruction to Issuer. Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and Pledgor agrees that the Issuer shall be fully protected in so complying.

     11. Agent's Appointment as Attorney-in-Fact. (a) Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

     (b) Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in subsection 11(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     12. Duty of the Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account, except that the Administrative Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code and other applicable law, Pledgor authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of Pledgor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent, for the ratable benefit of the Lenders, under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     14. Authority of the Administrative Agent. Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for each Lender with full and valid authority so to act or refrain from acting, and neither Pledgor nor the Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

     15. Notices. All notices, requests and demands to or upon the Administrative Agent or Pledgor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand or if given by mail, when deposited in the mails by certified mail, return receipt requested, or if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Administrative Agent or Pledgor at its address or transmission number for notices provided in Section 10.4 of the Credit Agreement. The Administrative Agent and Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

     16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Pledgor and the Administrative Agent, on behalf of Lenders, as the case may be, as required pursuant to Section 10.2 of the Credit Agreement.

     (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     18. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     19. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Pledgor and shall. inure to the benefit of the Administrative Agent and each Lender and their successors and assigns, except that the Pledgor may not assign or transfer any of its rights or obligations under or in respect of this Agreement without the prior written consent of the Lenders.

     20. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                               CORNERSTONE PROPERTIES LIMITED
                                               PARTNERSHIP

                                               By:  CORNERSTONE PROPERTIES INC.,
                                                    Its General Partner
                                                    By: ________________________
                                                    Name: ______________________
                                                    Title: _____________________